Exhibit 4.1

EXECUTION VERSION

CHESAPEAKE ENERGY CORPORATION,

as Issuer,

THE SUBSIDIARY GUARANTORS PARTY HERETO,

as Subsidiary Guarantors,

AND

DEUTSCHE BANK TRUST COMPANY AMERICAS,

as Trustee and Collateral Trustee

INDENTURE

DATED AS OF DECEMBER 19, 2019

11.5% SENIOR SECURED SECOND LIEN NOTES DUE 2025

Reference is made to the Intercreditor Agreement (as defined herein). Each Holder (as defined herein), by its acceptance of a Security (as defined herein) (i) consents to the subordination of Liens (as defined herein) provided for in the Intercreditor Agreement, (ii) agrees that it will be bound by, and will take no actions contrary to, the provisions of the Intercreditor Agreement and (iii) authorizes and instructs the Collateral Trustee (as defined herein) on behalf of the Holders (and each other holder of Parity Lien Obligations (as defined herein)) to enter into the Intercreditor Agreement as Collateral Trustee on behalf of the Holders and each other holder of Parity Lien Obligations. The foregoing provisions are intended as an inducement to the lenders under the Priority Lien Documents (as defined herein) to extend credit to Chesapeake Energy Corporation, and such lenders are intended third party beneficiaries of such provisions and the provisions of the Intercreditor Agreement.

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(continued)

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(continued)

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(continued)

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(continued)

APPENDIX AND ANNEX

RULE 144A/REGULATION S APPENDIX	App. - 1

EXHIBIT 1 Form of Security	Exhibit 1 to App. - 1

NOTE: This Table of Contents shall not, for any purpose, be deemed to be a part of this Indenture.

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INDENTURE, dated as of December 19, 2019, among CHESAPEAKE ENERGY CORPORATION, an Oklahoma corporation (the “Company”), the SUBSIDIARY GUARANTORS party hereto and DEUTSCHE BANK TRUST COMPANY AMERICAS, a New York banking corporation, as Trustee (the “Trustee”) and Collateral Trustee (the “Collateral Trustee”).

RECITALS OF THE COMPANY AND THE SUBSIDIARY GUARANTORS

WHEREAS, the Company and each Subsidiary Guarantor have duly authorized the execution and delivery of this Indenture to provide for the issuance of the Company’s 11.5% Senior Secured Second Lien Notes due 2025 (herein called the “Securities”), and the guarantee by Subsidiary Guarantors of the Securities;

WHEREAS, the Company and the Subsidiary Guarantors are members of the same consolidated group of companies, and the Subsidiary Guarantors will derive direct and indirect economic benefits from the issuance of the Securities;

WHEREAS, accordingly, each Subsidiary Guarantor has duly authorized the execution and delivery of this Indenture to provide for its guarantee of the Securities, to the extent provided in or pursuant to this Indenture; and

WHEREAS, all things necessary to make this Indenture a legal, valid and binding agreement of the Company and each Subsidiary Guarantor, in accordance with its terms, have been done;

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

For and in consideration of the premises, and of the purchase and acceptance of the Securities by the holders thereof, it is mutually agreed, for the benefit of the Holders from time to time of the Securities, as follows:

ARTICLE One

DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01                      Definitions.

“Act of Parity Lien Debtholders” means, as to any matter at any time, a direction in writing delivered to the Collateral Trustee by or with the written consent of the holders of Parity Lien Debt representing the Required Parity Lien Debtholders.

“Additional Secured Debt Designation” means the written agreement of the Parity Lien Representative of holders of any Series of Parity Lien Debt, as set forth in the indenture, credit agreement or other agreement governing such Series of Parity Lien Debt, for the benefit of (i) all holders of existing and future Priority Lien Debt, the Priority Lien Agent, each existing and future holder of Priority Liens and (ii) if applicable, all holders of each existing and future Series of Parity Lien Debt, the Collateral Trustee, and each existing and future holder of Parity Liens, in each case:

(a)	that all Parity Lien Obligations will be and are secured equally and ratably by all Parity Liens at any time granted by any Obligor to secure any Obligations in respect of such Series of Parity Lien Debt, whether or not upon property otherwise constituting collateral for such Series of Parity Lien Debt, and that all such Parity Liens will be enforceable by the Collateral Trustee, for the benefit of all holders of Parity Lien Obligations, equally and ratably;

(b)	that such Parity Lien Representative and the holders of Obligations in respect of such Series of Parity Lien Debt are bound by the provisions of the Intercreditor Agreement, including the provisions relating to the ranking of Priority Liens and Parity Liens and the order of application of proceeds from the enforcement of Priority Liens and Parity Liens; and

(c)	appointing the Collateral Trustee and consenting to the terms of the Intercreditor Agreement and the performance by the Collateral Trustee of, and directing the Collateral Trustee to perform, its obligations under the Collateral Trust Agreement or applicable security documents, as applicable, and the Intercreditor Agreement, together with all such powers as are reasonably incidental thereto.

“Additional Securities” means, subject to the Company’s compliance with Section 4.10, 11.5% Senior Secured Second Lien Notes due 2025 issued from time to time after the Issue Date under the terms of this Indenture (other than Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities pursuant to Section 2.09, Section 2.10, Section 2.12, Section 2.13, Section 3.07, or Section 9.05 of this Indenture or Section 2.3 or Section 2.4 of the Appendix).

“Adjusted Consolidated Net Tangible Assets” or “ACNTA” means (without duplication), as of the date of determination, (a) the sum of (i) discounted future net revenue from proved oil and gas reserves of the Company and its Subsidiaries calculated in accordance with SEC guidelines before any state or federal income taxes, as estimated by petroleum engineers (which may include the Company’s internal engineers) in a reserve report prepared as of the end of the Company’s most recently completed fiscal year or, at the Company’s option, a reserve report prepared as of the end of the most recently completed fiscal quarter, as increased by, as of the date of determination, the discounted future net revenue of (A) estimated proved oil and gas reserves of the Company and its Subsidiaries attributable to any acquisition consummated since the date of such year-end or quarterly reserve report, as applicable, and (B) estimated proved oil and gas reserves of the Company and its Subsidiaries attributable to extensions, discoveries and other additions and upward revisions of estimates of proved oil and gas reserves due to exploration, development or exploitation, production or other activities conducted or otherwise occurring since the date of such year-end or quarterly reserve report, as applicable, which, in the case of sub-clauses (A) and (B), would, in accordance with standard industry practice, result in such increases as calculated in accordance with SEC guidelines (utilizing the prices utilized in such year-end or quarterly reserve report, as applicable), and decreased by, as of the date of determination, the discounted future net revenue of (C) estimated proved oil and gas reserves of the Company and its Subsidiaries produced or disposed of since the date of such year-end or quarterly reserve report, as applicable, and (D) reductions in the estimated oil and gas reserves of the Company and its Subsidiaries since the date of such year-end or quarterly reserve report, as applicable, attributable to downward revisions of estimates of proved oil and gas reserves due to exploration, development or exploitation, production or other activities conducted or otherwise occurring since the date of such year-end or quarterly reserve report, as applicable, which, in the case of sub-clauses (C) and (D), would, in accordance with standard industry practice, result in such decreases as calculated in accordance with SEC guidelines (utilizing the prices utilized in such year-end or quarterly reserve report, as applicable); provided that, in the case of each of the determinations made pursuant to clauses (A) through (D), such increases and decreases may be estimated by the Company’s engineers, (ii) the capitalized costs that are attributable to oil and gas properties of the Company and its Subsidiaries to which no proved oil and gas reserves are attributable, based on the Company’s books and records as of a date no earlier than the date of the Company’s latest annual or quarterly financial statements, (iii) the Net Working Capital on a date no earlier than the date of the Company’s latest annual or quarterly financial statements and (iv) the greater of (A) the net book value on a date no earlier than the date of the Company’s latest annual or quarterly financial statements and (B) the appraised value, as estimated by independent appraisers, of other tangible assets (including Investments in unconsolidated Subsidiaries) of the Company and its Subsidiaries, as of a date no earlier than the date of the Company’s latest audited financial statements (provided, that the Company shall not be required to obtain any appraisal of assets), minus (b) the sum of (i) minority interests, (ii) any gas balancing liabilities of the Company and its Subsidiaries reflected as a long-term liability in the Company’s latest annual or quarterly financial statements, (iii) the discounted future net revenue, calculated in accordance with SEC guidelines (utilizing the prices utilized in the Company’s year-end or quarterly reserve report, as applicable), attributable to reserves which are required to be delivered to third parties to fully satisfy the obligations of the Company and its Subsidiaries with respect to Volumetric Production Payments on the schedules specified with respect thereto, (iv) the discounted future net revenue, calculated in accordance with SEC guidelines, attributable to reserves subject to Dollar-Denominated Production Payments which, based on the estimates of production included in determining the discounted future net revenue specified in (a) (i) above (utilizing the same prices utilized in the Company’s year-end or quarterly reserve report, as applicable), would be necessary to fully satisfy the payment obligations of the Company and its Subsidiaries with respect to Dollar-Denominated Production Payments on the schedules specified with respect thereto and (v) the discounted future net revenue, calculated in accordance with SEC guidelines (utilizing the same prices utilized in the Company’s year-end or quarterly reserve report, as applicable), attributable to reserves subject to participation interests, overriding royalty interests or other interests of third parties, pursuant to participation, partnership, vendor financing or other agreements then in effect, or which otherwise are required to be delivered to third parties. For the avoidance of doubt, “reserves” shall include any reserves applicable to natural gas liquids.

“Adjusted Net Assets of a Subsidiary Guarantor” at any date shall mean the lesser of (i) the amount by which the fair value of the property of such Subsidiary Guarantor exceeds the total amount of liabilities, including, without limitation, contingent liabilities (after giving effect to all other fixed and contingent liabilities incurred or assumed on such date), but excluding liabilities under the Guarantee of such Subsidiary Guarantor at such date and (ii) the amount by which the present fair saleable value of the assets of such Subsidiary Guarantor at such date exceeds the amount that will be required to pay the probable liability of such Subsidiary Guarantor on its debts (after giving effect to all other fixed and contingent liabilities incurred or assumed on such date and after giving effect to any collection from any Subsidiary of such Subsidiary Guarantor in respect of the obligations of such Subsidiary under the Guarantee), excluding debt in respect of the Guarantee, as they become absolute and matured.

“Adjusted Treasury Rate” means, with respect to any redemption date, the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published Federal Reserve Statistical Release H.15 (519) or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System (or, if such release (or any successor release) is not published, any publicly available source of similar market data) and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after January 1, 2022, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined and the Adjusted Treasury Rate shall be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month), calculated on the third Business Day immediately preceding the redemption date, plus 50 basis points.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person directly or indirectly, whether through the ownership of Voting Stock, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agent” means any Registrar or Paying Agent.

“Attributable Indebtedness” means, with respect to any particular lease under which any Person is at the time liable and at any date as of which the amount thereof is to be determined, the present value of the total net amount of rent required to be paid by such Person under the lease during the primary term thereof, without giving effect to any renewals at the option of the lessee, discounted from the respective due dates thereof to such date at the rate of interest per annum implicit in the terms of the lease. As used in the preceding sentence, the “net amount of rent” under any lease for any such period shall mean the sum of rental and other payments required to be paid with respect to such period by the lessee thereunder excluding any amounts required to be paid by such lessee on account of maintenance and repairs, insurance, taxes, assessments, water rates or similar charges. In the case of any lease which is terminable by the lessee upon payment of a penalty, such net amount of rent shall also include the amount of such penalty, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated.

“Average Life” means, as of the date of determination, with respect to any Indebtedness or Preferred Stock, the quotient obtained by dividing (1) the sum of the products of numbers of years from the date of determination to the dates of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Preferred Stock multiplied by the amount of such payment by (2) the sum of all such payments.

“Board of Directors” means, with respect to any Person, the Board of Directors or other governing body of such Person or any committee thereof duly authorized to act on behalf of such Board of Directors or such other governing body.

“Board Resolution” means, with respect to any Person, a copy of a resolution certified by the Secretary or an Assistant Secretary of such Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Borrowing Base Properties” means the Oil and Gas Properties included in the most recently delivered Reserve Report delivered pursuant to the Priority Lien Credit Agreement, in each case together with any Oil and Gas Properties included in a Supplemental Reserve Report (as defined in the Priority Lien Credit Agreement as in effect on the Issue Date). For the avoidance of doubt, if on any date an Oil and Gas Property included in the most recent Reserve Report (or, if relevant, Supplemental Reserve Report) is no longer owned by any Obligor, then such Oil and Gas Property shall no longer constitute a Borrowing Base Property.

“Business Day” means any day on which banks in The City of New York are open and which is not a Legal Holiday.

“BVL Notes” means the 6.875% Senior Notes due 2025 issued by Brazos Valley Longhorn, L.L.C. (as successor-by-merger to WildHorse Resource Development Corporation) and Brazos Valley Longhorn Finance Corp.

“Capital Stock” means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated) of corporate stock, partnership or limited liability company interests or other equity securities (including, without limitation, beneficial interests in or other securities of a trust) and any and all warrants, options and rights with respect thereto (whether or not currently exercisable), including each class of common stock and Preferred Stock of such Person, but excluding any instrument evidencing Indebtedness convertible or exchangeable into equity of such Person, whether or not such Indebtedness includes any right of participation with the equity of such Person, unless and until such instrument is so converted or exchanged.

“Cash Equivalents” means any of the following:

(a)	U.S. dollars;

(b)	U.S. Government Securities with maturities of two years or less from the date of acquisition;

(c)	certificates of deposit, time deposits and eurodollar time deposits with maturities of three years or less from the date of acquisition, demand deposits, bankers’ acceptances with maturities not exceeding three years and overnight bank deposits, in each case with any domestic or foreign commercial bank having capital and surplus of not less than $500,000,000 in the case of U.S. banks and $250,000,000 (or the U.S. dollar equivalent as of the date of determination) in the case of non-U.S. banks (any such bank in the foregoing, an “Approved Bank”);

(d)	repurchase obligations for underlying securities of the types described in clauses (b) and (c) above or clauses (f) and (g) below entered into with any Approved Bank or recognized securities dealer meeting the qualifications specified in clause (c) above;

(e)	commercial paper and variable or fixed rate notes issued by an Approved Bank (or by the parent company thereof) or any variable or fixed rate note issued by, or guaranteed by, a corporation (other than structured investment vehicles and other than corporations used in structured financing transactions) rated at least P-2 (or the equivalent thereof) or A-2 (or the equivalent thereof) from either Moody’s or S&P (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another nationally recognized statistical rating agency selected by the Company) and in each case maturing within 36 months after the date of acquisition thereof;

(f)	marketable short-term money market and similar liquid funds having either (i) assets in excess of $500,000,000 or (ii) a rating of at least P-2 (or the equivalent thereof) or A-2 (or the equivalent thereof) from either Moody’s or S&P, respectively (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another nationally recognized statistical rating agency selected by the Company);

(g)	readily marketable direct obligations issued or fully guaranteed by any state, commonwealth or territory of the U.S. or any political subdivision or taxing authority thereof; provided that each such readily marketable direct obligation shall be rated Investment Grade from either Moody’s or S&P (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another nationally recognized statistical rating agency selected by the Company) with maturities of two years or less from the date of acquisition;

(h)	Investments with average maturities of 18 months or less from the date of acquisition in money market funds rated AAA- (or the equivalent thereof) or better by S&P or Aaa3 (or the equivalent thereof) or better by Moody’s (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another nationally recognized statistical rating agency selected by the Company);

(i)	investment funds investing substantially all of their assets in securities of the types described in clauses (a) through (h) above; and

(j)	Indebtedness or Preferred Stock issued by Persons with a rating of “A” or higher from S&P and “A-2” from Moody’s with maturities of two years or less from the date of acquisition.

“Cash Management Services” means (a) commercial credit cards, merchant card services, purchase or debit cards, including non-card e-payables services, (b) treasury management services (including controlled disbursement, overdraft, automated clearing house fund transfer services, return items and interstate depository network services) and (c) any other demand deposit or operating account relationships or other cash management services, including pursuant to any agreement in respect of the foregoing.

“Cash Management Services Obligations” means any and all obligations of the Company or any Subsidiary, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor) in connection with Cash Management Services.

“Change of Control” means the occurrence of any of the following events:

(a)	any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that for purposes of this clause (a) such person shall be deemed to have “beneficial ownership” of all shares that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total voting power of the Voting Stock of the Company (for the purposes of this clause (a), such person shall be deemed to beneficially own any Voting Stock of a specified corporation held by a parent corporation, if such person is the beneficial owner (as defined in this clause (a)), directly or indirectly, of more than 50% of the voting power of the Voting Stock of such parent corporation);

(b)	the shareholders of the Company shall have approved any plan of liquidation or dissolution of the Company; or

(c)	the merger or consolidation of the Company with or into another Person or the merger of another Person with or into the Company, or the sale, lease, conveyance or transfer of all or substantially all the assets of the Company and the Subsidiaries, taken as a whole, to another Person (other than to the Company or one or more of the Subsidiaries or a combination thereof or a person controlled by the Company or one or more of the Subsidiaries or a combination thereof), and, in the case of any such merger or consolidation, the securities of the Company that are outstanding immediately prior to such transaction and which represent 100% of the aggregate voting power of the Voting Stock of the Company are changed into or exchanged for cash, securities or property, unless pursuant to such transaction such securities are changed into or exchanged for, in addition to any other consideration, securities of the surviving corporation that represent immediately after such transaction, at least a majority of the aggregate voting power of the Voting Stock of the surviving corporation.

“Collateral” means all assets and property, whether real, personal or mixed, wherever located and whether now owned or at any time acquired after the Issue Date by any Obligor as to which a Lien is granted under the Security Documents to secure the Parity Lien Obligations. For the avoidance of doubt, the Collateral does not include Excluded Property.

“Collateral Sale” means the sale, conveyance, transfer or other disposition (whether in a single transaction or a series of related transactions) of property or assets constituting Collateral (including by way of Production Payments and Reserve Sales, but not by way of Sale/Leaseback Transactions and including by way of any sale or disposition of a Subsidiary Guarantor) (other than an operating lease entered into in the ordinary course of the Oil and Gas Business) (each referred to in this definition as a “disposition”); provided, however, that the term “Collateral Sale” shall exclude:

(a)	any disposition of (i) cash and Cash Equivalents, (ii) obsolete, damaged, worn out or surplus property or assets or any disposition of inventory or goods (or other assets) held for sale, including Hydrocarbons and other mineral products, each in the ordinary course of business, (iii) assets (other than Oil and Gas Properties) no longer used or useful in the ordinary course, (iv) assets no longer economically practicable or commercially reasonable to maintain (as determined in good faith by the management of the Company), (v) dispositions to landlords of improvements made to leased real property pursuant to customary terms of leases entered into in the ordinary course of business, and (vi) assets for the purposes of charitable contributions, community outreach or similar gifts and political contributions made in accordance with applicable law to the extent such assets are not material to the ability of the Obligors, taken as a whole, to conduct their business in the ordinary course;

(b)	the disposition of all or substantially all of the assets of the Company in a manner permitted pursuant to Section 5.01;

(c)	any disposition of property or assets of any Obligor (including by way of any sale or disposition of a Subsidiary Guarantor) in any transaction or series of related transactions with an aggregate Fair Market Value of less than $150,000,000;

(d)	any disposition of property or assets or issuance of securities by an Obligor to an Obligor (including a Person that becomes a Subsidiary Guarantor in accordance with the Note Documents);

(e)	the lease, sub-lease, license or sublicense of any real or personal property in the ordinary course of business and the exercise of termination rights with respect to any lease, sub-lease, license or sublicense or other agreement;

(f)	foreclosures, condemnation, expropriation, disposition or any similar action with respect to any property or other assets or the granting of Liens not prohibited by this Indenture;

(g)	the sale or discount of inventory, accounts receivable or notes receivable in the ordinary course of business or the conversion of accounts receivable to notes receivable;

(h)	the licensing or sub-licensing of intellectual property or other general intangibles in the ordinary course of business;

(i)	the unwinding of any Hedging Obligations;

(j)	sales, transfers and other dispositions of Investments in joint ventures to the extent required by, or made pursuant to, customary buy/sell arrangements between the joint venture parties set forth in joint venture arrangements and similar binding arrangements;

(k)	the transfer of assets as part of the consideration for Investment in a joint venture so long as the transfer is done at Fair Market Value;

(l)	the lapse or abandonment of intellectual property rights in the ordinary course of business or which in the good faith determination of the Company are not material to the conduct of the business of the Company and the Subsidiaries taken as a whole;

(m)	any surrender, expiration or waiver of contract rights or oil and gas leases or the settlement, release, recovery on or surrender of contract, tort or other claims of any kind;

(n)	any Production Payments and Reserve Sales; provided that any such Production Payments and Reserve Sales, other than incentive compensation programs on terms that are reasonably customary in the Oil and Gas Business for geologists, geophysicists and other providers of technical services to the Company or a Subsidiary, shall have been created, incurred, issued, assumed or guaranteed in connection with the financing of, and within 180 days after the acquisition of, the property that is subject thereto;

(o)	the abandonment, farm-out pursuant to a farm-out agreement, lease or sublease or other disposition of Oil and Gas Properties with no associated Proved Reserves owned or held by any Obligor, whether or not in the ordinary course of business;

(p)	dispositions of receivables in connection with the compromise, settlement or collection thereof in the ordinary course of business or in bankruptcy or similar proceedings;

(q)	in the ordinary course of business, any swap of assets, or lease, assignment or sublease of any real or personal property, in exchange for services related to capital expenditures (including with any outsourcing arrangements) of comparable or greater value or usefulness to the business of the Company and the Subsidiaries taken as a whole, as determined in good faith by the Company;

(r)	dispositions of machinery and equipment that are not Oil and Gas Properties for Fair Market Value;

(s)	Permitted Asset Swaps, to the extent included in the definition of Collateral Sale;

(t)	transfers of property subject to a (i) casualty event or in connection with any condemnation proceeding with respect to Collateral upon receipt of the net cash proceeds of such casualty event or condemnation proceeding or (ii) in connection with any casualty event or any condemnation proceeding, in each case with respect to property that does not constitute Collateral; and

(u)	any financing transaction with respect to property built or acquired by any Obligor after the Issue Date, including Sale/Leaseback Transactions and asset securitizations permitted by this Indenture.

“Collateral Trust Agreement” means the Collateral Trust Agreement, dated as of the Issue Date, among the Company, the Subsidiary Guarantors party thereto, the Collateral Trustee, the Trustee and the other parties from time to time party thereto, as the same may be amended, supplemented or otherwise modified from time to time.

“Collateral Trustee” means the party named as such above until a successor replaces it in accordance with the applicable provisions of the Collateral Trust Agreement, and thereafter means such successor.

“Company” means the party named as such above, until a successor replaces such Person in accordance with the terms of this Indenture, and thereafter means such successor.

“Company Request” or “Company Order” means a written request or order signed in the name of the Company by two Officers of the Company, or by one Officer of the Company and either an Assistant Treasurer or an Assistant Secretary of the Company, and delivered to the Trustee.

“Comparable Treasury Issue” means the United States Treasury security selected by the Company as having a maturity comparable to the remaining term of the Securities from the redemption date to January 1, 2022 that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of a maturity most nearly equal to January 1, 2022.

“Consolidated Net Income” means, for any period, the consolidated net income (or loss) of the Group Members, determined on a consolidated basis in accordance with GAAP but there shall be excluded, without duplication, (a) the income (or loss) of any Person (other than a Group Member) in which any Group Member has an ownership interest and any income represented by any dividends, distributions or proceeds of redemptions of Capital Stock in respect of any Person (other than a Group Member) in which a Group Member has an ownership interest, except, in each case, to the extent of the amount of cash dividends and other distributions actually paid to any Group Member during such period, and (b) the undistributed earnings of any Group Member to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary is not at the time permitted by the terms of any contractual obligation (other than under any Priority Lien Document or Parity Lien Document) or Requirement of Law applicable to such Group Member, but any non-cash income attributable to cancellation or early extinguishment of any Indebtedness of any Group Member shall be excluded in calculating Consolidated Net Income.

“Contractual Requirement” means the terms of any indenture, loan agreement, lease agreement, mortgage, deed of trust, agreement or other instrument to which the Company or any of the Subsidiaries is a party or by which it or any of its property or assets is bound.

“Convertible Notes” means Indebtedness of the Company that is optionally convertible into common stock of the Company (and/or cash based on the value of such common stock) and/or Indebtedness of a Subsidiary that is optionally exchangeable for common stock of the Company (and/or cash based on the value of such common stock).

“Corporate Trust Office” means the principal office of the Trustee at which at any time its corporate trust business shall be administered, which office at the date hereof is located at Trust and Agency Services, 60 Wall Street, 24th Floor, New York, NY 10005, Attention: Corporates Team, Chesapeake Energy Corporation, or such other address as the Trustee may designate from time to time by notice to the Company, or the principal corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Holders of Securities and the Company).

“Credit Facilities” means one or more debt facilities (including, without limitation, the Priority Lien Credit Agreement) or commercial paper facilities, in each case with banks, investment banks, insurance companies, mutual funds and/or other institutional lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from (or sell receivables to) such lenders against such receivables) or letters of credit, in each case, as amended, extended, restated, renewed, refunded, replaced (whether contemporaneously or otherwise) or refinanced (in each case with Credit Facilities), supplemented or otherwise modified (in whole or in part and without limitation as to amount, terms, conditions, covenants and other provisions) from time to time.

“De Minimis Guaranteed Amount” means a principal amount of Indebtedness that does not exceed $25,000,000.

“Default” means any event which is, or after notice or passage of time (or both) would be, an Event of Default.

“Depositary” means, unless otherwise specified by the Company pursuant to Section 2.13, with respect to any Securities issuable or issued in whole or in part in the form of one or more Global Securities, The Depository Trust Company, New York, New York, or any successor thereto registered as a clearing agency under the Exchange Act or other applicable statute or regulations.

“Designated Non-Cash Consideration” means the Fair Market Value of non-cash consideration received by any Obligor in connection with a Collateral Sale that is designated as Designated Non-Cash Consideration pursuant to an Officers’ Certificate, setting forth the basis of such valuation minus the Fair Market Value of the portion of the non-cash consideration converted to cash or Cash Equivalents within 365 days following the consummation of the applicable Collateral Sale.

“Disqualified Stock” means any Capital Stock that, by its terms (or by the terms of any security or other Capital Stock into which it is convertible or for which it is exchangeable), or upon the happening of any event or condition (1) matures or is mandatorily redeemable (other than solely for Qualified Equity Interests), pursuant to a sinking fund obligation, scheduled redemption or otherwise (except as a result of an asset sale), (2) is redeemable at the option of the holder thereof (other than solely for Qualified Equity Interests and other than as a result of an asset sale), or (3) is or becomes convertible into or exchangeable for Indebtedness or any other Capital Stock that would otherwise constitute Disqualified Stock, in the case of each of clauses (1), (2) and (3), prior to the date that is 91 days after the Maturity Date at the time of issuance of such Capital Stock; provided that (A) any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require such Person to purchase or redeem such Capital Stock upon the occurrence of a “change of control” occurring prior to the Maturity Date of the Securities shall not constitute Disqualified Stock if: (x) the “change of control” provisions applicable to such Capital Stock are not more favorable to holders of such Capital Stock than the provisions set forth in Section 4.13 and (y) any such requirement only becomes operative after compliance with such corresponding terms applicable to the Securities, including the purchase of any Securities tendered pursuant thereto; and (B) if such Capital Stock is issued pursuant to any plan for the benefit of future, current or former employees, directors, officers, members of management or consultants of the Company or the Subsidiaries or by any such plan to such employees, directors, officers, members of management or consultants, such Capital Stock shall not constitute Disqualified Stock solely because they may be required to be repurchased by the Company or the Subsidiaries in order to satisfy applicable statutory or regulatory obligations, or as a result of such employee’s, director’s, officer’s, management member’s or consultant’s termination, death or disability; provided, further, that any Capital Stock held by any future, current or former employee, director, officer, member of management or consultant of the Company, any Subsidiary, or any other Person in which the Company or a Subsidiary has an Investment and is designated in good faith as an “affiliate” by the Board of Directors of the Company (or the compensation committee thereof), in each case pursuant to any stock subscription or shareholders’ agreement, management equity plan or stock option plan or any other management or employee benefit plan or agreement shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Company or the Subsidiaries in order to satisfy applicable statutory obligations or as a result of such employee’s, director’s, officer’s, management member’s or consultant’s termination, death or disability. Notwithstanding anything to the contrary herein, any Preferred Stock outstanding on the Issue Date shall not constitute Disqualified Stock.

“Disregarded Entity” means any Domestic Subsidiary that is disregarded for U.S. federal income tax purposes.

“Dollar-Denominated Production Payments” means production payment obligations recorded as liabilities in accordance with GAAP, together with all undertakings and obligations in connection therewith.

“Domestic Subsidiary” means each Subsidiary that is organized under the laws of the United States or any state thereof, or the District of Columbia.

“Equity Offering” means any public or private sale after the Issue Date of Capital Stock of the Company (other than Disqualified Stock), other than:

(a)	public offerings with respect to the Company’s common stock registered on Form S-4 or Form S-8; and

(b)	issuances to any Subsidiary.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC thereunder.

“Excluded Deposit Account” means deposit accounts (within the meaning of the Uniform Commercial Code) (a) the balance of which consists exclusively of (i) withheld income taxes and federal, state or local employment taxes required to be paid to the Internal Revenue Service or state or local government agencies with respect to employees of the Company or any Subsidiary, (ii) amounts required to be paid over to an employee benefit plan on behalf of or for the benefit of employees of the Company or any Subsidiary, (iii) amounts set aside for payroll and the payment of accrued employee benefits, medical, dental and employee benefits claims to employees of the Company or any Subsidiary, (iv) amounts constituting purchase price deposits held in escrow pursuant to a binding and enforceable purchase and sale agreement with a third party containing customary provisions regarding the payment and refunding of such deposits, (v) amounts held in escrow or in trust pending litigation or other settlement claims, (vi) amounts held in escrow by a trustee under any indenture or other debt instrument pursuant to customary escrow arrangements pending the discharge, defeasance, redemption or repurchase of Indebtedness of the Company or any Subsidiary thereof, in each case solely to the extent the relevant discharge, defeasance, redemption or repurchase would be permitted under this Indenture, and (vii) amounts held in trust or as fiduciaries for third parties in respect of such third party’s ratable share of the revenues of Oil and Gas Properties or (b) identified in writing to the Collateral Trustee on or before the Issue Date or within 15 Business Days of such deposit account being opened; but the deposit accounts described under this clause (b) shall not have a balance, in the aggregate, at any time greater than $10,000,000.

“Excluded Property” means (a) all Excluded Stock; (b) any property to the extent the grant or maintenance of a Lien on such property (i) is prohibited by any Requirement of Law, (ii) could reasonably be expected to result in material adverse tax consequences to the Company or any Subsidiary, (iii) requires a consent not obtained of any Governmental Authority pursuant to applicable law or (iv) is prohibited by, or requires any consent not obtained under, any Contractual Requirements, except to the extent that such Contractual Requirement (not entered into in contemplation of this Indenture) providing for such prohibition or requiring such consent is ineffective under applicable law (including pursuant to Section 9-406, 9-407, 9-408 or 9-409 of the Uniform Commercial Code); (c) motor vehicles and other assets subject to certificates of title; (d) Excluded Deposit Accounts and Excluded Securities Accounts; (e) all real property (owned or leased) not constituting Borrowing Base Properties; (f) any foreign assets or credit support with respect to such foreign assets; (g) any property or assets owned by a non-Obligor; (h) any intellectual property; (i) margin stock and, to the extent prohibited by the terms of any applicable organizational documents, joint venture agreement, shareholders’ agreement or similar agreement, Capital Stock in any other Person other than wholly owned Subsidiaries that are Group Members and (j) any property with respect to which, in the reasonable judgment of the Priority Lien Agent, the cost of obtaining a security interest in, or Lien on, such property in favor of the secured parties under the Priority Lien Credit Agreement, or the perfection of such security interest or Lien, shall be excessive in view of the benefits to be obtained by the secured parties under the Priority Lien Credit Agreement.

“Excluded Securities Account” means securities accounts (within the meaning of the Uniform Commercial Code) identified in writing to the Collateral Trustee on either the Issue Date or within 15 Business Days of such securities account being opened; but the securities accounts so identified shall not have a balance, in the aggregate, at any time greater than $10,000,000, unless any such account is used exclusively for the repurchases of then-outstanding (i) senior notes issued pursuant to any indenture (including any supplemental indenture) governing any outstanding senior, public, unsecured, long-term notes of the Company or (ii) BVL Notes, pending cancellation of such senior notes, subject to no other Liens and solely to the extent the repurchases of such senior notes would be permitted under the Priority Lien Credit Agreement.

“Excluded Stock” means (a) any Capital Stock with respect to which, in the reasonable judgment of the Priority Lien Agent, the cost of pledging such Capital Stock to secure the Priority Lien Obligations, or the perfection of such pledge, shall be excessive in view of the benefits to be obtained by the holders of the Priority Lien Obligations therefrom; (b) solely in the case of any pledge of Capital Stock of any Foreign Corporate Subsidiary or FSHCO to secure the Parity Lien Obligations, any Capital Stock that is Voting Stock of such Foreign Corporate Subsidiary or FSHCO in excess of 66% of the outstanding Capital Stock of such class and, solely in the case of a pledge of Capital Stock of any Disregarded Entity substantially all of whose assets consist of Capital Stock of Foreign Corporate Subsidiaries to secure the Parity Lien Obligations, any Capital Stock of such Disregarded Entity in excess of 66% of the outstanding Capital Stock of such entity (such percentages to be adjusted upon any change of law as may be required to avoid adverse U.S. federal income tax consequences to the Company or any Subsidiary); (c) in the case of (i) any Capital Stock of any Subsidiary to the extent the pledge of such Capital Stock is prohibited by Contractual Requirements or (ii) any Capital Stock of any Subsidiary that is not wholly owned by a Group Member at the time such Subsidiary becomes a Subsidiary, any Capital Stock of each such Subsidiary described in clause (i) or (ii) to the extent (A) that a pledge thereof to secure the Parity Lien Obligations is prohibited by any applicable Contractual Requirement (not entered into in contemplation of this Indenture) (other than customary nonassignment provisions which are ineffective under the Uniform Commercial Code or other applicable Requirements of Law), (B) any Contractual Requirement prohibits such a pledge without the consent of any other party; but this clause (B) shall not apply if (1) such other party is a Group Member or (2) consent has been obtained to consummate such pledge (it being understood that the foregoing shall not be deemed to obligate any Group Member to obtain any such consent) and for so long as such Contractual Requirement or replacement or renewal thereof is in effect, or (C) a pledge thereof to secure the Parity Lien Obligations would give any other party (other than a Group Member) to any Contractual Requirement governing such Capital Stock the right to terminate its obligations thereunder (other than customary non- assignment provisions that are ineffective under the Uniform Commercial Code or other applicable Requirement of Law); (d) the Capital Stock of any Subsidiary that is not pledged to secure the Priority Lien Obligations, (e) the Capital Stock of any Subsidiary of a Foreign Corporate Subsidiary, (f) any Capital Stock of any Subsidiary to the extent that the pledge of such Capital Stock would result in material adverse tax consequences to the Company or any Subsidiary as reasonably determined by the Company, (g) any Capital Stock to the extent the pledge thereof would be prohibited by any Requirement of Law and (h) any Capital Stock set forth on Schedule 8 to the Security Agreement.

“Existing Unsecured Notes” means the Company’s outstanding (a) 6.625% Senior Notes due 2020, (b) 6.875% Senior Notes due 2020, (c) 6.125% Senior Notes due 2021, (d) 5.375% Senior Notes due 2021, (e) 4.875% Senior Notes due 2022, (f) 5.75% Senior Notes due 2023, (g) 7.00% Senior Notes due 2024, (h) 8.00% Senior Notes due 2025, (i) 5.5% Convertible Senior Notes due 2026, (j) 7.50% Senior Notes due 2026, (k) 8.00% Senior Notes due 2026 and (l) 8.00% Senior Notes due 2027.

“Fair Market Value” means, with respect to any asset or liability, the fair market value of such asset or liability as determined by the Company in good faith.

“Financial Officer” of any Person means the chief financial officer, chief accounting officer, principal accounting officer, controller, treasurer or assistant treasurer of such Person.

“Foreclosure Proceeds” means, with respect to any Priority Lien Debt, any proceeds from Collateral received or payable (x) in connection with the enforcement or exercise of any rights or remedies with respect to any portion of the Collateral or (y) pursuant to any plan of reorganization or similar dispositive restructuring plan.

“Foreign Corporate Subsidiary” means a Foreign Subsidiary that is treated as a corporation for U.S. federal income tax purposes.

“Foreign Subsidiary” means each Subsidiary that is not a Domestic Subsidiary.

“FSHCO” means any direct or indirect Subsidiary that has no material assets other than the Capital Stock of one or more direct or indirect Foreign Corporate Subsidiaries.

“Funded Debt” means, with regard to any Person, all Indebtedness of the type described in clause (a) of the definition of “Indebtedness” incurred, created, assumed or guaranteed by such Person.

“GAAP” means generally accepted accounting principles as in effect in the United States of America from time to time.

“Global Security” means a Security in global form that evidences all or part of the Securities and registered in the name of the Depositary or a nominee thereof.

“Governmental Authority” means any nation, sovereign or government, any state, province, territory or other political subdivision thereof, and any entity or authority exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including a central bank or stock exchange and any supra-national bodies such as the European Union or the European Central Bank.

“Group Member” means the Company and the “Restricted Subsidiaries”, from time to time, as such term is defined in the Priority Lien Credit Agreement as in effect on the Issue Date.

“Hedge Agreements” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, fixed-price physical delivery contracts, whether or not exchange traded, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement and (c) other agreements or arrangements designed to protect a Person or any subsidiary thereof against fluctuations in interest rates, commodity prices or currency exchange rates. Notwithstanding the foregoing, agreements or obligations entered into in the ordinary course of business to physically buy or sell any commodity produced from the Company’s and the Subsidiaries’ Oil and Gas Properties or electricity generation facilities under an agreement that has a tenor under 90 days shall not be considered Hedge Agreements.

“Hedge Bank” means any Person (other than the Company or any Subsidiary) that (a) at the time it enters into a Hedge Agreement is a Lender, the administrative agent under the Priority Lien Credit Agreement or an Affiliate of any of them or (b) at any time after it enters into a Hedge Agreement, becomes a Lender, the administrative agent under the Priority Lien Credit Agreement or an Affiliate of any of them.

“Hedging Obligations” means, with respect to any Person, the obligations of such Person under Hedge Agreements.

“Holder” means the Person in whose name a Security is registered in the Register.

“Hydrocarbon Interests” means all rights, titles, interests and estates and the lands and premises covered or affected thereby in and to oil and gas leases, oil, gas and mineral leases, or other liquid or gaseous hydrocarbon leases, fee interests, surface interests, mineral fee interests, overriding royalty and royalty interests, net profit interests and production payment interests, including any reserved or residual interests of whatever nature.

“Hydrocarbons” means all oil, gas, casinghead gas, drip gasoline, natural gasoline, condensate, distillate, liquid hydrocarbons, gaseous hydrocarbons and constituents, elements or compounds thereof and all products refined or separated therefrom.

“Indebtedness” means, without duplication, with respect to any Person, (a) all obligations of such Person, including those evidenced by bonds, notes, debentures or similar instruments, for the repayment of money borrowed (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof); (b) all liabilities of others of the kind described in the preceding clause (a) that such Person has guaranteed; and (c) Indebtedness (as otherwise defined in this definition) of another Person secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person, the amount of such obligations being deemed to be the lesser of (1) the full amount of such obligations so secured, and (2) the fair market value of such asset, as determined in good faith by the Board of Directors of such Person, which determination shall be evidenced by a Board Resolution.

“Indenture” means this Indenture, as amended, supplemented or otherwise modified from time to time in accordance with the terms hereof, and shall include the form and terms of the Securities as contemplated hereunder.

“Insolvency or Liquidation Proceeding” means:

(a)	any case commenced by or against an Obligor under any Bankruptcy Law, any other proceeding for the reorganization, recapitalization or adjustment or marshalling of the assets or liabilities of such Obligor, any receivership or assignment for the benefit of creditors relating to an Obligor or any similar case or proceeding relative to an Obligor or its creditors, as such, in each case whether or not voluntary;

(b)	any liquidation, dissolution, marshalling of assets or liabilities or other winding up of or relating to an Obligor, in each case whether or not voluntary and whether or not involving bankruptcy or insolvency; or

(c)	any other proceeding of any type or nature (including any composition agreement) in which substantially all claims of creditors of any Obligor are determined and any payment or distribution is or may be made on account of such claims.

“Intercreditor Agreement” means the Intercreditor Agreement, dated as of the Issue Date, among the Collateral Trustee, the Trustee, the Priority Lien Agent and the other parties from time to time party thereto, and which has been acknowledged and agreed to by each of the Obligors, as it may be amended, restated, supplemented or otherwise modified from time to time in accordance with this Indenture.

“Investment” of any Person means (i) all investments by such Person in any other Person in the form of loans, advances or capital contributions, (ii) all guarantees of Indebtedness of any other Person by such Person, (iii) all purchases (or other acquisitions for consideration) by such Person of Indebtedness, Capital Stock or other securities of any other Person and (iv) all other items that would be classified as investments or advances on a balance sheet of such Person prepared in accordance with GAAP.

“Investment Grade” means a rating of Baa3 or better by Moody’s (or its equivalent under any successor rating category of Moody’s) and a rating of BBB- or better by S&P (or its equivalent under any successor rating category of S&P), and the equivalent investment grade credit rating from any replacement rating agency or rating agencies selected by the Company under the circumstances permitting the Company to select a replacement agency and in the manner for selecting a replacement agency, in each case as set forth in the definition of “Rating Agency.”

“Issue Date” means December 19, 2019.

“Junior Lien” means a Lien, junior to the Priority Liens and the Parity Liens as provided in the Intercreditor Agreement, granted by an Obligor in favor of holders of Junior Lien Debt (or any collateral trustee or representative in connection therewith), at any time, upon any property of such Obligor to secure Junior Lien Obligations.

“Junior Lien Agent” means the collateral trustee or other representative of lenders or holders of Junior Lien Obligations designated pursuant to the terms of the Junior Lien Documents and the Intercreditor Agreement.

“Junior Lien Debt” means any Indebtedness (other than intercompany Indebtedness owing to the Company or any Subsidiary) of any Obligor that is secured by a Junior Lien that was permitted to be incurred and so secured under each applicable Secured Debt Document; provided that, in the case of any Indebtedness referred to in this definition:

(a)	on or before the date on which such Indebtedness is incurred by any Obligor, such Indebtedness is designated by the Company, in an Officers’ Certificate delivered to the Junior Lien Agent and Collateral Trustee as “Junior Lien Debt” for the purposes of the Secured Debt Documents; provided that if such Series of Secured Debt is designated “Junior Lien Debt,” it cannot also be designated as Parity Lien Debt or Priority Lien Debt (or any combination of the three);

(b)	the collateral agent or other representative with respect to such Indebtedness, the Priority Lien Agent, the Junior Lien Agent, the Collateral Trustee, each Obligor has duly executed and delivered a joinder to the Intercreditor Agreement or a new Intercreditor Agreement substantially similar to the Intercreditor Agreement as in effect on the Issue Date, and in a form reasonably acceptable to each of the parties thereto;

(c)	such Indebtedness has a final maturity date later than 90 days after the Maturity Date; and

(d)	all other requirements set forth in the Intercreditor Agreement as to the confirmation, grant or perfection of the Liens of the holders of Junior Lien Debt to secure such Indebtedness or Obligations in respect thereof are satisfied.

“Junior Lien Documents” means, collectively, any indenture, credit agreement or other agreement or instrument pursuant to which Junior Lien Debt is incurred and the documents pursuant to which Junior Lien Obligations are granted.

“Junior Lien Obligations” means Junior Lien Debt and all other Obligations in respect thereof.

“Lender” means any lender under the Priority Lien Credit Agreement.

“Lender Hedging Obligations” means obligations under any Hedge Agreement which (a) are permitted by the Priority Lien Credit Agreement between any Obligor and a Hedge Bank and (b) specifies that such obligations are secured by the Priority Lien.

“Lien” means, with respect to any Person, any mortgage, pledge, lien, encumbrance, easement, restriction, charge or adverse claim affecting title or resulting in an encumbrance against real or personal property of such Person, or a security interest of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof or other similar agreement to sell, in each case securing obligations of such Person).

“Make-Whole Premium” means, with respect to a Security, at any applicable redemption date, the excess of (i) the present value at such redemption date of (A) the redemption price of such Security on January 1, 2022 (such redemption price being described in paragraph 5(a) of the Security) exclusive of any accrued interest plus (B) all required remaining scheduled interest payments due on such Security through January 1, 2022 (but excluding accrued and unpaid interest to the redemption date), computed using a discount rate equal to the Adjusted Treasury Rate, over (ii) the principal amount of such Security on such redemption date.

“Maturity Date” means January 1, 2025.

“Moody’s” means Moody’s Investors Service, Inc. or any successor to the rating agency business thereof.

“Mortgages” means all mortgages, deeds of trust, security documents and similar documents, instruments and agreements (and all amendments, modifications and supplements thereof) creating, evidencing, perfecting or otherwise establishing the Liens on the Collateral to secure payment of the Securities and the Guarantee or any part thereof.

“Net Available Proceeds” means, with respect to any Sale/Leaseback Transaction of any Person, cash proceeds received (including any cash proceeds received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, and excluding any other consideration until such time as such consideration is converted into cash) therefrom, in each case net of all legal, title and recording tax expenses, commissions and other fees and expenses incurred, and all federal, state or local taxes required to be accrued as a liability as a consequence of such Sale/Leaseback Transaction, and in each case net of all Indebtedness which is secured by such assets, in accordance with the terms of any Lien upon or with respect to such assets, or which must, by its terms or in order to obtain a necessary consent to such Sale/Leaseback Transaction or by applicable law, be repaid out of the proceeds from such Sale/Leaseback Transaction and which is actually so repaid.

“Net Cash Proceeds” means:

(a)	with respect to Collateral Sales of any Person, cash proceeds actually received by the Obligors (including, without limitation, any cash or Cash Equivalents received upon the sale or other disposition of Designated Non-Cash Consideration received in a Collateral Sale), net of the costs relating to such Collateral Sale and the sale of such Designated Non-Cash Consideration, including legal, accounting and investment banking fees, payments made in order to obtain a necessary consent or required by applicable law, and brokerage and sales commissions, all dividends, distributions or other payments required to be made to minority interest holders in the Subsidiary Guarantor as a result of any such Collateral Sale by the Company or such Subsidiary Guarantor, the amount of any purchase price or similar adjustment claimed by any Person to be owed by any Obligor or otherwise estimated in good faith by the Company, until such time as such claim shall have been settled or otherwise finally resolved, or paid or payable by any Obligor, in either case in respect of such Collateral Sale, any relocation expenses incurred as a result thereof, other fees and expenses, including title and recordation expenses, survey costs, title insurance premiums, the Company’s good faith estimate of Taxes paid and payable as a result thereof or any transactions occurring or deemed to occur to effectuate a payment (including, for the avoidance of doubt, withholding Taxes and Taxes imposed on the distribution of any such net proceeds) under this Indenture, amounts required to be applied to the repayment of principal, premium, if any, and interest on Indebtedness or amounts required to be applied to the repayments of Indebtedness secured by a Lien on such assets and amounts required to be paid in connection with the termination of Hedging Obligations related to Indebtedness repaid with such proceeds or hedging oil, natural gas and natural gas liquid production in notional volumes corresponding to the Oil and Gas Properties subject to such Collateral Sale, as a result of such transaction, and including any deduction of appropriate amounts to be provided by any Obligor as a reserve in accordance with GAAP against any liabilities associated with the asset disposed of in such transaction and retained by the Obligors after such sale or other disposition thereof, including pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction, in each case, as determined reasonably and in good faith by a Financial Officer of the Company; and

(b)	with respect to any issuance or sale of Capital Stock, or any capital contribution, the cash proceeds of such issuance, sale or contribution, net of attorneys’ fees, accountants’ fees, underwriters’, placement agents’ or dealer managers’ fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance, sale or contribution and net of Taxes paid or payable as a result thereof.

“Net Working Capital” means (i) all current assets of the Company and its Subsidiaries, minus (ii) all current liabilities of the Company and its Subsidiaries, except current liabilities included in Indebtedness.

“Note Documents” means this Indenture, the Securities, the Guarantees, the Security Documents and the Intercreditor Agreement.

“Obligations” means any principal (including reimbursement obligations and obligations to provide cash collateral with respect to letters of credit whether or not drawn), interest, premium (if any), fees, indemnifications, reimbursements, expenses and other liabilities payable under the documentation governing any Indebtedness including, to the extent legally permitted, all interest, fees and other amounts incurred, accrued or arising thereon after the commencement of any Insolvency or Liquidation Proceeding at the applicable interest rate, including any applicable post-default interest rate even if such interest, fees and other amounts are not enforceable, allowable or allowed as a claim in such proceeding.

“Obligor” means the Company or any Subsidiary Guarantor.

“Offering Memorandum” means the Company’s Offering Memorandum, dated December 4, 2019, relating to the offering of the Securities.

“Officer” means, with respect to any Person, the Chairman of the Board of Directors, the Chief Executive Officer, the President, any Vice President, the Chief Financial Officer, the Chief Accounting Officer, the Secretary or the Treasurer of such Person.

“Officers’ Certificate” means, with respect to any Person, a certificate signed by two Officers or by an Officer and either an Assistant Secretary or Assistant Treasurer of such Person. One of the Officers signing an Officers’ Certificate given pursuant to Section 4.03(a) shall be the principal executive, financial or accounting officer of the Person delivering such certificate.

“Oil and Gas Business” means the business of the exploration for, and exploitation, development, production, processing, marketing, storage and transportation of, hydrocarbons, and other related energy and natural resource businesses (including oil and gas services businesses related to the foregoing).

“Oil and Gas Hedging Contracts” means any oil and gas purchase or hedging agreement, and other agreement or arrangement, in each case, that is designed to provide protection against price fluctuations of oil, gas or other commodities.

“Oil and Gas Properties” means (a) Hydrocarbon Interests, (b) the properties now or hereafter pooled or unitized with Hydrocarbon Interests, (c) all presently existing or future unitization, pooling agreements and declarations of pooled units and the units created thereby (including all units created under orders, regulations and rules of any governmental authority) which may affect all or any portion of the Hydrocarbon Interests, (d) all operating agreements, contracts and other agreements, including production sharing contracts and agreements, which relate to any of the Hydrocarbon Interests or the production, sale, purchase, exchange or processing of Hydrocarbons from or attributable to such Hydrocarbon Interests, (e) all Hydrocarbons in and under and which may be produced and saved or attributable to the Hydrocarbon Interests, including all oil in tanks, and all rents, issues, profits, proceeds, products, revenues and other incomes from or attributable to the Hydrocarbon Interests, (f) all tenements, hereditaments, appurtenances and properties in any manner appertaining, belonging, affixed or incidental to the Hydrocarbon Interests and (g) all properties, rights, titles, interests and estates described or referred to above, including any and all property, real or personal, now owned or hereafter acquired and situated upon, used, held for use or useful in connection with the operating, working or development of any of such Hydrocarbon Interests or property (excluding drilling rigs, automotive equipment, rental equipment or other personal property which may be on such premises for the purpose of drilling a well or for other similar temporary uses) and including any and all oil wells, gas wells, injection wells or other wells, structures, fuel separators, liquid extraction plants, plant compressors, pumps, pumping units, field gathering systems, gas processing plants and pipeline systems, power and cogeneration facilities and any related infrastructure to any thereof, tanks and tank batteries, fixtures, valves, fittings, machinery and parts, engines, boilers, meters, apparatus, equipment, appliances, tools, implements, cables, wires, towers, casing, tubing and rods, surface leases, rights-of-way, easements and servitudes together with all additions, substitutions, replacements, accessions and attachments to any and all of the foregoing.

“Opinion of Counsel” means a written opinion from legal counsel. The counsel may be an employee (who is an attorney) of or counsel to the Company or any Subsidiary Guarantor.

“Parity Lien” means a Lien granted by a Parity Lien Document to the Collateral Trustee, at any time, upon any Collateral by an Obligor to secure the Parity Lien Obligations.

“Parity Lien Debt” means:

(a)	the Securities issued on the Issue Date and Guarantees thereof; and

(b)	all additional Indebtedness of any Obligor (including Additional Securities and Guarantees thereof), in each case that was permitted to be incurred and secured in accordance with the Secured Debt Documents equally and ratably with the Securities by a Parity Lien; provided that, in the case of any Indebtedness referred to in this clause (b):

(i)	on or before the date on which such Indebtedness is incurred by any Obligor, such Indebtedness is designated by the Company, in an Officers’ Certificate delivered to each Parity Lien Representative and the Collateral Trustee, as “Parity Lien Debt” for the purposes of this Indenture and the Collateral Trust Agreement; provided, further, that if such Series of Secured Debt is designated as “Parity Lien Debt,” it cannot also be designated as Priority Lien Debt or Junior Lien Debt (or any combination of the three);

(ii)	other than in the case of Additional Securities, such Indebtedness is governed by an indenture, credit agreement or other agreement that includes an Additional Secured Debt Designation and, in each case, the Parity Lien Representative of such Parity Lien Debt (other than in the case of Additional Securities) shall have executed a joinder to the Intercreditor Agreement in the form provided; and

(iii)	all requirements set forth in the Collateral Trust Agreement as to the confirmation, grant or perfection of the Collateral Trustee’s Liens to secure such Indebtedness or Obligations in respect thereof are satisfied (and the satisfaction of such requirements and the other provisions of this clause (iii) will be conclusively established if the Company delivers to the Collateral Trustee an Officers’ Certificate stating that such requirements and other provisions have been satisfied and that such Indebtedness is “Parity Lien Debt”).

“Parity Lien Documents” means, collectively, the Note Documents (excluding the Intercreditor Agreement) and any additional indenture, supplemental indenture, credit agreement or other agreement governing each other Series of Parity Lien Debt.

“Parity Lien Obligations” means Parity Lien Debt and all other Obligations in respect thereof. Notwithstanding any other provision hereof, the term “Parity Lien Obligations” will include accrued interest, fees, costs, and other charges incurred under the Parity Lien Documents, whether incurred before or after commencement of an Insolvency or Liquidation Proceeding and whether or not allowable in an Insolvency or Liquidation Proceeding.

“Parity Lien Representative” means:

(a)	in the case of the Securities, the Trustee; and

(b)	in the case of any other Series of Parity Lien Debt, the trustee, agent or representative of the holders of such Series of Parity Lien Debt who (i) is appointed as a Parity Lien Representative (for purposes related to the administration of the security documents) pursuant to the indenture, credit agreement or other agreement governing such Series of Parity Lien Debt, together with its successors in such capacity, and (ii) has become a party to the Collateral Trust Agreement by executing a joinder in the form required under the Collateral Trust Agreement.

“Permitted Asset Swap” means the substantially concurrent (and in any event occurring within 180 days of each other) purchase and sale or exchange (including Section 1031 exchanges and reverse Section 1031 exchanges, in each case made in accordance with the Code) of Related Business Assets or a combination of Related Business Assets and cash and Cash Equivalents between any Obligor and another Person; provided that the Fair Market Value of the properties or assets traded or exchanged by such Obligor (together with any cash or Cash Equivalents) is reasonably equivalent to the Fair Market Value of the properties or assets (together with any cash or Cash Equivalents) to be received by such Obligor; provided, further, that any cash or Cash Equivalents received must be applied in accordance with Section 4.12; provided, further, that such Related Business Assets shall be secured for the benefits of all Holders as Collateral.

“Permitted Liens” means (i) Liens existing on the Issue Date (excluding any Liens securing the Securities and Liens securing Indebtedness incurred under the Priority Lien Credit Agreement or the Term Loan Agreement); (ii) Liens securing Indebtedness under Credit Facilities provided by a group of lenders with respect to which the majority (determined based on the aggregate amount of commitments and loans outstanding thereunder) is composed of commercial banks (or affiliates of commercial banks) regularly providing asset-based credit facilities in the oil and gas industry; provided that, in the case of any Liens created, assumed or incurred pursuant to this clause (ii) to secure Priority Lien Debt or Parity Lien Debt, the aggregate principal amount of such Priority Lien Debt or Parity Lien Debt, as applicable, does not, when taken together with the principal amount of all other Priority Lien Debt and Parity Lien Debt secured by Liens created, assumed or incurred pursuant to this clause (ii) that are then outstanding, exceed $3,500,000,000; provided, further, that all Liens securing Indebtedness under the Priority Lien Credit Agreement, as of the Issue Date, shall be deemed to have been incurred pursuant to this clause (ii); (iii) Liens securing Indebtedness under Credit Facilities; provided that, in the case of any Liens created, assumed or incurred pursuant to this clause (iii) to secure Priority Lien Debt or Parity Lien Debt, the aggregate principal amount of such Priority Lien Debt or Parity Lien Debt, as applicable, does not, when taken together with the principal amount of all other Priority Lien Debt and Parity Lien Debt secured by Liens created, assumed or incurred pursuant to this clause (iii) that are then outstanding, exceed $1,500,000,000; provided, further, that all Liens securing Indebtedness under the Term Loan Agreement as of the Issue Date, shall be deemed to have been incurred pursuant to this clause (iii); (iv) Liens securing any renewal, extension, substitution, refinancing or replacement of secured Indebtedness; provided, that such Liens extend to or cover only the property or assets then securing the Indebtedness being refinanced and that the Indebtedness being refinanced was not incurred under the Credit Facilities; (v) Liens on, or related to, properties to secure all or part of the costs incurred in the ordinary course of business of exploration, drilling, development or operation thereof; (vi) Liens upon (a) any property of or any interests in any Person existing at the time of acquisition of such property or interests by the Company or a Subsidiary, (b) any property of or interests in a Person existing at the time such Person is merged or consolidated with the Company or any Subsidiary or existing at the time of the sale or transfer of any such property of or interests in such Person to the Company or any Subsidiary, or (c) any property of or interests in a Person existing at the time such Person becomes a Subsidiary; provided, that in each case such Lien has not been created in contemplation of such sale, merger, consolidation, transfer or acquisition, and provided, further, that in each such case no such Lien shall extend to or cover any property of the Company or any Subsidiary other than the property being acquired and improvements thereon; (vii) Liens on deposits to secure public or statutory obligations or in lieu of surety or appeal bonds entered into in the ordinary course of business; (viii) Liens in favor of collecting or payor banks having a right of setoff, revocation, refund or chargeback with respect to money or instruments of the Company or any Subsidiary on deposit with or in possession of such bank; (ix) purchase money security interests granted in connection with the acquisition of assets in the ordinary course of business and consistent with past practices, provided, that (a) such Liens attach only to the property so acquired with the purchase money indebtedness secured thereby and (b) such Liens secure only Indebtedness that is not in excess of 100% of the purchase price of such assets; (x) Liens reserved in oil and gas mineral leases for bonus or rental payments and for compliance with the terms of such leases; (xi) Liens arising under partnership agreements, oil and gas leases, farm-out agreements, division orders, contracts for the sale, purchase, exchange, transportation or processing of oil, gas or other hydrocarbons, unitization and pooling declarations and agreements, development agreements, operating agreements, area of mutual interest agreements, and other similar agreements which are customary in the Oil and Gas Business; (xii) Liens securing obligations of the Company or any of its Subsidiaries under Oil and Gas Hedging Contracts; (xiii) Liens in favor of the United States, any State thereof, any foreign country or any department, agency or instrumentality or political subdivision of any such jurisdiction, to secure partial, progress, advance or other payments pursuant to any contract or statute or to secure any indebtedness incurred for the purpose of financing all or any part of the purchase price or the cost of constructing or improving the property subject to such Liens, including without limitation, Liens to secure Funded Debt of the pollution control or industrial revenue bond type; and (xiv) Liens in favor of any Obligor.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, trust, estate, association, unincorporated organization or government or any agency or political subdivision thereof.

“Petroleum Industry Standards” means the Definitions for Oil and Gas Reserves promulgated by the Society of Petroleum Engineers (or any generally recognized successor), as in effect at the time in question.

“Place of Payment” means the office or agency of the Company in The City of New York and such other place or places where, subject to the provisions of Section 4.04, the principal of, and any premium and interest on, the Securities are payable.

“Preferred Stock”, as applied to the Capital Stock of any Person, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person.

“Principal Property” means any property interest in oil and gas reserves located in the United States owned by the Company or any Subsidiary and which is capable of producing crude oil, condensate, natural gas, natural gas liquids or other similar hydrocarbon substances in paying quantities, the net book value of which property interest or interests exceeds 2% of Adjusted Consolidated Net Tangible Assets, except any such property interest or interests that in the opinion of the Board of Directors of the Company is not of material importance to the total business conducted by the Company and its Subsidiaries taken as a whole. Without limitation, the term “Principal Property” shall not include (i) property or assets employed in gathering, treating, processing, refining, transportation, distribution or marketing, (ii) accounts receivable and other obligations of any obligor under a contract for the sale, exploration, production, drilling, development, processing or transportation of crude oil, condensate, natural gas, natural gas liquids or other similar hydrocarbon substances by the Company or any of its Subsidiaries, and all related rights of the Company or any of its Subsidiaries, and all guarantees, insurance, letters of credit and other agreements or arrangements of whatever character supporting or securing payment of such receivables or obligations, or (iii) the production or any proceeds from production of crude oil, condensate, natural gas, natural gas liquids or other similar hydrocarbon substances.

“Priority Lien” means a Lien granted by any Obligor in favor of the Priority Lien Agent at any time, upon any property of such Obligor to secure Priority Lien Obligations.

“Priority Lien Agent” means the administrative agent under the Priority Lien Credit Agreement (or other Person designated by the administrative agent under the Priority Lien Credit Agreement), or if the Priority Lien Credit Agreement ceases to exist, the collateral agent or other representative of lenders or holders of Priority Lien Obligations designated pursuant to the terms of the Priority Lien Documents and the Intercreditor Agreement.

“Priority Lien Credit Agreement” means the Amended and Restated Credit Agreement dated as of September 12, 2018 among the Company, the Lenders and MUFG Union Bank, N.A., as administrative agent for the Lenders, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith (in each case, as the same has been amended and as it may be amended, restated, supplemented, modified, renewed or refunded, or replaced or refinanced with any Priority Substitute Credit Facility (as defined in the Intercreditor Agreement), in each case from time to time hereafter in accordance with the terms of the Intercreditor Agreement).

“Priority Lien Debt” means:

(a)	Indebtedness of the Obligors under the Priority Lien Credit Agreement (including letters of credit (with outstanding letters of credit being deemed to have a principal amount equal to the stated amount thereof) and reimbursement obligations with respect thereto) that is subject to the Intercreditor Agreement and permitted to be incurred and secured under each applicable Secured Debt Document; and

(b)	additional Indebtedness of the Obligors under any other Credit Facility that is secured by a Priority Lien that was permitted to be incurred and so secured under each applicable Secured Debt Document; provided that, in the case of any Indebtedness referred to in this clause (b), that:

(i)	on or before the date on which such Indebtedness is incurred by the Obligors, such Indebtedness is designated by the Company, in an Officers’ Certificate delivered to the Priority Lien Agent and the Collateral Trustee, as “Priority Lien Debt” for the purposes of the Secured Debt Documents; provided that if such Series of Secured Debt is designated as “Priority Lien Debt,” it cannot also be designated as Parity Lien Debt or Junior Lien Debt (or any combination of the three);

(ii)	the collateral agent or other representative with respect to such Indebtedness, the Priority Lien Agent, the Collateral Trustee and each Obligor have duly executed and delivered the Intercreditor Agreement (or a joinder to the Intercreditor Agreement or a new Intercreditor Agreement substantially similar to the Intercreditor Agreement, as in effect on the Issue Date, and in a form reasonably acceptable to each of the parties thereto); and

(iii)	all other requirements set forth in the Intercreditor Agreement as to the confirmation, grant or perfection of the Priority Lien Agent’s Liens to secure such Indebtedness or Obligations in respect thereof are satisfied.

Notwithstanding anything to the contrary herein, with respect to Priority Lien Debt incurred under clause (a) or (b) above, Priority Lien Obligations consisting of the Priority Lien Credit Agreement, Lender Hedging Obligations and Cash Management Services Obligations shall be permitted to have Foreclosure Proceeds with priority status pursuant to written contract (as to which any Obligor is a party) in relation to other Priority Lien Debt (such other Priority Lien Debt, “FLLO Debt”), including the Obligations under the Term Loan Agreement, but no FLLO Debt shall be permitted to have Foreclosure Proceeds with priority status pursuant to written contract (as to which any Obligor is a party) in relation to other FLLO Debt.

“Priority Lien Documents” means the Priority Lien Credit Agreement, the Priority Lien Security Documents, the other “Credit Documents” (as defined in the Priority Lien Credit Agreement) and all other loan documents, notes, guarantees, instruments and agreements governing or evidencing, or executed or delivered in connection with, any Credit Facility pursuant to which any Priority Lien Debt is incurred.

“Priority Lien Obligations” means the Priority Lien Debt and all other Obligations in respect of Priority Lien Debt, Lender Hedging Obligations and Cash Management Services Obligations, in each case, that are secured by the Priority Liens.

“Priority Lien Security Documents” means the Priority Lien Credit Agreement (insofar as the same grants a Lien on the Collateral), the agreements listed on Part A of Exhibit B to the Intercreditor Agreement and any other security agreements, pledge agreements, collateral assignments, mortgages, deeds of trust, control agreements, or grants or transfers for security, now existing or entered into after the date hereof, executed and delivered by any Obligor creating (or purporting to create) a Lien upon Collateral in favor of the Priority Lien Agent (including any such agreements, assignments, mortgages, deeds of trust and other documents or instruments associated with any Credit Facility pursuant to which any Priority Lien Debt is incurred).

“Production Payments” means Dollar-Denominated Production Payments and Volumetric Production Payments, collectively.

“Production Payments and Reserve Sales” means the grant or transfer by the Company or any Subsidiary to any Person of a royalty, overriding royalty, net profits interest, Production Payment, partnership or other interest in Oil and Gas Properties, reserves or the right to receive all or a portion of the production or the proceeds from the sale of production attributable to such properties, including any such grants or transfers pursuant to incentive programs on terms that are reasonably customary in the Oil and Gas Business for geologists, geophysicists or other providers of technical services to the Company or any Subsidiary.

“Proved Developed Reserves” means Proved Reserves that, in accordance with the Petroleum Industry Standards are classified as one of the following: (a) “Developed Producing Reserves” or (b) “Developed Non-Producing Reserves”; and Proved Developed Reserves in the aggregate comprise Proved Reserves that are “Developed Producing Reserves” and “Developed Non-Producing Reserves.”

“Proved Reserves” means oil and gas reserves that, in accordance with the Petroleum Industry Standards are classified as both “Proved Reserves” and one or more of the following: (a) “Developed Producing Reserves,” (b) “Developed Non-Producing Reserves” or (c) “Undeveloped Reserves”; and “Proved Reserves” in the aggregate comprise Proved Reserves that are “Developed Producing Reserves”, “Developed Non-Producing Reserves”, and “Undeveloped Reserves.”

“Proved Undeveloped Reserves” means Proved Reserves that, in accordance with Petroleum Industry Standards, are classified as “Undeveloped Reserves.”

“PV-10” means, with respect to any Proved Reserves expected to be produced from any Oil and Gas Properties evaluated in a Reserve Report, the net present value as of the applicable date of determination, discounted at 10% per annum, of the future net revenues expected to accrue to the Obligors’ collective interests in such reserves during the expected economic lives of such reserves, calculated using the “Strip Price” (as defined in the Priority Lien Credit Agreement as in effect on the Issue Date); provided that in no event shall the amount of Proved Undeveloped Reserves included in such calculation exceed 25% of PV-10.

“PV-10 Collateral Coverage Ratio” means, as of any date of determination, the ratio of (a) PV-10, calculated as of the date of the most recent Reserve Report delivered (or required to be delivered) under the Priority Lien Credit Agreement (provided that the calculation of PV-10 for purposes of this calculation shall give effect to exploration and production activities, acquisitions, dispositions and production since the date of the last applicable Reserve Report to the relevant calculation date) to (b) the sum of the aggregate principal amount of Funded Debt of the Obligors that is secured by Priority Liens or Parity Liens; provided that if there is no Priority Lien Credit Agreement requiring delivery of a Reserve Report, the Company shall be required to deliver to the Trustee (at the times such a Reserve Report was required to be delivered by the Company to the Priority Lien Agent under the Priority Lien Credit Agreement as in effect on the Issue Date) a Reserve Report in form substantially consistent as determined in good faith by the Company with the Reserve Report required to be delivered under the Priority Lien Credit Agreement as in effect on the Issue Date.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A under the Securities Act.

“Qualified Equity Interests” means any Capital Stock that is not Disqualified Stock.

“Rating Agency” means each of Moody’s and S&P; provided, that if any of Moody’s or S&P ceases to provide rating services to issuers or investors, the Company may appoint another “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) of the Exchange Act as a replacement for such Rating Agency.

“Refinance” means, in respect of any Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue other Indebtedness in exchange or replacement for, such Indebtedness. “Refinanced” and “Refinancing” shall have correlative meanings.

“Refinancing Indebtedness” means Indebtedness that Refinances any Indebtedness of the Company or any Subsidiary existing on the Issue Date or incurred thereafter in compliance with this Indenture, including Indebtedness that Refinances Refinancing Indebtedness; provided, however, that (i) such Refinancing Indebtedness has a stated maturity date no earlier than the stated maturity date of the Indebtedness being Refinanced, (ii) such Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is incurred that is equal to or greater than the Average Life of the Indebtedness being Refinanced, (iii) the principal amount (or accreted value, if applicable) of any such Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Refinanced Indebtedness outstanding immediately before such Refinancing except by an amount equal to the unpaid accrued interest and premium thereon plus other amounts paid and fees and expenses incurred in connection with such Refinancing plus an amount equal to any existing commitment unutilized and letters of credit undrawn thereunder; (iv) to the extent such Refinancing Indebtedness refinances Indebtedness subordinated or pari passu to the Securities or any Guarantee, such Refinancing Indebtedness is subordinated or pari passu to the Securities or such Guarantee at least to the same extent as the Indebtedness being refinanced or refunded; provided, further, however, that Refinancing Indebtedness shall not include (A) Indebtedness of a non-Subsidiary Guarantor that Refinances Indebtedness of the Company or (B) Indebtedness of a non-Subsidiary Guarantor that Refinances Indebtedness of a Subsidiary Guarantor.

“Related Business Assets” means assets (other than cash or Cash Equivalents) used or useful in an Oil and Gas Business.

“Required Parity Lien Debtholders” means, at any time, the holders of a majority in aggregate principal amount of all Parity Lien Debt then outstanding (and including a majority in principal amount of the Securities), calculated in accordance with the provisions of Section 7.2 of the Collateral Trust Agreement. For purposes of this definition, Parity Lien Debt registered in the name of, or beneficially owned by, the Company or any Affiliate of the Company will be deemed not to be outstanding.

“Requirement of Law” means, as to any Person, any law, treaty, rule, regulation statute, order, ordinance, decree, judgment, consent decree, writ, injunction, settlement agreement or governmental requirement enacted, promulgated or imposed or entered into or agreed by any Governmental Authority, in each case applicable to or binding upon such Person or any of its property or assets or to which such Person or any of its property or assets is subject.

“Reserve Report” means a report setting forth, as of each January 1st or July 1st (or another date as required or permitted by the Priority Lien Credit Agreement), the Proved Reserves and Proved Developed Reserves (including the aggregate values thereof) attributable to the Oil and Gas Properties of the Obligors, together with a projection of the rate of production and future net income, taxes, operating expenses and capital expenditures with respect thereto as of such date, in each case in the form delivered in accordance with the requirements of the Priority Lien Credit Agreement, or if there is no Priority Lien Credit Agreement requiring delivery of a Reserve Report, in form substantially consistent as determined in good faith by the Company with the form of Reserve Report required under the Priority Lien Credit Agreement as in effect on the Issue Date.

“Responsible Officer” means any officer within the corporate trust department of the Trustee, including any managing director, director, vice president, associate, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

“Restricted Payment” with respect to any Person means:

(a)	the declaration or payment of any dividends or any other distributions of any sort in respect of its Capital Stock (including any payment in connection with any merger or consolidation involving such Person) or similar payment to the direct or indirect holders of its Capital Stock (other than dividends or distributions payable solely in Qualified Equity Interests of such Person and dividends or distributions payable solely to the Company or a Restricted Subsidiary, and other than pro rata dividends or other distributions made by a subsidiary that is not a wholly owned subsidiary to minority stockholders (or owners of an equivalent interest in the case of a subsidiary that is an entity other than a corporation));

(b)	the purchase, redemption or other acquisition or retirement for value of any Capital Stock of the Company held by any Person or of any Capital Stock of a Restricted Subsidiary held by any Affiliate of the Company (other than a Restricted Subsidiary), including the exercise of any option to exchange any Capital Stock (other than into Qualified Equity Interests of the Company);

(c)	the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment of any Subordinated Obligations of such Person (other than the purchase, repurchase, redemption, defeasance or other acquisition of Subordinated Obligations purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of such purchase, repurchase, redemption, defeasance or other acquisition); or

(d)	the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment of any Specified Junior Indebtedness of such Person (other than the purchase, repurchase, redemption, defeasance or other acquisition of any such Specified Junior Indebtedness purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of such purchase, repurchase, redemption, defeasance or other acquisition).

“Restricted Subsidiary” means any Subsidiary that, as of the applicable date of determination, (i) is a Subsidiary Guarantor or (ii) directly owns or leases any Principal Property.

“S&P” means Standard & Poor’s Ratings Services, or any successor to the ratings agency business thereof.

“Sale/Leaseback Transaction” means with respect to the Company or any Restricted Subsidiary, any arrangement with any Person providing for the leasing by the Company or any of its Restricted Subsidiaries of any Principal Property which was acquired or placed into service more than one year prior to such arrangement, whereby such property has been or is to be sold or transferred by the Company or such Restricted Subsidiary to such Person; provided, that the term “Sale/Leaseback Transaction” shall not include any such arrangement that does not provide for a lease by the Company or any of its Restricted Subsidiaries with a period, including renewals, of more than three years. For the avoidance of doubt, a transaction primarily involving Dollar-Denominated Production Payments or Volumetric Production Payments shall not be deemed to be a Sale/Leaseback Transaction.

“SEC” or “Commission” means the Securities and Exchange Commission or its successor.

“Secured Debt” means Priority Lien Debt, Parity Lien Debt and Junior Lien Debt.

“Secured Debt Documents” means the Priority Lien Documents, the Parity Lien Documents and the Junior Lien Documents.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Security Agreement” means the Collateral Agreement dated as of the Issue Date made by the Obligors in favor the Collateral Trustee.

“Security Documents” means the Collateral Trust Agreement, each joinder agreement required by the Collateral Trust Agreement, the Security Agreement and all security agreements, pledge agreements, collateral assignments, Mortgages, collateral agency agreements, control agreements or other grants or transfers for security executed and delivered by any Obligor creating (or purporting to create) a Parity Lien upon Collateral in favor of the Collateral Trustee, in each case, as amended, modified, renewed, restated or replaced, in whole or in part, from time to time, in accordance with its terms and the provisions of Section 7.1 of the Collateral Trust Agreement.

“Senior Indebtedness” means the Securities and any other Indebtedness of any Obligor (whether outstanding on the Issue Date or thereafter incurred), unless such Indebtedness is contractually subordinate or junior in right of payment of principal of, and any premium and interest on, the Securities or the Guarantees, respectively.

“Series of Junior Lien Debt” means, severally, each issue or series of Junior Lien Debt for which a single transfer register is maintained.

“Series of Parity Lien Debt” means, severally, the Securities and each other issue or series of Parity Lien Debt for which a single transfer register is maintained.

“Series of Priority Lien Debt” means, severally, the Indebtedness outstanding under the Priority Lien Credit Agreement and any other Credit Facility that constitutes Priority Lien Debt.

“Series of Secured Debt” means each Series of Priority Lien Debt, each Series of Parity Lien Debt and each Series of Junior Lien Debt.

“Specified Junior Indebtedness” means any obligations of the Company or a Subsidiary Guarantor (but excluding any BVL Notes) (whether outstanding on the Issue Date or thereafter incurred) of the type described in clause (a) of the definition of “Indebtedness” that (x) are unsecured and (y) have a stated maturity date that is on or after the Maturity Date.

“Subordinated Obligations” means with respect to any Person, any Indebtedness of such Person (whether outstanding on the Issue Date or thereafter incurred) which is subordinate or junior in right of payment to the Securities or a Guarantee of such Person, as the case may be, pursuant to a written agreement to that effect; provided, that, for the avoidance of doubt, Indebtedness shall not be deemed subordinate or junior in right of payment solely as a result of the lien priority of such Indebtedness, or as a result of being unsecured.

“Subsidiary” means any subsidiary of the Company. A “subsidiary” of any Person means (i) a corporation a majority of whose Voting Stock is at the time, directly or indirectly, owned by such Person, by one or more subsidiaries of such Person or by such Person and one or more subsidiaries of such Person, (ii) a partnership in which such Person or a subsidiary of such Person is, at the date of determination, a general or limited partner of such partnership, but only if such Person or its subsidiary is entitled to receive more than 50% of the assets of such partnership upon its dissolution, or (iii) any other Person (other than a corporation or partnership) in which such Person, directly or indirectly, at the date of determination thereof, has (x) at least a majority ownership interest or (y) the power to elect or direct the election of a majority of the Board of Directors of such Person.

“Subsidiary Guarantor” means (i) each of the Subsidiaries that executes this Indenture as a subsidiary guarantor until such time as such Subsidiary shall no longer be a Subsidiary Guarantor of the Securities pursuant to Article Ten and (ii) each other Subsidiary that becomes a Subsidiary Guarantor of the Securities in compliance with the provisions of Article Ten of this Indenture until such time as such Subsidiary shall no longer be a Subsidiary Guarantor pursuant to Article Ten.

“Taxes” means any and all present or future taxes, duties, levies, imposts, assessments, deductions, withholdings or other similar charges imposed by any governmental authority and any interest, fines, penalties or additions to tax with respect to the foregoing.

“Term Loan Agreement” means that certain Term Loan Agreement, dated as of the Issue Date, by and among the Company, as borrower, the lenders from time to time party thereto and GLAS USA LLC, as term agent, as amended, restated, adjusted, waived, renewed, extended, supplemented (including by that certain Class A Term Loan Supplement, dated as of the Issue Date, by and among the Company, as borrower, the lenders party thereto and GLAS USA LLC, as term agent).

“TIA” means the Trust Indenture Act of 1939 (15 U.S. Code Sections 77aaa-77bbbb) as in effect on the date of this Indenture.

“Trustee” means the party named as such above until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor.

“Uniform Commercial Code” means the Uniform Commercial Code of the State of New York or of any other state the laws of which are required to be applied in connection with the perfection of security interests in any Collateral.

“U.S. Government Securities” means securities that are (i) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case under clauses (i) or (ii) are not callable or redeemable at the option of the issuer thereof.

“U.S. Legal Tender” means such coin or currency of the United States as at the time of payment shall be legal tender for the payment of public and private debts.

“Volumetric Production Payments” means sales of limited-term overriding royalty interests in natural gas and oil reserves that (i) entitle the purchaser to receive scheduled production volumes over a period of time from specific lease interests; (ii) are free and clear of all associated future production costs and capital expenditures; (iii) are nonrecourse to the seller (i.e., the purchaser’s only recourse is to the reserves acquired); (iv) transfer title of the reserves to the purchaser; and (v) allow the seller to retain all production beyond the specified volumes, if any, after the scheduled production volumes have been delivered.

“Voting Stock” means, with respect to any Person, securities of any class or classes of Capital Stock in such Person entitling the holders thereof (whether at all times or only so long as no senior class of stock has voting power by reason of contingency) to vote in the election of members of the Board of Directors of such Person.

SECTION 1.02                     Other Definitions.

Other terms used in this Indenture are defined in the Section indicated below:

Term	Defined in Section
“Additional Collateral Lien”	11.03
“Agent Members”	2.13
“AHYDOs”	3.08
“AHYDO Payment Date”	3.08
“Appendix”	2.01
“Bankruptcy Law”	6.01
“Certificated Securities”	2.13
“Change of Control Offer”	4.13
“Code”	3.08
“Collateral Sale Offer”	4.12
“Covenant Defeasance”	8.04
“Custodian”	6.01
“DTC”	2.13
“EDGAR”	4.02
“Event of Default”	6.01
“Excess Collateral Proceeds”	4.12
“Excess Proceeds”	4.11
“Funding Guarantor”	10.07
“Guarantee”	10.02
“Legal Defeasance”	8.03
“Legal Holiday”	13.07
“Mandatory Principal Payment”	3.08
“Mandatory Principal Payment Amount”	3.08
“Net Proceeds Offer”	4.11
“Net Proceeds Offer Triggering Event”	4.11
“Net Proceeds Payment Date”	4.11
“Notes Obligations”	11.01
“Offer Notice”	4.11
“Paying Agent”	2.06
“Payment Default”	6.01
“Register”	2.06
“Registrar”	2.06
“Regulation S”	Appendix
“Securities”	Preamble
“Successor”	5.01

SECTION 1.03                      [Reserved].

SECTION 1.04                      Rules of Construction. Unless the context otherwise requires:

(a)               a term has the meaning assigned to it;

(b)               an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(c)               “or” is not exclusive;

(d)               words in the singular include the plural, and words in the plural include the singular;

(e)               any gender used in this Indenture shall be deemed to include the neuter, masculine or feminine genders;

(f)                provisions apply to successive events and transactions;

(g)               “herein,” “hereof” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;

(h)               references to “second lien” or “second-priority” Liens means Liens that may be junior in priority to the Liens securing Priority Lien Obligations, to the extent permitted to be incurred or to exist under the Intercreditor Agreement, and to certain Permitted Liens; and

(i)                 this Indenture shall not treat (1) unsecured Indebtedness as subordinated or junior to Secured Debt merely because it is unsecured or (2) Senior Indebtedness as subordinated or junior to any other Senior Indebtedness merely because it has a junior priority with respect to the same collateral or because it is guaranteed by other obligors.

ARTICLE Two

THE SECURITIES

SECTION 2.01                      Form and Dating. Provisions relating to the Securities are set forth in the Rule 144A/Regulation S Appendix attached hereto (the “Appendix”), which is hereby incorporated in and expressly made part of this Indenture. The Securities shall be substantially in the form of Exhibit 1 to the Appendix, which is hereby incorporated in and expressly made a part of this Indenture. The Securities may have such insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as the Company may deem appropriate or as may be required or appropriate to comply with any law or with any rules made pursuant thereto or with any rules of any securities exchange on which such Securities may be listed, or to conform to general usage, or as may, consistently herewith, be determined by the Officers of the Company executing such Securities, as evidenced by their execution of the Securities.

The definitive Securities shall be printed, lithographed or engraved on steel engraved borders or may be produced in any other manner, all as determined by the Officers of the Company executing such Securities, as evidenced by their execution of such Securities.

SECTION 2.02                      Form of Trustee’s Certificate of Authentication. The Trustee’s certificates of authentication shall be in substantially the following form:

This is one of the Securities referred to in the within-mentioned Indenture.

DEUTSCHE BANK TRUST COMPANY AMERICAS As Trustee

Date: _________	By:
Authorized Signatory

SECTION 2.03                      Amount Unlimited; Issuance of Additional Securities. The aggregate principal amount of Securities which may be issued, executed, authenticated, delivered and outstanding under this Indenture is unlimited.

On the Issue Date, the Trustee shall authenticate and deliver $2,210,156,000 aggregate principal amount of Securities.

The Company shall be entitled, subject to its compliance with Section 4.10, to issue Additional Securities under this Indenture which shall have identical terms as the Securities issued on the Issue Date, other than with respect to the date of issuance and issue price. The Securities issued on the Issue Date and any Additional Securities shall be treated as a single class for all purposes under this Indenture, including waivers, consents, directions, declarations, amendments, redemptions and offers to purchase; provided, however, that if any Additional Securities are not fungible with the Securities issued on the Issue Date for U.S. federal income tax purposes, such Additional Securities shall be issued under a separate CUSIP number (and, if applicable, ISIN).

The Securities shall be issuable only in registered form without coupons in denominations of $2,000 or integral multiples of $1,000 in excess thereof.

SECTION 2.04                      Execution of Securities. The Securities shall be signed on behalf of the Company by two Officers thereof. Such signatures upon the Securities may be the manual or facsimile signatures of the present or any future such Officers and may be imprinted or otherwise reproduced on the Securities. The seal of the Company, if any, is not required to appear on the Securities, but if it does so appear it may be in the form of a facsimile thereof and may be impressed, affixed, imprinted or otherwise reproduced on the Securities.

Only such Securities as shall bear thereon a certificate of authentication substantially in the form hereinbefore recited, manually signed by the Trustee, shall be entitled to the benefits of this Indenture or be valid or obligatory for any purpose. Such certificate by the Trustee upon any Security executed by the Company shall be conclusive evidence that the Security so authenticated has been duly authenticated and delivered hereunder and entitled to the benefits of this Indenture.

In case any Officer of the Company who shall have signed any of the Securities shall cease to be such Officer before the Securities so signed shall have been authenticated and delivered by the Trustee, or disposed of by the Company, such Securities nevertheless may be authenticated and delivered or disposed of as though the Person who signed such Securities had not ceased to be such Officer of the Company; and any Security may be signed on behalf of the Company by such Persons as, at the actual date of the execution of such Security, shall be the proper Officers of the Company, although at the date of such Security or of the execution of this Indenture any such Person was not such Officer.

SECTION 2.05                      Authentication and Delivery of Securities. At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Securities executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Securities, and the Trustee shall thereupon authenticate and deliver such Securities in accordance with such Company Order.

The Trustee shall not be required to authenticate such Securities if the issue of such Securities pursuant to this Indenture will affect the Trustee’s own rights, duties or immunities under the Securities and this Indenture or otherwise in a manner which is not reasonably acceptable to the Trustee.

If any Security shall have been authenticated and delivered hereunder but never issued and sold by the Company, and the Company shall deliver such Security to the Trustee for cancellation as provided in Section 2.14, such Security shall for all purposes of this Indenture be deemed never to have been authenticated and delivered hereunder and shall never be entitled to the benefits of this Indenture.

The Trustee may appoint an authenticating agent reasonably acceptable to the Company to authenticate Securities. Unless limited by the terms of such appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights under Section 7.03 to deal with the Company and its Subsidiaries and Affiliates as any Registrar or Paying Agent.

Each Security shall be dated the date of its authentication.

SECTION 2.06                      Registrar and Paying Agent. The Company shall maintain an office or agency where Securities may be presented for registration of transfer or for exchange (the “Registrar”), and an office or agency where Securities may be presented for redemption or repurchase, if applicable, and for payment (the “Paying Agent”). The Registrar shall keep a register of the Securities and of their transfer and exchange (the “Register”). The Company may have one or more co-registrars and one or more additional paying agents for the Securities. With respect to any Securities, the term “Paying Agent” includes any additional paying agent and the term “Registrar” includes any additional co-registrar.

The Company shall enter into an appropriate agency agreement with any Registrar or Paying Agent not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall notify the Trustee of the name and address of any such Agent and shall furnish the Trustee with an executed counterpart of any such agency agreement. The Company at any time may replace any Registrar or Paying Agent or change the location of any such office or agency without notice to any Holder. The Company will give prompt written notice to the Trustee of any such replacement or change in location. If the Company fails to maintain a Registrar or Paying Agent the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.07. The Company or any Subsidiary incorporated or organized within the United States of America may act as Paying Agent or Registrar.

The Company initially appoints the Trustee as Registrar and Paying Agent.

SECTION 2.07                      Paying Agent to Hold Money in Trust. The Company shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal of, and any premium and interest on, the Securities and shall notify the Trustee of any default by the Company in making any such payment. If the Company or a Subsidiary acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund for the benefit of the Persons entitled thereto. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by the Paying Agent. Upon complying with this Section, the Paying Agent shall have no further liability for the money delivered to the Trustee.

SECTION 2.08                      Holder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders of Securities. If the Trustee is not the Registrar, the Company shall furnish to the Trustee, in writing at least five Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders of the Securities.

SECTION 2.09                      Transfer and Exchange. The Securities shall be transferable only upon the surrender of a Security for registration of transfer. When a Security is presented to the Registrar with a request to register a transfer, the Registrar shall register the transfer as requested if the requirements of this Indenture and any reasonable regulations prescribed by the Company or the Registrar are met. When Securities (other than Global Securities) are presented to the Registrar with a request to exchange them for an equal principal amount of Securities of other denominations, the Registrar shall make the exchange as requested if the same requirements are met.

To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate at the Registrar’s request one or more new Securities of any authorized denominations and of a like aggregate principal amount and tenor.

No service charge shall be made for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax, assessments, or similar governmental charge payable in connection therewith (other than any such transfer taxes, assessments or similar governmental charge payable upon exchange not involving any transfer pursuant to Section 3.07).

The Registrar shall not be required to register the transfer of or exchange of any Security for a period beginning 15 Business Days before the mailing of a notice of redemption or of an offer to repurchase Securities and ending at the close of business on the date of such mailing, or for a period beginning 15 Business Days before an interest payment date and ending on the close of business on such interest payment date, or of any Security selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part.

Prior to the due presentation for registration of transfer of any Security, the Company, the Trustee and any Agent may deem and treat the person in whose name a Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal of, and any premium and interest on, such Security and for all other purposes whatsoever, whether or not such Security is overdue, and none of the Company, the Trustee or any Agent shall be affected by notice to the contrary.

All Securities issued upon any registration of transfer or exchange pursuant to the terms of this Indenture shall evidence the same debt and shall be entitled to the same benefits under this Indenture as the Securities surrendered upon such registration of transfer or exchange.

The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Agent Members or beneficial owners of interests in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

SECTION 2.10                      Replacement Securities. If a mutilated Security is surrendered to the Registrar or if the Holder of a Security claims that the Security has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Security if the Holder satisfies the reasonable requirements of the Company and the Trustee. If required by the Company or the Trustee, such Holder shall furnish an indemnity bond or other security sufficient in the judgment of the Company and the Trustee to protect the Company, the Trustee, the Paying Agent and the Registrar from any loss which any of them may suffer if a Security is replaced. The Company and the Trustee may charge the Holder for their expenses in replacing a Security.

Every replacement Security is an additional obligation of the Company.

SECTION 2.11                      Outstanding Securities. Securities outstanding at any time are all Securities authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation and those described in this Section as not outstanding. Except to the extent provided in the last paragraph of this Section 2.11, a Security does not cease to be outstanding because the Company or an Affiliate of the Company holds the Security.

If a Security is replaced pursuant to Section 2.10, it ceases to be outstanding unless the Trustee and the Company receive proof satisfactory to them that the replaced Security is held by a bona fide purchaser.

If the Paying Agent holds on a redemption date or the Maturity Date money sufficient to pay all principal and interest payable on that date with respect to the Securities (or portions thereof) to be redeemed or maturing, as the case may be, then on and after that date such Securities (or portions thereof) cease to be outstanding and interest on them ceases to accrue.

If the principal amount of any Security is considered paid under Section 4.01, it ceases to be outstanding and interest on it ceases to accrue.

Securities with respect to which the Company has effected legal defeasance or covenant defeasance as provided in Article Eight cease to be outstanding except to the extent provided in Sections 8.03 and 8.04.

In determining whether the Holders of the requisite principal amount of the outstanding Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Securities owned by the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor shall be disregarded and deemed not to be outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities which a Responsible Officer actually knows to be so owned shall be so disregarded. Securities so owned as described in the immediately preceding sentence which have been pledged in good faith may be regarded as outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Securities and that the pledgee is not the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor.

SECTION 2.12                      Temporary Securities. Until definitive Securities are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Securities and deliver them in exchange for temporary Securities.

SECTION 2.13                      Securities Issuable in the Form of a Global Security.

(a)               For all Securities that are to be issued in whole or in part in the form of one or more Global Securities, any such Global Security shall represent such of the outstanding Securities as shall be specified therein and may provide that it shall represent the aggregate amount of outstanding Securities from time to time endorsed thereon and that the aggregate amount of outstanding Securities represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges, transfers or redemptions. Any endorsement of a Global Security to reflect the amount, or any increase or decrease in the amount, of outstanding Securities represented thereby shall be made by the Trustee (i) in such manner and upon instructions given by such Person or Persons as shall be specified in such Security or in a Company Order to be delivered to the Trustee pursuant to Section 2.05 or (ii) otherwise in accordance with written instructions from the Depositary or its nominee on behalf of any Person having a beneficial interest in such Global Security. Any such Global Security shall be registered in the name of the Depositary for such Global Security or Securities or its nominee, shall be delivered by the Trustee or its agent to the Depositary or pursuant to the Depositary’s instruction and shall bear a legend substantially to the following effect (or to such effect as may be required by the Depositary):

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC) ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

(b)               Members of, or participants in, the Depositary (“Agent Members”), and any owner of a beneficial interest in a Global Security, shall have no rights under this Indenture with respect to or under such Global Security, and the Company, the Trustee and any agent of the Company or the Trustee shall be entitled to treat the Depositary or its nominee as the absolute owner of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices of such Depositary governing the exercise of the rights of a holder of a beneficial interest in any Global Security.

(c)               Notwithstanding any other provision in this Indenture, no Global Security may be transferred to, or registered or exchanged for Securities registered in the name of, any Person other than the Depositary for such Global Security or any nominee thereof, and no such transfer may be registered, except as provided in this Section 2.13(c). Every Security authenticated and delivered upon registration or transfer of, or in exchange for or in lieu of, a Global Security shall be a Global Security, except as provided in this Section 2.13(c). If (1) (A) the Depositary for a Global Security notifies the Company that it is unwilling or unable to continue as Depositary for such Global Security or ceases to be a clearing agency registered under the Exchange Act, and (B) a successor Depositary is not appointed by the Company within 90 days, (2) an Event of Default has occurred and is continuing with respect to the Securities and the Registrar has received a request from the Depositary to issue certificated securities (“Certificated Securities”) in lieu of all or a portion of the Global Securities (in which case the Company shall deliver Certificated Securities within 30 days of such request) or (3) the Company determines in its sole discretion and notifies the Trustee that Securities issued in global form shall no longer be represented by a Global Security, then such Global Security may be exchanged by such Depositary for Certificated Securities of any authorized denomination and of a like aggregate principal amount and tenor, registered in the names of, and the transfer of such Global Security or portion thereof may be registered to, such Persons as such Depositary shall direct, in each case, in accordance with the procedures set forth in the Appendix.

(d)               Neither the Company nor the Trustee shall have any responsibility or obligation to any beneficial owner of a Global Security, or interest therein, Agent Member or other Person with respect to the accuracy of the records of the Depositary or its nominee or of any Agent Member, with respect to any ownership interest in Global Securities or with respect to the delivery to any Agent Member, beneficial owner or other Person (other than the Depositary) of any notice (including any notice of redemption) or the payment of any amount, under or with respect to such Securities. Neither the Company nor the Trustee shall be liable for any delay by the related Holder of the Global Security or the Depositary in identifying the beneficial owners, and each such Person may conclusively rely on, and shall be protected in relying on, instructions from such Global Security Holder or the Depositary for all purposes (including with respect to the registration and delivery and the respective principal amounts, of the Securities to be issued).

(e)               Neither the Company, the Trustee nor any agent shall have any responsibility or liability for any actions taken or not taken by the Depositary.

SECTION 2.14                      Cancellation. The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel and dispose of (subject to the record retention requirements of the Exchange Act) all Securities surrendered for registration of transfer, exchange, payment or cancellation in its customary manner and upon written request shall deliver a certificate of such cancellation to the Company. Any Securities purchased by the Company may, to the extent permitted by law, be reissued or resold or may, at its option, be surrendered to the Trustee for cancellation. The Company may not issue new Securities to replace Securities it has delivered to the Trustee for cancellation, except as expressly permitted by the terms of the Securities.

SECTION 2.15                      Defaulted Interest. If the Company defaults in a payment of interest on the Securities, the Company shall pay defaulted interest (plus interest on such defaulted interest to the extent lawful) at the rate borne by the Securities in any lawful manner. In the event that the Company is required to pay defaulted interest to Holders, the Company will provide written notice to the Trustee of its obligation to pay such defaulted interest no later than five days prior to the proposed payment date for the defaulted interest, and such notice shall set forth the amount of defaulted interest to be paid by the Company on such payment date. The Trustee shall not at any time be under any duty or responsibility to any Holder to determine the defaulted interest, or with respect to the nature, extent, or calculation of the amount of defaulted interest owed, or with respect to the method employed in such calculation of the defaulted interest. The Company may pay the defaulted interest to the persons who are Holders on a subsequent special record date. The Company shall fix or cause to be fixed any such special record date and payment date to the reasonable satisfaction of the Trustee and shall promptly mail or cause to be mailed to each Holder a notice that states the special record date, the payment date and the amount of defaulted interest to be paid.

SECTION 2.16                      CUSIP Numbers and ISINs. The Company in issuing the Securities may use “CUSIP” numbers and/or “ISINs” (if then generally in use) and, if so, the Trustee shall use CUSIP numbers and/or ISINs in notices of redemption or repurchase as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption or repurchase and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company shall promptly notify the Trustee in writing of any change in the CUSIP numbers and/or ISINs.

ARTICLE Three

REDEMPTION

SECTION 3.01                      Optional Redemption.

(a)               Except as set forth in this Section 3.01(a), the Company shall not be entitled to optionally redeem the Securities prior to January 1, 2022.

(1)               At any time prior to January 1, 2022, the Company will be entitled at its option to redeem the Securities, in whole or in part, at a redemption price equal to 100% of the principal amount of the Securities to be redeemed plus the Make-Whole Premium as of, and accrued and unpaid interest, if any, to the redemption date (subject to the right of Holders on the relevant record date to receive interest due on the relevant interest payment date), in accordance with paragraph 4 of the Securities.

(2)               At any time prior to January 1, 2022, the Company will be entitled at its option on any one or more occasions to redeem up to 35% of the aggregate principal amount of Securities issued under this Indenture at a redemption price equal to 111.500% of the principal amount of the Securities redeemed, plus accrued and unpaid interest, if any, to the date of redemption (subject to the right of Holders on the relevant record date to receive interest due on the relevant interest payment date), with an amount of cash not greater than the Net Cash Proceeds of one or more Equity Offerings by the Company; provided that, with respect to each such redemption:

(A)             at least 65% of the aggregate principal amount of Securities issued under the Indenture (excluding any Securities held by the Company and its Subsidiaries) remains outstanding immediately after the occurrence of such redemption; and

(B)              such redemption occurs within 180 days of the date of the closing of such Equity Offering.

(b)               At any time on or after January 1, 2022, the Company may redeem the Securities, in whole or in part, at its option, at the redemption prices set forth in paragraph 5(a) of the Securities, plus accrued and unpaid interest, if any, to the redemption date (subject to the right of Holders on the relevant record date to receive interest due on the relevant interest payment date), in accordance with paragraph 5 of the Securities.

(c)               The Trustee shall have no responsibility or obligation whatsoever to calculate the Adjusted Treasury Rate or the Make-Whole Premium in connection with any redemption. The Company will calculate the Adjusted Treasury Rate and the Make-Whole Premium and, prior to the redemption date, deliver an Officers’ Certificate to the Trustee setting forth the Adjusted Treasury Rate and the Make-Whole Premium and showing the calculation of each in reasonable detail.

SECTION 3.02                      Notice to Trustee. If the Company elects to redeem all or any part of the Securities pursuant to the applicable provisions of this Article 3 and the Securities, it shall furnish to the Trustee and the Registrar, at least 30 days but not more than 75 days before the redemption date (unless the Trustee consents to a shorter period), an Officers’ Certificate setting forth the redemption date, the principal amount of Securities to be redeemed and the redemption price (or the manner of calculation thereof) for Securities to be redeemed, except that such Officers’ Certificate may be given more than 75 days before the applicable redemption date if such notice is issued in connection with a defeasance of the Securities or a satisfaction and discharge with respect to the Securities in accordance with this Indenture.

SECTION 3.03                      Selection of Securities to Be Redeemed. If less than all of the Securities are to be redeemed at any time, the Trustee shall select the particular Securities to be redeemed on a pro rata basis or by lot, in each case, in accordance with the procedures of the Depositary, or, if the Securities are listed on any securities exchange, by any other method that complies with the requirements of such exchange; provided, however, that no Securities with a principal amount of $2,000 or less will be redeemed in part. The Trustee shall make the selection from outstanding Securities not previously called for redemption not less than 30 nor more than 60 days prior to the redemption date. Securities and portions of them it selects shall be in amounts of $2,000 or integral multiples of $1,000 in excess thereof, except that if all of the Securities of a Holder are to be redeemed, the entire outstanding amount of such Securities held by such Holder, even if not a multiple of $1,000, shall be redeemed. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption. The Trustee shall notify the Company promptly of the Securities or portions of Securities selected for redemption.

SECTION 3.04                      Notice of Redemption.

(a)               At least 30 days but not more than 60 days before a redemption date, the Company shall mail or cause to be mailed a notice of redemption by first-class mail to each Holder of Securities to be redeemed at such Holder’s registered address or send such notice in accordance with the Depositary’s applicable procedures, except that notice of redemption may be given more than 60 days before the applicable redemption date if such notice is issued in connection with a defeasance of the Securities or a satisfaction and discharge with respect to the Securities in accordance with this Indenture. The notice shall state:

(1)               the redemption date;

(2)               the redemption price or, if the redemption price is not then determinable, the manner in which it is to be determined;

(3)               the aggregate principal amount of Securities being redeemed;

(4)               the name and address of the Paying Agent;

(5)               that Securities called for redemption must be surrendered to the Paying Agent at the address specified in such notice to collect the redemption price, together with any accrued and unpaid interest thereon;

(6)               that, unless the Company defaults in the payment of the redemption price, accrued interest on Securities called for redemption ceases to accrue on and after the redemption date and the only remaining right of the Holders is to receive payment of the redemption price in respect of the Securities upon surrender to the Paying Agent of the Securities;

(7)               if fewer than all of the outstanding Securities are to be redeemed, the identification of the particular Securities to be redeemed, and if any Security is being redeemed in part, the portion of the principal amount of such Security to be redeemed and that, after the redemption date, upon surrender of such Security, in the case of a Certificated Security, a new Security or Securities in principal amount equal to the unredeemed portion will be issued in the name of the Holder thereof upon cancellation of the Security or Securities being redeemed;

(8)               the CUSIP number and/or ISIN, if any, of the Securities to be redeemed;

(9)               any condition precedent to such redemption; and

(10)           the paragraph of the Security and/or Section of this Indenture pursuant to which the Securities called for redemption are being redeemed.

(b)               At the Company’s written request, the Trustee shall give the notice of redemption required in Section 3.04(a) in the Company’s name and at the Company’s expense; provided, however, that the Company shall deliver to the Trustee, at least 15 days prior to the date on which the Company requests that the Trustee give such notice (unless the Trustee consents to a shorter notice period), an Officers’ Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in Section 3.04(a).

(c)               Notice of any redemption, including, without limitation, upon an Equity Offering, may, at the Company’s discretion, be subject to one or more conditions precedent, including, but not limited to, completion of a related Equity Offering. The Company may redeem Securities pursuant to one or more of the relevant provisions in this Indenture, and a single notice of redemption may be delivered with respect to the redemptions made pursuant to different provisions hereof. In addition, if such redemption is subject to satisfaction of one or more conditions precedent, such notice shall state that, in the Company’s discretion, the redemption date may be delayed until such time as any or all such conditions shall be satisfied, or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied by the redemption date, or by the redemption date so delayed. In addition, the Company may provide in such notice that payment of the redemption price and performance of the Company’s obligations with respect to such redemption may be performed by another Person.

SECTION 3.05                      Effect of Notice of Redemption. Once notice of redemption is mailed in accordance with Section 3.04, subject to the satisfaction of any conditions precedent set forth in such notice, Securities called for redemption become due and payable on the redemption date at the redemption price. Upon surrender to the Paying Agent, such Securities shall be paid at the redemption price, plus accrued and unpaid interest to, but not including, the redemption date; provided, however, that installments of interest that are due and payable on or prior to the redemption date shall be payable to the Holders of such Securities, registered as such, at the close of business on the relevant record date for the payment of such installment of interest. Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.

SECTION 3.06                      Deposit of Redemption Price. Prior to 10:00 a.m., New York City time, on the redemption date, the Company shall deposit with the Paying Agent (or if the Company or a Subsidiary is the Paying Agent, shall segregate and hold in trust) funds available on the redemption date sufficient to pay the redemption price of, and accrued and unpaid interest to, but not including, the redemption date on, the Securities to be redeemed on that date. The Paying Agent shall promptly return to the Company any money so deposited which is not required for that purpose upon the written request of the Company, except with respect to monies owed as obligations to the Trustee pursuant to Article Seven.

Unless the Company defaults in making such payment, interest on the Securities to be redeemed will cease to accrue on the applicable redemption date, whether or not such Securities are presented for payment. If any Security called for redemption shall not be so paid upon redemption because of the failure of the Company to comply with the preceding paragraph, interest will continue to be payable on the unpaid principal and any premium including from the redemption date until such principal and any premium is paid, and, to the extent lawful, on any interest not paid on such unpaid principal, in each case at the rate provided in the Securities and in Section 4.01 hereof.

SECTION 3.07                      Securities Redeemed in Part. Upon surrender of a Security that is to be redeemed in part, in the case of a Certificated Security, the Company shall issue and the Trustee upon receipt of a Company Order shall authenticate for the Holder, at the expense of the Company, a new Security equal in aggregate amount to the unredeemed portion of the Security surrendered.

SECTION 3.08                      No Mandatory Redemption or Sinking Fund.

(a)       Except as set forth in Section 3.08(b), the Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Securities, nor (except pursuant to Section 4.11, Section 4.12 and Section 4.13) shall the Company be required to repurchase the Securities at the option of the Holders.

(b) If the Securities would otherwise constitute “applicable high yield discount obligations” (“AHYDOs”) within the meaning of Section 163(i)(1) of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), at the end of all accrual periods ending after the fifth anniversary of the Issue Date (each, an “AHYDO Payment Date”), but not including the final accrual period, the Company will make pro-rata cash payments to all Holders of the Securities then outstanding in an amount equal to the Mandatory Principal Payment Amount (each such payment, a “Mandatory Principal Payment”). The “Mandatory Principal Payment Amount” means the portion of the Securities’ principal required to be paid as of each AHYDO Payment Date to prevent the Securities from being treated as an AHYDO within the meaning of Section 163(i)(1) of the Code. No partial payments, redemptions or repurchases of the Securities prior to an AHYDO Payment Date pursuant to any other provision of this Indenture or the Securities will alter the Company’s obligation to make the Mandatory Principal Payment with respect to the Securities that remain outstanding on an AHYDO Payment Date. Solely for U.S. federal income tax purposes, any Mandatory Principal Payment shall be treated as a payment of accrued original issue discount that constitutes interest for purposes of Section 163(i)(2) of the Code. Any Mandatory Principal Payment paid with respect to Global Securities will be processed as a “partial redemption” through the Depositary, in accordance with its rules and procedures as a “Pro Rata Pass-Through Distribution of Principal.” Any Mandatory Principal Payment shall otherwise be made pursuant to the provisions of Sections 3.02 through 3.07.

ARTICLE Four

COVENANTS

SECTION 4.01                      Payment of Securities. The Company, for the benefit of the Holders of Securities, shall pay the principal of, and any premium and interest on, the Securities on the dates and in the manner provided in the terms of the Securities and this Indenture. Principal or redemption price, and any premium and interest with respect to the Securities, shall be considered paid on the date due if the Trustee or Paying Agent holds by 10:00 a.m., New York City time, on that date money deposited by the Company designated for and sufficient to pay such principal, redemption price, premium and interest as is then due.

The Company, for the benefit of the Holders of Securities, shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal, and any premium, at the rate borne by the Securities to the extent lawful; and it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period) at the same rate to the extent lawful.

SECTION 4.02                      SEC Reports and Rule 144A Information. (a) Notwithstanding that the Company may not be required to remain subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company, within 15 days after it files the same with the SEC, shall deliver to the Trustee copies of the annual reports and the information, documents and other reports (or copies of any such portions of any of the foregoing as the SEC may by rules and regulations prescribe) specified in Section 13 or 15(d) of the Exchange Act; provided that any such annual reports, information, documents or other reports filed with or furnished to the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval (or “EDGAR”) system shall be deemed to be delivered to the Trustee as of the time such information, documents or reports are filed or furnished via EDGAR; provided, however, that the Trustee shall have no obligation whatsoever to determine whether or not such information, documents or reports have been filed pursuant to the EDGAR system (or its successor). Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).

(b)       At any time the Company is not subject to Section 13 or 15(d) of the Exchange Act, the Company shall, so long as any of the Securities shall, at such time, constitute “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, promptly provide to the Trustee and shall, upon written request, provide to any holder, beneficial owner or prospective purchaser of such Securities the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act to facilitate the resale of such Securities pursuant to Rule 144A under the Securities Act. The Company shall take such further action as any holder or beneficial owner of such Securities may reasonably request to the extent from time to time required to enable such holder or beneficial owner to sell such Securities in accordance with Rule 144A under the Securities Act, as such rule may be amended from time to time.

SECTION 4.03                      Compliance Certificates.

(a)               The Company shall deliver to the Trustee, within 120 days after the end of each fiscal year of the Company, an Officers’ Certificate, stating that a review of the activities of the Company and the Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether each of the Company and the Subsidiary Guarantors has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that, to the best of such Officers’ knowledge, each of the Company and the Subsidiary Guarantors has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions hereof (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which such Officers may have knowledge and what action the Company is taking or proposes to take with respect thereto).

(b)               The Company will, so long as any of the Securities are outstanding, deliver to the Trustee within 30 days after any Officer becoming aware of any Default or Event of Default or default in the performance of any covenant, agreement or condition contained in this Indenture, an Officers’ Certificate specifying such Default or Event of Default and what action the Company proposes to take with respect thereto.

SECTION 4.04                      Maintenance of Office or Agency. The Company will maintain in each Place of Payment an office or agency where Securities may be surrendered for registration of transfer or exchange or for presentation for payment, and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 13.02 or at the Corporate Trust Office of the Trustee.

The Company may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in each Place of Payment for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency. The Company hereby initially designates as the Place of Payment for the Securities The City of New York, and initially appoints the Trustee as Paying Agent at its Corporate Trust Office as the Company’s office or agency for each such purpose in such city.

SECTION 4.05                      Continued Existence. Except as permitted by Article Five and Section 10.03 hereof, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and the corporate, partnership or other existence of each Restricted Subsidiary and all rights (charter and statutory) and franchises of the Company and the Restricted Subsidiaries; provided, that the Company shall not be required to preserve the corporate, partnership or other existence of any Restricted Subsidiary, or any such right or franchise, if the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Restricted Subsidiaries, taken as a whole, and that the loss thereof is not disadvantageous in any material respect to the Holders.

SECTION 4.06                      Waiver of Stay, Extension or Usury Laws. The Company and each Subsidiary Guarantor covenants (to the extent that each may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension, or usury law or other law which would prohibit or forgive the Company or any Subsidiary Guarantor from paying all or any portion of the principal of, and any premium and interest on, the Securities as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and (to the extent that it may lawfully do so) each of the Company and the Subsidiary Guarantors hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

SECTION 4.07                      Payment of Taxes and Other Claims. The Company shall pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (a) all taxes, assessments and governmental charges levied or imposed upon the Company or any Restricted Subsidiary or upon the income, profits or property of the Company or any Restricted Subsidiary and (b) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a Lien upon the property of the Company or any Restricted Subsidiary; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment or charge whose amount, applicability or validity is being contested in good faith by appropriate proceedings or where the failure to effect such payment is not disadvantageous in any material respect to the Holders.

SECTION 4.08                      Maintenance of Properties and Insurance.

(a)               The Company shall cause all properties used or held for use in the conduct of its business or the business of any Restricted Subsidiary to be maintained and kept in good condition, repair and working order (ordinary wear and tear excepted) and supplied with all necessary equipment and shall cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this Section 4.08 shall prevent the Company from discontinuing the operation or maintenance of any such property, or disposing of it, if such discontinuance or disposal is, in the judgment of the Company, desirable in the conduct of its business and not disadvantageous in any material respect to the Holders.

(b)               The Company shall provide or cause to be provided, for itself and each of its Restricted Subsidiaries, insurance (including appropriate self-insurance) against loss or damage of the kinds that, in the reasonable, good faith opinion of the Company, are adequate and appropriate for the conduct of the business of the Company and such Restricted Subsidiaries in a prudent manner, with reputable insurers or with the government of the United States or an agency or instrumentality thereof, in such amounts, with such deductibles, and by such methods as shall be customary, in the reasonable, good faith opinion of the Company, for corporations similarly situated in the industry.

SECTION 4.09                      Limitation on Restricted Payments.

(a)               The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, make a Restricted Payment, if at the time the Company or such Restricted Subsidiary makes such Restricted Payment:

(1)               a Default shall have occurred and be continuing (or would result therefrom); or

(2)               the aggregate amount of such Restricted Payment and all other Restricted Payments (including Restricted Payments permitted by clause (4) of Section 4.09(b), but excluding all other Restricted Payments permitted by Section 4.09(b)) since the Issue Date would exceed the sum of (without duplication):

(A)             50% of the Consolidated Net Income accrued during the period (treated as one accounting period) from the beginning of the fiscal quarter in which the Issue Date occurs to the end of the most recent fiscal quarter for which consolidated financial statements of the Company and the Subsidiaries have been made available pursuant to Section 4.02(a) immediately preceding the date of such Restricted Payment (or, in case such Consolidated Net Income shall be a deficit, minus 100% of such deficit); plus

(B)              100% of the aggregate Net Cash Proceeds and the fair market value (as determined in good faith by the Company) of property or assets received by the Company since the Issue Date (x) as a capital contribution (other than from a Subsidiary) to the Company’s common equity capital or (y) from the issuance or sale of Qualified Equity Interests (other than an issuance or sale to any Subsidiary and other than an issuance or sale to an employee stock ownership plan or to a trust established by the Company or any Subsidiary for the benefit of their employees); plus

(C)              the amount by which Indebtedness of the Company or any Subsidiary is reduced on the Company’s consolidated balance sheet upon the conversion or exchange (other than by any Subsidiary) subsequent to the Issue Date of any Indebtedness of the Company or any Subsidiary convertible or exchangeable for Capital Stock (other than Disqualified Stock) of the Company (less the amount of any cash, or the fair market value of any other property, distributed by the Company upon such conversion or exchange).

(b)               The provisions of Section 4.09(a) shall not prohibit:

(1)               any purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of Capital Stock, Disqualified Stock, Subordinated Obligations or Specified Junior Indebtedness made by exchange for, or out of the Net Cash Proceeds of the substantially concurrent sale of, Capital Stock of the Company (other than Disqualified Stock and other than Capital Stock issued or sold to a Subsidiary or an employee stock ownership plan or to a trust established by the Company or any Subsidiary for the benefit of their employees) or a substantially concurrent capital cash contribution received by the Company from its stockholders; provided, however, that (x) such Restricted Payment shall be excluded in the calculation of the amount of Restricted Payments and (y) the Net Cash Proceeds from such sale or such capital cash contribution (to the extent so used for such Restricted Payment) shall be excluded from the calculation of amounts under clause (2)(B) of Section 4.09(a);

(2)               any purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of Subordinated Obligations or Specified Junior Indebtedness made by exchange for, or out of the proceeds of the substantially concurrent sale of, Refinancing Indebtedness; provided, however, that such purchase, repurchase, redemption, defeasance or other acquisition or retirement for value shall be excluded in the calculation of the amount of Restricted Payments;

(3)               any purchase, repurchase, redemption, defeasance or other acquisition or retirement of Disqualified Stock of the Company or any Subsidiary made by exchange for, or out of the Net Cash Proceeds of the substantially concurrent sale of, Disqualified Stock of the Company or such Subsidiary, as the case may be, so long as such refinancing Disqualified Stock constitutes Refinancing Indebtedness; provided, however, that such purchase, repurchase, redemption, defeasance or other acquisition or retirement shall be excluded in the calculation of the amount of Restricted Payments;

(4)               dividends paid within 60 days after the date of declaration thereof if at such date of declaration such dividend would have complied with this covenant; provided, however, that such dividend shall be included in the calculation of the amount of Restricted Payments;

(5)               if no Event of Default shall have occurred and be continuing (or would result therefrom), the declaration and payment of cash dividends in respect of accrued but unpaid dividends owing on any Preferred Stock of the Company previously issued and outstanding on the Issue Date; provided, however, that such payments shall be excluded in the calculation of the amount of Restricted Payments;

(6)               (A) the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of any Capital Stock of the Company or any Subsidiary held by any present or former officer, manager, consultant, director or employee (or their respective Affiliates, estates, spouses, former spouses, successors, executors, administrators, heirs, legatees, distributes or immediate family members) of the Company or any Subsidiary, upon the death, disability, retirement or termination of employment of any such Person or otherwise in accordance with any equity option or equity appreciation rights plan, any management, director and/or employee equity ownership, benefit or incentive plan or agreement, equity subscription plan, employment termination agreement or any other employment agreements or equity holders’ agreement so long as the aggregate amount of all cash paid in respect of all such shares of Capital Stock so purchased, repurchased, redeemed, defeased, acquired or retired in any calendar year pursuant to the terms of any equity option or equity appreciation rights plan, any management, director and/or employee equity ownership, benefit or incentive plan or agreement, equity subscription plan, employment termination agreement or any other employment agreements or equity holders’ agreement does not exceed $50,000,000; and (B) the payment of withholding or similar Taxes payable or expected to be payable by any present or former employee, director, manager or consultant (or their respective Affiliates, estates or immediate family members) and any repurchases of Capital Stock in consideration of such payments including deemed repurchases in connection with the exercise of stock options so long as the amount of such payments does not exceed $25,000,000 in the aggregate; provided, however, that payments of the amounts referred to in the preceding clauses (A) and (B) shall be excluded in the calculation of the amount of Restricted Payments;

(7)               the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of any Subordinated Obligation or any Specified Junior Indebtedness at a purchase price not greater than 101% of the principal amount of such Subordinated Obligation (or Specified Junior Indebtedness, as applicable) in the event of a “Change of Control” in accordance with provisions similar to those set forth in Section 4.13; provided that, prior to or simultaneously with such purchase, repurchase, redemption, defeasance or other acquisition or retirement, the Company has made the required Change of Control Offer, as provided in Section 4.13 with respect to the Securities and has completed the repurchase of all Securities validly tendered for payment in connection with such Change of Control Offer; provided further, however, that such purchases, repurchases, redemptions, defeasances or other acquisitions or retirements for value shall be excluded in the calculation of the amount of Restricted Payments;

(8)               cash payments in lieu of the issuance of fractional shares or interests in connection with the exercise of warrants, options or other rights or securities convertible into or exchangeable for Capital Stock of the Company or any Subsidiary or in connection with a reverse stock split; provided, however, that such amounts shall be excluded in the calculation of the amount of Restricted Payments;

(9)               the repurchase of Capital Stock of the Company (or any direct or indirect parent thereof) deemed to occur upon the exercise of stock options if such Capital Stock represents a portion of the exercise price thereof; provided, however, that such repurchases shall be excluded in the calculation of the amount of Restricted Payments;

(10)           other Restricted Payments in an aggregate amount, taken together with all other Restricted Payments made pursuant to this clause (10), not to exceed $100,000,000; provided, however, that at the time of such Restricted Payment, no Default shall have occurred and be continuing (or would result therefrom); provided, further, however, that such Restricted Payments shall be excluded in the calculation of the amount of Restricted Payments;

(11)           any payment of cash by the Company or any Subsidiary issuer to a holder of Convertible Notes to the extent such cash payment does not exceed an amount equal to the principal amount of such Convertible Notes that are converted or exchanged and any accrued interest paid thereon; provided, however, that such payment shall be excluded in the calculation of the amount of Restricted Payments; and

(12)           the consummation of any exchange of Existing Unsecured Notes for the Securities pursuant to the exchange offers contemplated by the Offering Memorandum; provided, however, that any such exchanges shall be excluded in the calculation of the amount of Restricted Payments.

For the purposes of this Section 4.09, the amount of all Restricted Payments (other than cash) shall be the fair market value (as determined in good faith by the Company) on the date of such Restricted Payment of the asset(s) or securities proposed to be paid, transferred or issued by or to the Company or the applicable Restricted Subsidiary, as the case may be, pursuant to such Restricted Payment.

SECTION 4.10                      Limitation on Liens Securing Funded Debt.

(a)               The Company (i) will not, and will not permit any Restricted Subsidiary to, create, incur or assume any Funded Debt secured by any Liens (other than Permitted Liens) upon any of the properties of the Company or any Restricted Subsidiary and (ii) will not, and will not permit any Subsidiary to, create, incur or assume any Funded Debt secured by any Liens (other than Permitted Liens) upon the Capital Stock of any Restricted Subsidiary or the Capital Stock of any Subsidiary that owns, directly or indirectly through ownership in another Subsidiary, the Capital Stock of any Restricted Subsidiary.

(b)               Notwithstanding the provisions of Section 4.10(a), the Company or any Subsidiary may create, incur or assume Funded Debt secured by Parity Liens (including the Securities) or Junior Liens which would otherwise be subject to the restrictions of such Section, if the aggregate principal amount of such Funded Debt and all other then-outstanding Funded Debt of the Company and any Subsidiary theretofore created, incurred or assumed pursuant to the exception in this Section 4.10(b) does not exceed $2,500,000,000, less, without duplication, the aggregate principal amount of the Securities outstanding at such time.

SECTION 4.11                      Limitation on Sale/Leaseback Transactions.

(a)               The Company will not, and will not permit any of its Restricted Subsidiaries to, enter into any Sale/Leaseback Transaction with any Person (other than the Company or any other Subsidiary) unless (i) the Company or such Restricted Subsidiary, as the case may be, would be entitled to incur Funded Debt secured by Liens in a principal amount equal to the Attributable Indebtedness (treated as if such Attributable Indebtedness were Funded Debt) with respect to such Sale/Leaseback Transaction in accordance with Section 4.10, provided, that Attributable Indebtedness in respect of any Sale/Leaseback Transaction entered into pursuant to this clause (i) shall be treated as Funded Debt for purposes of Section 4.10; or (ii) the Company or such Restricted Subsidiary receives proceeds from such Sale/Leaseback Transaction at least equal to the Fair Market Value thereof and such proceeds are applied in accordance with paragraphs (b) to (c) hereof (or, in the case of a Sale/Leaseback Transaction of any Collateral, such proceeds are applied in accordance with paragraphs (b) and (c) of Section 4.12 (treating such Sale/Leaseback Transaction of such Collateral as a Collateral Sale and the Net Available Proceeds attributable thereto as Net Cash Proceeds for such purposes)).

(b)               The Company may apply Net Available Proceeds from such Sale/Leaseback Transaction (other than the Net Available Proceeds attributable to a Sale/Leaseback Transaction of any Collateral), within 365 days after receipt of Net Available Proceeds from the Sale/Leaseback Transaction, to: (i) the repayment of Indebtedness of the Company or a Subsidiary Guarantor under Credit Facilities or other Senior Indebtedness, including any mandatory redemption or repurchase or make-whole redemption of the Existing Unsecured Notes or the Securities; (ii) make an Investment in assets used or useful in the Oil and Gas Business (including Capital Stock of Persons engaged in the Oil and Gas Business); or (iii) develop by drilling the Company’s oil and gas reserves.

(c)               If, upon completion of the 365-day period referred to in Section 4.11(b), any portion of the Net Available Proceeds (other than Net Available Proceeds of a Sale/Leaseback Transaction of any Collateral, with such Net Available Proceeds to be considered Net Cash Proceeds for such purpose) shall not have been applied by the Company as described in clauses (i), (ii) or (iii) of Section 4.11(b) and such remaining Net Available Proceeds, together with any remaining net cash proceeds from any prior Sale/Leaseback Transaction (such aggregate constituting “Excess Proceeds”), exceed $60,000,000, then the Company will be obligated to make an offer (the “Net Proceeds Offer”) to purchase the Securities and any other Senior Indebtedness in respect of which such an offer to purchase is required to be made concurrently with the Net Proceeds Offer having an aggregate principal amount equal to the Excess Proceeds (such purchase to be made on a pro rata basis if the amount available for such repurchase is less than the principal amount of the Securities and other Senior Indebtedness tendered in such Net Proceeds Offer) at a purchase price of 100% of the principal amount thereof plus accrued and unpaid interest on the Securities and other Senior Indebtedness so repurchased to the date of repurchase; provided that, notwithstanding anything herein to the contrary, the Company shall not be required to commence any Net Proceeds Offer if, as of the date of the most recent Reserve Report delivered (or required to be delivered) on or prior to the date such Net Proceeds Offer would otherwise be required to be made, the PV-10 Collateral Coverage Ratio equals or exceeds 1.50 to 1.00 (it being understood that the Company shall be required to deliver to the Trustee a calculation of such ratio as of the applicable calculation date in a form reasonably acceptable to the Trustee). Upon the completion of the Net Proceeds Offer, the amount of Excess Proceeds will be reset to zero.

(d)               Within 15 days after the Company becomes obligated to make a Net Proceeds Offer (a “Net Proceeds Offer Triggering Event”), the Company (with notice to the Trustee and the Paying Agent), or the Trustee at the Company’s request and expense, will mail or cause to be mailed (or otherwise communicate in accordance with the applicable procedures of the Depositary) to all Holders on the date of the Net Proceeds Offer Triggering Event a notice prepared by the Company (the “Offer Notice”) of the occurrence of such Net Proceeds Offer Triggering Event and of the Holders’ rights arising as a result thereof. The Offer Notice will contain all instructions and materials necessary to enable Holders to tender their Securities to the Company. The Offer Notice, which shall govern the terms of the Net Proceeds Offer, shall state: (1) that the Net Proceeds Offer is being made pursuant to this Section 4.11; (2) the purchase price and the Net Proceeds Payment Date; (3) that any Security not tendered will continue to accrue interest at the stated rate; (4) that any Security accepted for payment pursuant to the Net Proceeds Offer shall cease to accrue interest on the Net Proceeds Payment Date; (5) that Holders will be entitled to withdraw their election if the Company, Depositary or Paying Agent, as the case may be, receives, not later than the expiration of the Net Proceeds Offer, or such longer period as may be required by law, a notice to such effect in the form specified in the Offer Notice; and (6) that Holders whose Securities are purchased only in part will be issued Securities equal in principal amount to the unpurchased portion of the Securities surrendered. The Net Proceeds Offer shall be deemed to have commenced upon mailing (or other communication in accordance with the applicable procedures of the Depositary) of the Offer Notice and shall terminate 20 Business Days after its commencement, unless a longer offering period is required by law.

(e)               Promptly after the termination of the Net Proceeds Offer (the “Net Proceeds Payment Date”), the Company shall, to the extent permitted by applicable law, (i) accept for payment Securities or portions thereof tendered pursuant to the Net Proceeds Offer, (ii) deposit with the Depositary or Paying Agent money sufficient to pay the purchase price of all Securities or portions thereof so tendered and (iii) deliver to the Trustee Securities so accepted together with an Officers’ Certificate stating the Securities or portions thereof tendered to the Company. The Depositary, the Company or the Paying Agent, as the case may be, shall promptly mail or deliver to the Holders of Securities so accepted payment in an amount equal to the purchase price (representing those funds received pursuant to clause (ii) of this Section 4.11(e)), and the Trustee shall promptly authenticate and mail or deliver to each such Holder a new Security equal in principal amount to any unpurchased portion of the Security surrendered; provided that each such new Security will be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof. For purposes of this Section 4.11, the Trustee shall act as the Paying Agent.

(f)                The Company will comply with Section 14 of the Exchange Act and the provisions of Regulation 14E and any other tender offer rules under the Exchange Act and any other federal and state securities laws, rules and regulations which may then be applicable to any Net Proceeds Offer. To the extent that the provisions of any securities laws or regulations conflict with the Net Proceeds Offer procedures included in this Indenture, the Company shall comply with the applicable securities laws and regulations and will be deemed to have complied with its obligations under the Net Proceeds Offer provisions of this Indenture by virtue of such compliance.

(g)               The provisions under this Section 4.11 relative to the Company’s obligation to make an offer to repurchase the Securities as a result of a Sale/Leaseback Transaction may be waived or modified at any time with the written consent of the Holders of a majority in principal amount of the Securities.

SECTION 4.12                      Limitation on Collateral Sales.

(a)               The Company will not, and will not permit any of the Subsidiary Guarantors to, consummate a Collateral Sale, unless:

(1)               the Company or the Subsidiary Guarantor receives consideration at the time of such Collateral Sale at least equal to the Fair Market Value of the Collateral sold or otherwise disposed of (whether directly or indirectly through the sale or disposition of a Subsidiary Guarantor); and

(2)               at least 75% of the consideration received by the Obligors (determined on the date of contractually agreeing to such Collateral Sale) and all other Collateral Sales since the Issue Date, on a cumulative basis, is in the form of cash or Cash Equivalents; provided that the following shall be deemed to be Cash Equivalents for purposes of this clause (2) and for no other purpose:

(A)             any liabilities (as shown on the Company’s most recent consolidated balance sheet or in the footnotes thereto or if incurred or accrued subsequent to the date of such balance sheet, such liabilities as would have been reflected in the Company’s consolidated balance sheet or the footnotes thereto if such incurrence or accrual had been put in place on or prior to the date of such balance sheet, as determined in good faith by the Company), other than contingent liabilities or liabilities that are by their terms subordinated to the Securities or the Guarantee, which (i) are assumed by the transferee of any such assets and from which the applicable Obligor shall have been validly released by all applicable creditors in writing or (ii) that are otherwise cancelled or terminated in connection with the transaction with such transferee (other than intercompany debt owed to the Company or the Subsidiaries);

(B)              any securities, notes or other obligations or assets received by an Obligor from such transferee that are converted by an Obligor into cash or Cash Equivalents (to the extent of the cash or Cash Equivalents received) within 180 days following the closing of such Collateral Sale;

(C)              with respect to any Collateral Sale of Oil and Gas Properties by any Obligor in which such Obligor retains an interest in such property (whether directly or indirectly through retentions of any Capital Stock in any Person owning such property), the costs and expenses related to the exploration, development, completion or production of such Oil and Gas Properties and activities related thereto agreed to be assumed by the transferee (or an Affiliate thereof);

(D)             Indebtedness of any Subsidiary Guarantor that ceases to be a Subsidiary Guarantor as a result of such asset disposition (other than intercompany debt owed to the Company or the Subsidiaries), to the extent that the Company and each other Subsidiary Guarantor are released from any guarantee of payment of the principal amount of such Indebtedness in connection with such Collateral Sale; and

(E)              any Designated Non-Cash Consideration received by any Obligor in respect of the applicable Collateral Sale having an aggregate Fair Market Value, taken together with all other Designated Non-Cash Consideration received pursuant to this clause (E) at any time outstanding, not to exceed the greater of (x) $500,000,000 and (y) 5% of ACNTA determined as of the time of the receipt of such Designated Non-Cash Consideration, with the Fair Market Value of each item of Designated Non-Cash Consideration being measured at the time received and without giving effect to subsequent changes in value.

(b)               Within 365 days after the receipt of any Net Cash Proceeds from any Collateral Sale, any Obligor may apply such Net Cash Proceeds at its option:

(1)               to permanently prepay, repay, redeem, defease or repurchase Priority Lien Debt and other outstanding Priority Lien Obligations;

(2)               to permanently prepay, repay, redeem, defease or repurchase Parity Lien Debt and other outstanding Parity Lien Obligations other than Indebtedness owed to the Company or another Subsidiary; provided that if the Company shall so prepay, repay, redeem, defease or repurchase any such Parity Lien Debt, the Company shall equally and ratably repay (or offer to repay) the Securities as provided either, at the Company’s option, under Section 3.01, through open-market purchases (to the extent such purchases are at or above 100% of the principal amount thereof) or by making an offer (in accordance with the procedures set forth in this Section 4.12 for a Collateral Sale Offer) to all Holders to purchase their Securities at 100% of the principal amount thereof, plus the amount of accrued but unpaid interest, if any, on the amount of Securities that would otherwise be prepaid;

(3)               to (A) repurchase, prepay or redeem Indebtedness with a stated maturity date prior to the Maturity Date; or (B) repay borrowings under the Priority Lien Credit Agreement if either (x) required in connection with a reduction of the “Borrowing Base” (as defined therein) thereunder or (y) accompanied by a reduction in commitments thereunder in the same amount;

(4)               to acquire all or substantially all of the assets of, or a division or line of business of, any Person engaged in an Oil and Gas Business, or any Capital Stock of any Person engaged in an Oil and Gas Business, if, after giving effect to any such acquisition of Capital Stock, such Person is or becomes a Subsidiary Guarantor;

(5)               to make capital expenditures or to make other expenditures for leasehold or seismic purposes, or for maintenance, repair or improvement of existing properties and assets;

(6)               to acquire other assets that are used or useful in an Oil and Gas Business, including Oil and Gas Properties; or

(7)               any combination of the foregoing;

provided that in the case of clauses (4), (5) and (6) above (or combination thereof), a binding commitment to make such acquisitions or expenditures is entered into within 365 days of the consummation of the Collateral Sale that generated the Net Cash Proceeds shall be treated as a permitted application of the Net Cash Proceeds from the date of such commitment so long as an Obligor enters into such commitment with the good faith expectation that such Net Cash Proceeds will be applied to satisfy such commitment within 545 days after the consummation of the Collateral Sale that generated such Net Cash Proceeds and, in the event such commitment is later cancelled or terminated for any reason before the Net Cash Proceeds are applied in connection therewith, then such Net Cash Proceeds shall constitute Excess Collateral Proceeds as described herein as of the date of such cancellation or termination.

(c)               Any Net Cash Proceeds from Collateral Sales that are not applied or invested as provided in Section 4.12(b) will constitute “Excess Collateral Proceeds.” When the aggregate amount of Excess Collateral Proceeds exceeds $60,000,000, the Company will, within 45 days, make an offer to all Holders, and, if required by the terms of other Parity Lien Debt containing provisions similar to those set forth in this Section 4.12 with respect to offers to purchase or redeem with the proceeds of sales of assets, to all holders of such other similar Parity Lien Debt (a “Collateral Sale Offer”) to purchase the maximum principal amount of Securities and/or such Parity Lien Debt that may be purchased out of the Excess Collateral Proceeds; provided that, notwithstanding anything herein to the contrary, the Company shall not be required to commence any Collateral Sale Offer if, as of the date of the most recent Reserve Report delivered (or required to be delivered) on or prior to the date such Collateral Sale Offer would otherwise be required to be made, the PV-10 Collateral Coverage Ratio equals or exceeds 1.50 to 1.00 (it being understood that the Company shall be required to deliver to the Trustee a calculation of such ratio as of the applicable calculation date in a form reasonably acceptable to the Trustee). The offer price in any Collateral Sale Offer will be equal to 100% of the principal amount plus accrued and unpaid interest, to, but excluding, the date of purchase, and will be payable in cash.

(d)               The Company shall commence a Collateral Sale Offer by mailing (with notice to the Trustee and the Paying Agent), or the Trustee at the Company’s request and expense, mailing or causing to be mailed (or otherwise communicating in accordance with the applicable procedures of the Depositary) to all Holders, a notice prepared by the Company of the Collateral Sale Offer and of the Holders’ rights arising as a result thereof. The notice will contain all instructions and materials necessary to enable Holders to tender their Securities to the Company. The notice, which shall govern the terms of the Collateral Sale Offer, shall state: (1) that the Collateral Sale Offer is being made pursuant to this Section 4.12; (2) the purchase price and the payment date; (3) that any Security not tendered will continue to accrue interest at the stated rate; (4) that any Security accepted for payment pursuant to the Collateral Sale Offer shall cease to accrue interest on the payment date; (5) that Holders will be entitled to withdraw their election if the Company, Depositary or Paying Agent, as the case may be, receives, not later than the expiration of the Collateral Sale Offer, or such longer period as may be required by law, a notice to such effect in the form specified in the Collateral Sale Offer; and (6) that Holders whose Securities are purchased only in part will be issued Securities equal in principal amount to the unpurchased portion of the Securities surrendered. The Collateral Sale Offer shall be deemed to have commenced upon mailing (or other communication in accordance with the applicable procedures of the Depositary) of the notice and shall terminate 20 Business Days after its commencement, unless a longer offering period is required by law. If the aggregate principal amount of Securities and other Parity Lien Debt tendered into such Collateral Sale Offer exceeds the amount of Excess Collateral Proceeds, the Excess Collateral Proceeds will be allocated between the Securities and such other Parity Lien Debt based on the principal amount (or accreted value, if applicable) of the Securities and such other Parity Lien Debt tendered and the Trustee will select the Securities to be purchased in the manner described in Section 4.12(g). Upon completion of each Collateral Sale Offer, the amount of Excess Collateral Proceeds will be reset at zero.

(e)               Pending the final application of any Net Cash Proceeds pursuant to this Section 4.12, the holder of such Net Cash Proceeds may apply such Net Cash Proceeds temporarily to reduce obligations under a revolving credit facility or otherwise invest such Net Cash Proceeds in any manner not prohibited by the Indenture. If any Excess Collateral Proceeds remain after consummation of the Collateral Sale Offer, the Company may use those funds for any purpose not otherwise prohibited by the Indenture and they will no longer constitute Excess Collateral Proceeds.

(f)                The Company will comply with Section 14 of the Exchange Act and the provisions of Regulation 14E and any other tender offer rules under the Exchange Act and any other federal and state securities laws, rules and regulations which may then be applicable to any Collateral Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the Collateral Sale Offer procedures included in the Indenture, the Company will comply with the applicable securities laws and regulations and will be deemed to have complied with its obligations under the Collateral Sale provisions of the Indenture by virtue of such compliance.

(g)               If the aggregate principal amount of Securities and Parity Lien Debt validly tendered and not properly withdrawn pursuant to a Collateral Sale Offer exceeds the amount of Excess Collateral Proceeds, the Trustee shall select the Securities and the Company shall select such Parity Lien Debt to be purchased on a pro rata basis on the basis of the aggregate accreted value or principal amount of tendered Securities and Parity Lien Debt (provided that the selection of such Parity Lien Debt shall be made pursuant to the terms of such Parity Lien Debt) and in such manner as complies with applicable legal requirements and applicable procedures of the Depositary.

(h)               The provisions under this Section 4.12 relative to the Company’s obligation to make an offer to repurchase the Securities as a result of a Collateral Sale may be waived or modified at any time with the written consent of the Holders of a majority in principal amount of the Securities.

SECTION 4.13                      Change of Control.

(a)               Upon the occurrence of a “Change of Control”, each Holder shall have the right to require that the Company repurchase such Holder’s Securities at a purchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest on the relevant interest payment date), in accordance with the terms contemplated in Section 4.13(b).

(b)               Unless the Company has previously mailed (or otherwise sent in accordance with the applicable procedures of the Depositary) a notice of redemption pursuant to Section 3.04(a) with respect to all of the outstanding Securities or the Company has previously made a Change of Control Offer in connection with such Change of Control, within 30 days following a Change of Control, the Company shall mail or cause to be mailed (or otherwise communicate in accordance with the applicable procedures of the Depositary) a notice to each Holder (each, a “Change of Control Offer”) with a copy to the Trustee stating:

(1)               that a Change of Control has occurred and that such Holder has the right to require the Company to purchase such Holder’s Securities at a purchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest on the relevant interest payment date);

(2)               a description of the transaction or transactions that constitute a Change of Control;

(3)               the purchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed or otherwise communicated in accordance with the applicable procedures of the Depositary);

(4)               if such notice is delivered prior to the occurrence of a Change of Control, that the Change of Control is conditioned upon the occurrence of such Change of Control and setting forth a brief description of the definitive agreement for the Change of Control; and

(5)               the instructions determined by the Company, consistent with this Section 4.13, that a Holder must follow in order to have its Securities purchased.

(c)               Holders electing to have a Security purchased pursuant to this Section 4.13 shall be required to surrender the Security, with an appropriate form duly completed, to the Company at the address specified in the notice at least three Business Days prior to the purchase date. Holders shall be entitled to withdraw their election pursuant to this Section 4.13 if the Trustee or the Company receives not later than one Business Day prior to the purchase date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Security which was delivered for purchase by the Holder and a statement that such Holder is withdrawing his election to have such Security purchased.

(d)               On the purchase date, all Securities purchased by the Company under this Section 4.13 shall be delivered to the Trustee for cancellation, together with an Officers’ Certificate to confirm the purchase and directing the Trustee to cancel such Securities, and the Company shall pay the purchase price plus accrued and unpaid interest, if any, to the Holders entitled thereto.

(e)               Notwithstanding anything herein to the contrary, a Change of Control Offer may be made in advance of a Change of Control, conditional upon such Change of Control, if a definitive agreement that if fully performed would result in a Change of Control is in effect at the time of making of the Change of Control Offer.

(f)                If Holders of not less than 90% in aggregate principal amount of outstanding Securities validly tender and do not withdraw such Securities in a Change of Control Offer and the Company, or any third party making a Change of Control Offer in lieu of the Company as set forth in Section 4.13(h), repurchases all of the Securities validly tendered and not validly withdrawn by such Holders, the Company or such third party shall have the right, upon not less than 30 days’ nor more than 60 days’ prior notice, provided that such notice is given not more than 30 days following such repurchase pursuant to the Change of Control Offer, to redeem all Securities that remain outstanding following such repurchase at a price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of redemption.

(g)               The Company will comply, to the extent applicable, with Section 14 of the Exchange Act and the provisions of Regulation 14E and any other tender offer rules under the Exchange Act and any other federal and state securities laws, rules and regulations which may then be applicable in connection with the repurchase of Securities pursuant to this Section 4.13. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 4.13, the Company will comply with the applicable securities laws and regulations and will be deemed to have complied with its obligations under this Section 4.13 by virtue of such compliance.

(h)               The Company shall not be required to make a Change of Control Offer pursuant to this Section 4.13 if a third party:

(1)               makes such offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 4.13 relating to the Company’s obligations to make such an offer; and

(2)               purchases all Securities validly tendered and not withdrawn under such an offer.

(i)                 The provisions under this Section 4.13 relative to the Company’s obligations to make a Change of Control Offer may be waived or modified with the written consent of the Holders of a majority in outstanding principal amount of the Securities.

ARTICLE Five

SUCCESSORS

SECTION 5.01                      When Company May Merge, etc. The Company shall not consolidate with or merge with or into any Person or sell, convey, lease, transfer or otherwise dispose of all or substantially all of its assets to any Person, unless:

(1)               (a) the Company survives such consolidation or merger or (b) the Person formed by such consolidation or into which the Company is merged or that acquires by sale, conveyance, transfer or other disposition, or which leases, all or substantially all of the assets of the Company (a “Successor”) is a corporation, limited liability company, general partnership or limited partnership organized and existing under the laws of the United States of America, any state thereof or the District of Columbia, or Canada or any province thereof, and expressly assumes, by supplemental indenture in a form reasonably satisfactory to the Trustee (and similar documents with respect to the other Note Documents, in each case in a form reasonably satisfactory to the Trustee and Collateral Trustee, as applicable), the due and punctual payment of the principal of, and any premium and interest on, all the Securities and the performance of every other covenant and obligation of the Company under this Indenture and the other Note Documents (including taking such action (or agreeing to take such action) as may be reasonably necessary to cause any property or assets that constitute Collateral owned by or transferred to such Successor to continue to constitute Collateral and to be subject to the Parity Liens in the manner and to the extent required under the Note Documents); provided, that unless the Successor is a corporation, a corporate co-issuer of the Securities shall be added hereto by the execution and delivery of a supplemental indenture by such co-issuer; and

(2)               immediately after giving effect to such transaction no Default or Event of Default exists.

In connection with any consolidation, merger, sale, conveyance, lease, transfer or other disposition contemplated by this Section 5.01, the Company shall deliver to the Trustee prior to the consummation of the proposed transaction an Officers’ Certificate to the foregoing effect and an Opinion of Counsel stating that the proposed transaction and such supplemental indenture, if any, comply with this Indenture.

SECTION 5.02                      Successor Substituted. Upon any consolidation, merger, lease, conveyance or transfer in accordance with Section 5.01, the Trustee shall be notified by the Company or the Successor, and the Successor formed by such consolidation or into which the Company is merged or to which such lease, conveyance or transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such Successor had been named as the Company herein and thereafter (except in the case of a lease) the predecessor will be relieved of all further obligations and covenants under this Indenture, the Securities and the other Note Documents. The Successor and the Trustee shall enter into a supplemental indenture to evidence the succession and substitution of such Successor and such discharge and release of such predecessor.

ARTICLE Six

DEFAULTS AND REMEDIES

SECTION 6.01                      Events of Default. An “Event of Default” occurs in respect of the Securities upon:

(1)               default by any Obligor in the payment of principal of, or any premium on, the Securities when due and payable at maturity, upon redemption, upon required purchase, upon declaration or otherwise;

(2)               default by any Obligor in the payment of any installment of interest on the Securities when due and payable and continuance of such default for 30 days;

(3)               default by any Obligor with respect to any other Indebtedness of any Obligor if either (A) such default results in the acceleration of the maturity of any such Indebtedness having a principal amount of $75,000,000 or more individually or, taken together with the principal amount of any other such Indebtedness the maturity of which has been so accelerated, in the aggregate, or (B) such default results from the failure to pay when due principal of any such Indebtedness, after giving effect to any applicable grace period (a “Payment Default”), having a principal amount of $75,000,000 or more individually or, taken together with the principal amount of any other Indebtedness under which there has been a Payment Default, in the aggregate; provided that if any such default is cured or waived or any such acceleration is rescinded, or such Indebtedness is repaid, within a period of 30 days from the continuation of such default beyond any applicable grace period or the occurrence of such acceleration, as the case may be, such Event of Default and any consequent acceleration of the Securities shall be rescinded, so long as any such rescission does not conflict with any judgment or decree or applicable provision of law;

(4)               default in the performance, or breach of, any covenant or agreement of any Obligor in the Indenture (other than a failure to purchase or repurchase the Securities when required under Section 4.11, Section 4.12 or Section 4.13, which, in each case, shall constitute an Event of Default under clause (1) above) and, in each such case, failure to remedy such default within a period of 60 days after written notice thereof from the Trustee or Holders of 25% of the principal amount of the Securities; provided, however, that the Company shall have 90 days after the receipt of such written notice to remedy, or receive a waiver for, any failure to comply with its obligations under this Indenture so long as the Company is attempting to cure such failure as promptly as reasonably practicable;

(5)               a Guarantee by a Subsidiary Guarantor shall cease to be in full force and effect (other than a release of a Guarantee in accordance with Section 10.05) or any Subsidiary Guarantor shall deny or disaffirm its obligations with respect thereto;

(6)               any Obligor pursuant to or within the meaning of any Bankruptcy Law:

(A)             commences a voluntary case or proceeding,

(B)              consents to the entry of an order for relief against it in an involuntary case or proceeding,

(C)              consents to the appointment of a Custodian of it or for all or substantially all of its property,

(D)             makes a general assignment for the benefit of its creditors, or

(E)              admits in writing that it generally is unable to pay its debts as the same become due;

(7)               a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(A)             is for relief (with respect to the petition commencing such case) against the Company or any Subsidiary Guarantor in an involuntary case or proceeding,

(B)              appoints a Custodian of the Company or any Subsidiary Guarantor or for all or substantially all of its property, or

(C)              orders the liquidation of the Company or any Subsidiary Guarantor, and the order or decree remains unstayed and in effect for 60 days; or

(8)               the occurrence of any of the following:

(A)             except as permitted by the Note Documents, any Note Document establishing the Parity Liens ceases for any reason to be enforceable; provided that it will not be an Event of Default under this clause 8(A) if the sole result of the failure of one or more Note Documents to be fully enforceable is that any Parity Lien purported to be granted under such Note Documents on Collateral, individually or in the aggregate, having a Fair Market Value of not more than $50,000,000, ceases to be an enforceable and perfected Parity Lien; provided further, that if such failure is susceptible to cure, no Event of Default shall arise with respect thereto until 90 days after any officer of any Obligor becomes aware of such failure, which failure has not been cured during such time period;

(B)              except as permitted by the Note Documents, any Parity Lien purported to be granted under any Note Document on Collateral, individually or in the aggregate, having a Fair Market Value in excess of $50,000,000, ceases to be an enforceable and perfected second-priority Lien, subject to the Intercreditor Agreement and Permitted Liens; provided that if such failure is susceptible to cure, no Event of Default shall arise with respect thereto until 90 days after any officer of any Obligor becomes aware of such failure, which failure has not been cured during such time period; or

(C)              any Obligor, or any Person acting on behalf of any of them, denies or disaffirms, in writing, any obligations of any Obligor set forth in or arising under any Note Document establishing Parity Liens.

The term “Bankruptcy Law” means Title 11, U.S. Code or any similar federal or state law for the relief of debtors. The term “Custodian” means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

SECTION 6.02                      Acceleration. If an Event of Default (other than an Event of Default specified in clauses (6) or (7)) under Section 6.01 occurs and is continuing, then and in every such case the Trustee or the Holders of not less than 25% of the principal amount of the outstanding Securities may declare the unpaid principal of, and any premium and accrued and unpaid interest on, all the Securities then outstanding to be due and payable, by a notice in writing to the Company (and to the Trustee, if given by Holders), and upon any such declaration such principal, and any premium and accrued and unpaid interest shall become immediately due and payable. If an Event of Default specified in clauses (6) or (7) of Section 6.01 above occurs, all unpaid principal of, and any premium and accrued and unpaid interest on, all Securities then outstanding will become due and payable, without any declaration or other act on the part of the Trustee or any Holder.

The Holders of a majority of the principal amount of the outstanding Securities, by written notice to the Company, the Subsidiary Guarantors and the Trustee, may rescind and annul such declaration of acceleration and its consequences if (1) the Company or any Subsidiary Guarantor has paid or deposited with such Trustee a sum sufficient to pay (A) all overdue installments of interest on all the Securities, (B) the principal of, and any premium and interest on, any Securities that have become due otherwise than by such declaration of acceleration and interest thereon at the rate or rates prescribed therefor in the Securities, (C) to the extent that payment of such interest is lawful, interest on the defaulted interest at the rate or rates prescribed therefor in the Securities, and (D) all money paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel; (2) all Events of Default, other than the non-payment of the principal of, and any premium and interest on, the Securities that have become due solely by such declaration of acceleration, have been cured or waived as provided in this Indenture; and (3) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction. No such rescission will affect any subsequent Event of Default or impair any right consequent thereon.

SECTION 6.03                      Other Remedies. Subject to the Intercreditor Agreement, if an Event of Default occurs and is continuing, the Trustee may, but is not obligated to, pursue, in its own name and as trustee of an express trust, any available remedy by proceeding at law or in equity to collect the payment of principal or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture. If an Event of Default specified under clauses (6) or (7) of Section 6.01 occurs with respect to the Company at a time when the Company is the Paying Agent, the Trustee shall assume the duties of Paying Agent.

The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

SECTION 6.04                      Waiver of Past Defaults. Subject to Sections 6.07 and 9.02, the Holders of at least a majority of the principal amount of the outstanding Securities by notice to the Trustee may waive an existing Default or Event of Default and its consequences, except an Event of Default under clauses (1) and (2) of Section 6.01.

SECTION 6.05                      Control by Majority. The Holders of a majority in principal amount of the outstanding Securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Securities, provided that (1) such direction is not in conflict with any rule of law or with this Indenture and (2) the Trustee may take any other action deemed proper by such Trustee that is not inconsistent with such direction.

SECTION 6.06                      Limitation on Remedies. No Holder of any of the Securities will have any right to institute any proceeding, judicial or otherwise, to appoint a receiver or trustee or to pursue any remedy under this Indenture, unless:

(1)               such Holder has previously given written notice to the Trustee of a continuing Event of Default,

(2)               the Holders of not less than 25% of the principal amount of the outstanding Securities have made written request to such Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee under this Indenture,

(3)               such Holder or Holders have offered to such Trustee indemnity or security satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request,

(4)               the Trustee for 60 days after its receipt of such notice, request and offer of indemnity or security has failed to institute any proceeding, and

(5)               no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority of the principal amount of the outstanding Securities.

A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over other Holders.

SECTION 6.07                      Rights of Holders to Receive Payment.

(a)               Subject to Section 6.07(b) and notwithstanding any provision of this Indenture other than Section 6.07(b), the Holder of any Securities will have the right, which is absolute and unconditional, to receive payment of the principal of and interest on such Securities on the due date and to institute suit for the enforcement of any such payment, and such right may not be impaired without the consent of such Holder.

(b)               Notwithstanding Section 6.07(a) and for the avoidance of doubt, no amendment to, or deletion or waiver of any of, the covenants set forth in this Indenture or any action taken by any Obligor not prohibited by this Indenture (in each case other than with respect to actions set forth in Section 9.02 that require the consent of each Holder of any outstanding Security affected) shall be deemed to impair or affect any rights of any Holder to receive such payment.

SECTION 6.08                      Collection Suit by Trustee. Subject to the Intercreditor Agreement, if an Event of Default in payment of principal or any premium or interest specified in paragraphs (1) or (2) of Section 6.01 occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company or any Subsidiary Guarantor for the whole amount of principal and any premium and interest then due and remaining unpaid with respect to the Securities, and interest on overdue principal and any premium, and, to the extent lawful, interest on overdue interest, and such further amounts as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation and expenses of the Trustee, its agents and counsel.

SECTION 6.09                      Trustee May File Proofs of Claim.

(a)               The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Holders allowed in any judicial proceedings relative to the Company, the Subsidiary Guarantors, their creditors or their property and may collect and receive any money or securities or other property payable or deliverable on any such claims and to distribute the same.

(b)               Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

SECTION 6.10                      Priorities. Subject to the Intercreditor Agreement and the Collateral Trust Agreement, if the Trustee collects any money pursuant to this Article Six with respect to the Securities, it shall pay out the money in the following order:

First: to the Trustee, the Collateral Trustee and their agents for amounts due under Section 7.07;

Second: to Holders for amounts due and unpaid on the Securities for principal, interest and premium, if any, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal, interest and premium, if any, respectively; and

Third: to the Company or to such party as a court of competent jurisdiction shall direct.

The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10.

SECTION 6.11                      Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07, or a suit by Holders of more than 10% in principal amount of the then outstanding Securities.

ARTICLE Seven

TRUSTEE

SECTION 7.01                      Duties of Trustee.

(a)               If an Event of Default has occurred and is continuing, the Trustee shall exercise such rights and powers vested in it by this Indenture and use the same degree of care and skill in such exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b)               Except during the continuance of an Event of Default:

(1)               The Trustee need perform only those duties that are specifically set forth (or incorporated by reference) in this Indenture and no others and no implied covenants or obligations shall be read into this Indenture against the Trustee.

(2)               In the absence of gross negligence on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of certificates or opinions specifically required by any provision hereof to be furnished to it, the Trustee shall examine such certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(c)               The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(1)               This paragraph (c) does not limit the effect of paragraph (b) of this Section 7.01.

(2)               The Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts, as determined pursuant to a final, non-appealable judgment in a court of competent jurisdiction.

(3)               The Trustee shall not be liable to Holders of Securities with respect to action it takes or omits to take in good faith (A) in accordance with a direction received by it from Holders pursuant to Section 6.05, and the Trustee shall be entitled from time to time to request such a direction or (B) in connection with the exercise by the Trustee of any trust or power conferred upon the Trustee under this Indenture.

(d)               Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section 7.01.

(e)               The Trustee shall be under no obligation and may refuse to perform any duty or exercise any right, duty or power hereunder unless it receives indemnity or security reasonably satisfactory to it against any loss, liability, claim, damage or expense. No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur liability, financial or otherwise, in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(f)                The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

SECTION 7.02                      Rights of Trustee. Subject to Section 7.01:

(a)               The Trustee may conclusively rely on and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture or other paper or document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney, to the extent reasonably required by such inquiry or investigation at the expense of the Company and shall incur no liability of any kind by reason of such inquiry or investigation.

(b)               Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate of the Company or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion.

(c)               The Trustee may act through agents or attorneys and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

(d)               The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers under this Indenture.

(e)               The Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and reliance thereon.

(f)                In no event shall the Trustee be responsible or liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(g)               The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Securities and this Indenture.

(h)               The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder and each agent, custodian and other person employed by the Trustee to act hereunder.

(i)                 The Trustee may request that the Company deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture.

(j)                 Any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution.

(k)               The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

SECTION 7.03                      Individual Rights of Trustee. The Trustee in its individual or any other capacity (including in its capacity as the Collateral Trustee) may become the owner or pledgee of Securities and may otherwise deal with the Company or its Subsidiaries or Affiliates with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

SECTION 7.04                      Trustee’s Disclaimer. The Trustee makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Company’s use of the proceeds from the Securities or any prospectus, offering or solicitation documents, and it shall not be responsible for any statement in the Securities other than its certificate of authentication.

SECTION 7.05                      Notice of Defaults. If a Default occurs and is continuing and if it is actually known to a Responsible Officer, the Trustee shall mail to each Holder of Securities pursuant to Section 13.02 a notice of the Default within 90 days after it occurs. Except in the case of a Default in any payment on any Security, the Trustee may withhold the notice and shall be protected in so withholding if and so long as it determines in good faith that withholding the notice is in the interests of Holders of Securities.

SECTION 7.06                      TIA and Listings. The Trustee shall comply with TIA Section 313(b)(2) as if such provision were applicable to this Indenture. The Company shall notify the Trustee in writing when the Securities become listed on any national securities exchange or of any delisting thereof.

SECTION 7.07                      Compensation and Indemnity. Each of the Company and the Subsidiary Guarantors, jointly and severally, agrees to pay the Trustee from time to time compensation for its services as shall be agreed upon from time to time in writing between the Company and the Trustee (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust). The Company agrees to reimburse the Trustee upon request for all reasonable out-of-pocket expenses, disbursements and advances incurred by it. Such expenses shall include when applicable the reasonable compensation and expenses of the Trustee’s agents and counsel.

The Trustee shall not be under any obligation to institute any suit, or take any remedial action under this Indenture, or to enter any appearance or in any way defend any suit in which it may be a defendant, or to take any steps in the execution of the trusts created hereby or thereby or in the enforcement of any rights and powers under this Indenture, until it shall be indemnified to its satisfaction against any and all expenses, disbursements and advances incurred or made by the Trustee in accordance with any provisions of this Indenture, including compensation for services, costs, expenses, outlays, counsel fees and other disbursements, and against all liability (including fees and expenses incurred by the Trustee pursuant to the penultimate paragraph of Section 7.08) determined not to have been caused by its own negligence or willful misconduct. Each of the Company and the Subsidiary Guarantors agrees to indemnify the Trustee against any loss, liability, claim, damage or expenses incurred by it arising out of or in connection with the acceptance and administration of the trust and its duties hereunder as Trustee, Registrar and/or Paying Agent, if any, including the costs and expenses of enforcing this Indenture against the Company (including with respect to this Section 7.07) and of defending itself against any claim (whether asserted by the Company or any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder. The Trustee shall notify the Company of any claim of which a Responsible Officer has received written notice for which it may seek indemnity; however, the failure of the Trustee to promptly notify the Company shall not limit its right to indemnification. The Company shall defend each such claim and the Trustee shall cooperate in the defense. The Trustee may retain separate counsel and the Company shall reimburse the Trustee for the reasonable fees and expenses of such counsel. Neither the Company nor any Subsidiary Guarantor shall pay for any settlement made without its consent (which consent shall not be unreasonably withheld).

Neither the Company nor any Subsidiary Guarantor shall be obligated to reimburse any expense or indemnify against any loss, liability, claim or damage incurred by the Trustee determined to have been caused by the Trustee’s own negligence or willful misconduct. To secure the payment obligations of the Company in this Section, the Trustee shall have a claim prior to that of the Holders of the Securities on all money or property held or collected by the Trustee, except that held in trust to pay principal of and interest on, or the redemption price of, particular Securities. The Trustee’s right to receive payment of any amounts due under this Section 7.07 shall not be subordinate to any other liability or Indebtedness of the Company or any Subsidiary Guarantor.

When the Trustee incurs expenses or renders services after the occurrence of any Event of Default specified in clauses (6) or (7) of Section 6.01, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

The benefits of this section shall survive termination of this Indenture and resignation or removal of the Trustee.

SECTION 7.08                      Replacement of Trustee. The Trustee may resign by so notifying the Company and the Subsidiary Guarantors. The Holders of a majority in principal amount of the Securities may remove the Trustee by so notifying the Trustee and the Company in writing. The Company may remove the Trustee if:

(a)               the Trustee fails to comply with Section 7.10;

(b)               the Trustee is adjudged a bankrupt or insolvent;

(c)               a receiver or other public officer takes charge of the Trustee or its property; or

(d)               the Trustee becomes incapable of acting as Trustee hereunder.

If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of Securities may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company and the Subsidiary Guarantors. Immediately after that and upon payment of its charges hereunder, the retiring Trustee shall transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.07, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Holder of Securities.

If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of a majority in principal amount of Securities may petition, at the expense of the Company, any court of competent jurisdiction for the appointment of a successor Trustee.

If the Trustee fails to comply with Section 7.10, any Holder of Securities may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee. Any successor Trustee shall comply with TIA Section 310(a)(5) as if such provision were applicable to this Indenture.

SECTION 7.09                      Successor Trustee by Merger, etc. If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust assets to, another corporation or national association, the successor corporation or national association without any further act shall be the successor Trustee; provided that such corporation or national association shall be otherwise eligible and qualified under this Article and shall notify the Company of its successor hereunder.

SECTION 7.10                      Eligibility; Disqualification. This Indenture shall always have a Trustee that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $100,000,000 as set forth in its most recent published annual report of condition. No obligor upon the Securities shall serve as a Trustee.

SECTION 7.11                      Preferential Collection of Claims Against Company. The Trustee shall comply with TIA Section 311(a) as if such provision were applicable to this Indenture, excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein as if such provision were applicable to this Indenture.

ARTICLE Eight

DEFEASANCE

SECTION 8.01                      [Reserved].

SECTION 8.02                      Option to Effect Legal Defeasance or Covenant Defeasance. The Company may, at the option of its Board of Directors evidenced by a resolution set forth in an Officers’ Certificate, at any time, elect to exercise its rights pursuant to either Section 8.03 or 8.04 with respect to all outstanding Securities upon compliance with the conditions set forth below in this Article Eight.

SECTION 8.03                      Legal Defeasance and Discharge. Upon the Company’s exercise under Section 8.02 of the option applicable to this Section 8.03, each Obligor shall be deemed to have been discharged from its obligations with respect to all outstanding Securities on the date all conditions set forth below are satisfied (hereinafter, “Legal Defeasance”). For this purpose, such Legal Defeasance means that the Obligors shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Securities and any Guarantees thereof, which shall thereafter be deemed to be “outstanding” only for the purposes of Section 8.06 and the other Sections of this Indenture referred to in clauses (a) and (b) of this Section 8.03, and to have satisfied all their other obligations under such Securities and this Indenture and the other Note Documents (insofar as related to the Securities and this Indenture) (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following which shall survive such satisfaction and discharge until otherwise terminated or discharged hereunder: (a) the rights of Holders of outstanding Securities to receive solely from the trust fund described in Section 8.06, and as more fully set forth in such Section, payments in respect of the principal of, and any premium and interest on, such Securities when such payments are due, (b) the Company’s obligations with respect to such Securities under Sections 2.06, 2.09, 2.10, 2.12 and 4.04, (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company’s obligations in connection therewith (including, but not limited to, Section 7.07) and (d) this Article Eight. Subject to compliance with this Article Eight, the Company may exercise its option under this Section 8.03 notwithstanding the prior exercise of its option under Section 8.04.

If the Company exercises its Legal Defeasance option, the Collateral will be released.

SECTION 8.04                      Covenant Defeasance. Upon the Company’s exercise under Section 8.02 of the option applicable to this Section 8.04, the Company shall be released from its obligations under the covenants contained in Sections 4.02, 4.03, 4.07, 4.08, 4.09, 4.10, 4.11, 4.12 and 4.13 and Article Five and any covenants contained in the Security Documents (insofar as related to the Securities and this Indenture) with respect to the outstanding Securities on and after the date the conditions set forth below are satisfied (hereinafter, “Covenant Defeasance”), and the Securities shall thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Securities shall not be deemed outstanding for accounting purposes). For this purpose, such Covenant Defeasance means that, with respect to the outstanding Securities, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01, but, except as specified above, the remainder of this Indenture and such Securities shall be unaffected thereby. In addition, upon the Company’s exercise under Section 8.02 of the option applicable to this Section 8.04, clauses (3) through (8) of Section 6.01 shall not constitute Events of Default with regard to such Securities.

If the Company exercises its Covenant Defeasance option, the Collateral will be released.

SECTION 8.05                      Conditions to Legal or Covenant Defeasance. The following shall be the conditions to application of either Section 8.03 or Section 8.04:

(a)               The Company shall irrevocably have deposited or cause to be deposited with the Trustee (or another trustee satisfying the requirements of Section 7.10 who shall agree to comply with the provisions of this Article Eight applicable to it) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of Securities, (a) cash in U.S. Legal Tender in an amount, or (b) U.S. Government Securities which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, cash in U.S. Legal Tender in an amount, or (c) a combination thereof, in such amounts, as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (or other qualifying trustee) to pay the principal of, and any premium and interest on, the outstanding Securities on each date on which such principal or any premium or interest is due and payable or on any redemption date established pursuant to the last paragraph of Section 8.06; provided that, upon any redemption that requires the payment of a make-whole or other premium, (x) the amount of cash in U.S. Legal Tender, U.S. Government Securities or combination thereof that must be deposited will be determined using an assumed applicable premium calculated as of the date of such deposit and (y) the Company will deposit any deficit in trust on or prior to the redemption date as necessary to pay the applicable premium as determined by such date; provided further, that the Trustee shall have been irrevocably instructed to apply such money or the proceeds of such U.S. Government Securities to said payments with respect to the Securities;

(b)               In the case of an election under Section 8.03, the Company shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that (i) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (ii) since the date hereof, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the Holders of the outstanding Securities will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(c)               In the case of an election under Section 8.04, the Company shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee to the effect that the Holders of the outstanding Securities will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(d)               No Default or Event of Default shall have occurred and be continuing on the date of such deposit or, insofar as clauses (6) or (7) of Section 6.01 is concerned, at any time in the period ending on the 91st day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period);

(e)               Such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under any material agreement other than this Indenture (this Indenture being the subject of clause (d) above), or instrument to which the Company is a party or by which the Company is bound;

(f)                In the case of any election under Section 8.03 or 8.04, the Company shall have delivered to the Trustee an Officers’ Certificate stating that the deposit made by the Company pursuant to its election under Section 8.03 or 8.04 was not made by the Company with the intent of preferring the Holders over other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others; and

(g)               The Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for relating to either the Legal Defeasance under Section 8.03 or the Covenant Defeasance under Section 8.04 (as the case may be) have been complied with as contemplated by this Section 8.05.

SECTION 8.06                      Deposited Money and U.S. Government Securities to be Held in Trust; Other Miscellaneous Provisions. Subject to Section 8.07, all money and U.S. Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.06, the “Trustee”) pursuant to Section 8.05 shall be held in trust and applied by the Trustee, in accordance with the provisions of the Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company or a Subsidiary Guarantor, if any, acting as Paying Agent) as the Trustee may determine, to the Holders of the Securities of all sums due and to become due thereon in respect of principal and any premium and interest, but such money need not be segregated from other funds except to the extent required by law.

The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or U.S. Government Securities deposited pursuant to Section 8.05 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Securities.

Anything in this Article Eight to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the Company’s written request any money or U.S. Government Securities held by it as provided in Section 8.05 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.05(b)), are in excess of the amount thereof which would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Before or after the deposit pursuant to Section 8.05(a), the Company may make arrangements satisfactory to the Trustee for the redemption of Securities at a future date pursuant to Article Three.

SECTION 8.07                      Repayment to Company. Any money deposited with the Trustee or any Paying Agent, or then held by the Company, whether pursuant to this Article Eight or otherwise, in trust for the payment of the principal of, and any premium and interest on, or redemption price on, any Security which has remained unclaimed for two years after such principal and any premium or interest has become due and payable shall be paid to the Company on its written request (unless an abandoned property law designates another Person) or (if then held by the Company) shall be discharged from such trust; and the Holder of such Securities shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease.

SECTION 8.08                      Reinstatement. If the Trustee or Paying Agent is unable to apply any U.S. Legal Tender or U.S. Government Securities in accordance with Section 8.03 or 8.04, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining, or otherwise prohibiting such application, then the Company’s obligations under this Indenture, the Securities and the other Note Documents (insofar as related to this Indenture and the Securities) shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.03 or 8.04 until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with this Article Eight; provided, however, that, if the Company makes any payment of principal of, or any premium or interest on, or redemption price on the Securities following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of the Securities to receive such payment from the money held by the Trustee or Paying Agent. In the event the Company’s obligations under this Indenture and the Securities are revived and reinstated pursuant to this Section 8.08, then the obligations of each Subsidiary Guarantor under its Guarantee, if any, and this Indenture that were released pursuant to Section 10.05 as a result of the Company’s exercise of its rights under this Article Eight shall be revived and reinstated as though such release had not occurred.

ARTICLE Nine

AMENDMENTS, SUPPLEMENTS AND WAIVERS

SECTION 9.01                      Without Consent of Holders. The Obligors, the Trustee and the Collateral Trustee, if applicable, may amend or supplement this Indenture, the Securities or the other Note Documents without notice to or consent of any Holder:

(a)               to cure any ambiguity, omission, defect or inconsistency; provided that such modification shall not adversely affect the Holders in any material respect;

(b)               to comply with Sections 5.01 and 10.03;

(c)               [Reserved];

(d)               to reflect the addition or release of any Subsidiary Guarantor from its Guarantee, as provided for by this Indenture, or to reflect the addition of any Collateral or the release of Liens on the Collateral, in the manner provided for in this Indenture or the other Note Documents;

(e)               [Reserved];

(f)                to provide for the issuance of Additional Securities in accordance with the limitations set forth in this Indenture;

(g)               [Reserved];

(h)               to make any change that would provide any additional benefit or rights to the Holders or that does not adversely affect the rights of any Holder in any material respect;

(i)                 to evidence or provide for the acceptance of an appointment by a successor Trustee or Collateral Trustee;

(j)                 to conform the text of the Note Documents (i) to any provision under the heading “Description of Second Lien Notes” in the Offering Memorandum, to the extent that the Trustee (and Collateral Trustee, if applicable) has received an Officers’ Certificate stating that such text constitutes an unintended conflict with, or is inconsistent with, the description of the corresponding provision in such “Description of Second Lien Notes” or (ii) as may be necessary or advisable to preserve and confirm the relative priorities of the Secured Debt Documents as such priorities are contemplated by and set forth in the Intercreditor Agreement, as set forth in an Officers’ Certificate delivered to the Trustee (and Collateral Trustee, if applicable);

(k)               to make, complete or confirm any grant of Collateral permitted or required by the Note Documents;

(l)                 to release or subordinate Liens on Collateral in accordance with the Note Documents or to confirm and evidence such release or subordination, or the termination or discharge of any Lien with respect to or securing the Securities or the Guarantee, in accordance with the Note Documents; or

(m)             with respect to the Note Documents, as provided in the Intercreditor Agreement and the Collateral Trust Agreement.

In addition, the Intercreditor Agreement and the Collateral Trust Agreement may be amended in accordance with their terms and without the consent of any Holder or the Trustee with the consent of the parties thereto or otherwise in accordance with their terms, including to add additional Indebtedness as Priority Lien Debt, Parity Lien Debt or Junior Lien Debt and add other parties (or any authorized agent thereof or trustee therefor) holding such Indebtedness thereto and to establish that the Liens on any Collateral securing such Indebtedness shall rank equally with the Liens on such Collateral securing the other Priority Lien Debt, Parity Lien Debt or Junior Lien Debt, as applicable, then outstanding, in each case to the extent permitted by the Secured Debt Documents.

Upon the written request of the Company and the Subsidiary Guarantors, accompanied by a Board Resolution of the Company and of each Subsidiary Guarantor authorizing the execution of any such supplemental indenture, and upon receipt by the Trustee of the documents described in Section 9.06, the Trustee and the Collateral Trustee, if applicable, shall join with the Company and the Subsidiary Guarantors in the execution of any supplemental indenture authorized or permitted by the terms of this Indenture and make any further appropriate agreements and stipulations that may be therein contained.

SECTION 9.02                      With Consent of Holders. Except as provided below in this Section 9.02, the Obligors, the Trustee and the Collateral Trustee, if applicable, may amend or supplement this Indenture or the Securities with the consent (including consents obtained in connection with a tender offer or exchange offer for Securities or a solicitation of consents in respect of Securities) of the Holders of at least a majority in aggregate principal amount of the Securities then outstanding.

For purposes of this Indenture, the consent of the Holder of a Global Security shall be deemed to include any consent delivered by any member of, or participant in, the Depositary or such other depositary institution hereinafter appointed by the Company by electronic means in accordance with the Automated Tender Offer Procedures system or other customary procedures of, and pursuant to authorization by, such entity.

Upon the written request of the Company and the Subsidiary Guarantors, accompanied by a Board Resolution of the Company and each Subsidiary Guarantor authorizing the execution of any such supplemental indenture, and upon the filing with the Trustee and the Collateral Trustee, if applicable, of evidence of the consent of the Holders as aforesaid, and upon receipt by the Trustee of the Opinion of Counsel and Officers’ Certificate described in Section 9.06, the Trustee and the Collateral Trustee, if applicable, shall join with the Company and the Subsidiary Guarantors in the execution of such supplemental indenture.

It shall not be necessary for the consent of the Holders under this Section 9.02 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

The Holders of a majority in aggregate principal amount of the outstanding Securities may waive compliance in a particular instance by the Company or the Subsidiary Guarantors with any provision of this Indenture or the Securities (including waivers obtained in connection with a tender offer or exchange offer for Securities or a solicitation of consents in respect of Securities). However, without the consent of each Holder affected, an amendment, supplement or waiver under this Section 9.02 may not:

(1)               reduce the percentage of principal amount of Securities whose Holders must consent to an amendment, supplement or waiver of any provision of this Indenture or the Securities;

(2)               reduce the rate or change the time for payment of interest, including default interest, if any, on the Securities;

(3)               reduce the principal amount of any Security or change the Maturity Date of the Securities;

(4)               reduce the amount payable upon a required purchase (to the extent the Company has at the time become obligated under this Indenture to affect a required purchase) or the redemption of any Security;

(5)               [Reserved];

(6)               waive any Event of Default under clauses (1) and (2) of Section 6.01;

(7)               make any Security payable in money other than that stated in such Security;

(8)               impair the right of Holders of Securities to receive payment of the principal of and interest on the Securities on the respective due dates therefor and to institute suit for the enforcement of any such payment; or

(9)               make any change in Sections 6.04 or 6.07 or in this sentence of this Section 9.02.

In addition, the consent of Holders representing at least 66.67% of the outstanding Securities (including consents obtained in connection with a tender offer or exchange offer for Securities or a solicitation of consents in respect of Securities) will be required to release the Liens for the benefit of the Holders on all or substantially all of the Collateral, other than in accordance with the Note Documents.

SECTION 9.03                      [Reserved].

SECTION 9.04                      Revocation and Effect of Consents. A consent to an amendment, supplement or waiver by a Holder of a Security shall bind the Holder and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder’s Security, even if notation of the consent is not made on any Security. However, any such Holder or subsequent Holder may revoke the consent as to its Security or portion of a Security if the Trustee receives written notice of revocation before a date and time therefor identified by the Company in a notice furnished to such Holder in accordance with the terms of this Indenture or, if no such date and time shall be identified, the date the amendment, supplement or waiver becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver. If the Company elects to fix a record date for such purpose, the record date shall be fixed at (i) the later of 30 days prior to the first solicitation of such consent or the date of the most recent list of Holders furnished to the Trustee prior to such solicitation pursuant to Section 2.08, or (ii) such other date as the Company shall designate. If a record date is fixed, then notwithstanding the provisions of the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to consent to such amendment, supplement or waiver or to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No consent shall be valid or effective for more than 90 days after such record date unless consent from the Holders of the principal amount of Securities required hereunder for such amendment, supplement or waiver to be effective also shall have been given and not revoked within such 90-day period.

After an amendment, supplement or waiver becomes effective, it shall bind every Holder unless it makes a change described in any of clauses (1) through (9) of Section 9.02. In that case the amendment, supplement or waiver shall bind each Holder of a Security who has consented to it and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder’s Security.

SECTION 9.05                      Notation on or Exchange of Securities. If an amendment, supplement or waiver changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security about the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms. Failure to make appropriate notation or issue a new Security shall not affect the validity of any such amendment, supplement or waiver.

SECTION 9.06                      Trustee Protected. The Trustee and the Collateral Trustee shall sign any amendment, supplement or waiver authorized pursuant to this Article Nine if the amendment, supplement or waiver does not adversely affect the rights of the Trustee or the Collateral Trustee, as applicable. If it does adversely affect the rights of the Trustee or the Collateral Trustee, the Trustee or the Collateral Trustee, as applicable, may but need not sign it. In signing such amendment, supplement or waiver the Trustee and the Collateral Trustee shall be provided with, and (subject to Article Seven) shall be fully protected in relying upon, an Opinion of Counsel and an Officers’ Certificate of the Company complying with the requirements of Section 13.05 and stating that such amendment, supplement or waiver is authorized or permitted by and complies with this Indenture.

ARTICLE Ten

GUARANTEES

SECTION 10.01                  [Reserved].

SECTION 10.02                  Unconditional Guarantee. Each Subsidiary Guarantor hereby, jointly and severally, fully and unconditionally guarantees, as principal obligor and not only as surety (such guarantee to be referred to herein, individually and collectively, as the “Guarantee”), to each Holder the due and punctual payment of the principal of, and any premium and interest on, the Securities and all other amounts due and payable under this Indenture and the Securities by the Company whether at Maturity Date or otherwise, including, without limitation, interest on the overdue principal of, and any premium and interest on, the Securities, to the extent lawful, all in accordance with the terms hereof and thereof; subject, however, to the limitations set forth in Section 10.06.

Failing payment when due of any amount so guaranteed for whatever reason, the Subsidiary Guarantors will be jointly and severally obligated to pay the same immediately. Each Subsidiary Guarantor hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Securities or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Securities with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Subsidiary Guarantor. Each Subsidiary Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that this Guarantee will not be discharged except by complete performance of the obligations contained in the Securities, this Indenture and in this Guarantee. If any Holder or the Trustee is required by any court or otherwise to return to the Company, any Subsidiary Guarantor, or any custodian, trustee, liquidator or other similar official acting in relation to the Company or any Subsidiary Guarantor, any amount paid by the Company or any Subsidiary Guarantor to the Trustee or such Holder, this Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Subsidiary Guarantor agrees it shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Subsidiary Guarantor further agrees that, as between each Subsidiary Guarantor, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article Six for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any acceleration of such obligations as provided in Article Six, such obligations (whether or not due and payable) shall forthwith become due and payable by each Subsidiary Guarantor for the purpose of this Guarantee.

SECTION 10.03                  Subsidiary Guarantors May Consolidate, etc., on Certain Terms.

(a)               Subject to paragraph (b) of this Section 10.03, no Subsidiary Guarantor (other than a Subsidiary Guarantor whose Guarantee is to be released in accordance with this Indenture) may consolidate or merge with or into (whether or not such Subsidiary Guarantor is the surviving Person) another Person unless (i) the Person formed by or surviving any such consolidation or merger (if other than such Subsidiary Guarantor) (a “Successor Guarantor”) assumes all the obligations of such Subsidiary Guarantor under this Indenture and the other Note Documents (and takes such action (or agrees to take such action) as may be reasonably necessary to cause any property or assets that constitute Collateral owned by or transferred to such Successor Guarantor to continue to constitute Collateral and to be subject to the Parity Liens in the manner and to the extent required under the Note Documents) pursuant to a supplemental indenture (and similar documents with respect to the other Note Documents), in each case, in a form reasonably satisfactory to the Trustee and Collateral Trustee and (ii) immediately after such transaction, no Default or Event of Default exists. In connection with any consolidation or merger contemplated by this Section 10.03, the Company shall deliver to the Trustee prior to the consummation of the proposed transaction an Officers’ Certificate to the foregoing effect and an Opinion of Counsel stating that the proposed transaction and such supplemental indenture, if any, comply with this Indenture. This Section 10.03(a) is not applicable to a merger between Subsidiary Guarantors or a merger between the Company and a Subsidiary Guarantor.

(b)               In the event of a sale or other disposition of all or substantially all of the assets of any Subsidiary Guarantor or a sale or other disposition of all of the Capital Stock of such Subsidiary Guarantor, in any case by way of merger, consolidation or otherwise, then such Subsidiary Guarantor (in the event of a sale or other disposition, by way of such a merger, consolidation or otherwise, of all of the Capital Stock of such Subsidiary Guarantor) or the Person acquiring the assets (in the event of a sale or other disposition of all or substantially all of the assets of such Subsidiary Guarantor) will be automatically released and relieved of any obligations under its Guarantee and the Lien on such Subsidiary Guarantor’s Collateral securing the Parity Lien Obligations (including such Subsidiary Guarantor’s Guarantee) will be released.

SECTION 10.04                  Addition of Subsidiary Guarantors.

(a)               The Company shall cause each Person that becomes a Domestic Subsidiary after the Issue Date and that guarantees any other Indebtedness of the Company or a Subsidiary Guarantor in excess of the De Minimis Guaranteed Amount to execute and deliver a supplemental indenture pursuant to which such Subsidiary shall guarantee the payment of such Securities pursuant to the terms hereof within 60 days after the later of (i) the date that such Person becomes a Domestic Subsidiary and (ii) the date that such Person guarantees such other Indebtedness; provided that no guarantee shall be required if the Subsidiary merges into the Company or merges into an existing Subsidiary Guarantor and the surviving entity remains a Subsidiary Guarantor.

(b)               Any Person that was not a Subsidiary Guarantor on the date of this Indenture may become a Subsidiary Guarantor by executing and delivering to the Trustee (i) a supplemental indenture in form and substance satisfactory to the Trustee, which subjects such Person to the provisions of this Indenture as a Subsidiary Guarantor and (ii) an Opinion of Counsel and Officers’ Certificate to the effect that such supplemental indenture has been duly authorized and executed by such Person and constitutes the legal, valid and binding obligation of such Person (subject to such customary exceptions concerning creditors’ rights and equitable principles as may be acceptable to the Trustee in its discretion and provided that no opinion need be rendered concerning the enforceability of the Guarantee) and complying with the requirements of Section 13.05.

SECTION 10.05                  Release of a Subsidiary Guarantor. Upon (i) the sale or disposition of all the Capital Stock of a Subsidiary Guarantor (or all or substantially all of its assets), in any case whether by way of merger, consolidation or otherwise or (ii) subject to satisfaction of the requirements set forth in Section 4.01(a)(i) of the Intercreditor Agreement, the cessation by a Subsidiary Guarantor to guarantee any other Indebtedness of the Company or any other Subsidiary Guarantor other than the De Minimis Guaranteed Amount, in each case which is otherwise in compliance with the terms of this Indenture, including but not limited to the provisions of Section 10.03, such Subsidiary Guarantor shall be automatically released from all of its Guarantee and related obligations in this Indenture without any further action by the Trustee, the Company or such Subsidiary Guarantor and the Lien on such Subsidiary Guarantor’s Collateral securing the Parity Lien Obligations (including such Subsidiary Guarantor’s Guarantee) shall be released. Subject to Section 8.08, upon the Company’s election, in compliance with the conditions set forth in Article Eight hereof, to exercise its rights pursuant to either Section 8.03 or 8.04 with respect to all outstanding Securities, each Subsidiary Guarantor shall be automatically released from all of its Guarantee and related obligations in this Indenture without any further action by the Trustee, the Collateral Trustee, the Company or any Subsidiary Guarantor. The Trustee and the Collateral Trustee, as applicable, shall deliver an appropriate instrument evidencing any such release upon receipt of a written request by the Company accompanied by an Officers’ Certificate. Any Subsidiary Guarantor not so released remains liable for the full amount of principal of and interest on the Securities as provided in this Article Ten.

SECTION 10.06                  Limitation of Subsidiary Guarantor’s Liability. Each Subsidiary Guarantor, and by its acceptance hereof each Holder, hereby confirms that it is the intention of all such parties that the guarantee by such Subsidiary Guarantor pursuant to its Guarantee does not constitute a fraudulent transfer or conveyance for purposes of any federal, state or foreign law. To effectuate the foregoing intention, the Holders and each Subsidiary Guarantor hereby irrevocably agree that the obligations of each Subsidiary Guarantor under the Guarantee shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Subsidiary Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the obligations of such other Subsidiary Guarantor under its Guarantee or pursuant to Section 10.07, result in the obligations of such Subsidiary Guarantor under the Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal, state or foreign law. This Section 10.06 is for the benefit of the creditors of each Subsidiary Guarantor, and, for purposes of applicable fraudulent transfer and fraudulent conveyance law, any Indebtedness of a Subsidiary Guarantor pursuant to Credit Facilities shall be deemed to have been incurred prior to the incurrence by such Subsidiary Guarantor of its liability under the Guarantee.

SECTION 10.07                  Contribution. In order to provide for just and equitable contribution among the Subsidiary Guarantors, the Subsidiary Guarantors agree, inter se, that in the event any payment or distribution is made by any Subsidiary Guarantor (a “Funding Guarantor”) under the Guarantee, such Funding Guarantor shall be entitled to a contribution from each other Subsidiary Guarantor in a pro rata amount based on the Adjusted Net Assets of each Subsidiary Guarantor (including the Funding Guarantor) for all payments, damages and expenses incurred by the Funding Guarantor in discharging the Company’s obligations with respect to the Securities or any other Subsidiary Guarantor’s obligations with respect to the Guarantee.

SECTION 10.08                  Severability. In case any provision of this Guarantee shall be invalid, illegal or unenforceable, that portion of such provision that is not invalid, illegal or unenforceable shall remain in effect, and the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

ARTICLE Eleven

COLLATERAL AND SECURITY

SECTION 11.01                  Security Interest.

(a)               The due and punctual payment of the Obligations on the Securities and the Obligations of the Subsidiary Guarantors under the Guarantees, when and as the same shall be due and payable, whether on an interest payment date, at maturity, by acceleration, repurchase, redemption or otherwise, and interest on the overdue principal of, premium, if any, and interest (to the extent permitted by law), on the Securities, the Guarantees and performance and payment of all other obligations of the Company and the Subsidiary Guarantors to the Holders or the Trustee and/or the Collateral Trustee under the Note Documents, according to the terms hereunder or thereunder (collectively, the “Notes Obligations”), are secured as provided in the Security Documents. Each Obligor consents and agrees to be bound by the terms of the Security Documents to which it is a party, as the same may be in effect from time to time, and agrees to perform its obligations thereunder in accordance therewith. Each Obligor hereby agrees that the Collateral Trustee shall hold the Collateral on behalf of and for the benefit of all of the Holders and the other holders of Parity Lien Obligations.

(b)               Each Holder of Securities, by its acceptance thereof and of the Guarantees, consents and agrees to the terms of the Intercreditor Agreement, the Collateral Trust Agreement and the Security Documents (including, without limitation, the provisions providing for foreclosure and release of Collateral and amendments to the Security Documents) as the same may be in effect or may be amended from time to time in accordance with their terms, and authorizes and appoints Deutsche Bank Trust Company Americas as the Trustee and as the Collateral Trustee. The Trustee hereby authorizes and appoints Deutsche Bank Trust Company Americas as Collateral Trustee, and each Holder of Securities and the Trustee direct the Collateral Trustee to enter into the Security Documents (including any amendments thereto contemplated by Section 7.1 of the Collateral Trust Agreement and any security documents to secure additional Parity Lien Debt in accordance with Section 5.3 of the Collateral Trust Agreement, all as more particularly described in the Collateral Trust Agreement) and to perform its obligations and exercise its rights thereunder in accordance therewith, subject to the terms and conditions thereof, including, the limitations on duties of the Collateral Trustee provided in Section 5.12 of the Collateral Trust Agreement. The Trustee, the Collateral Trustee and each Holder of Securities, by accepting the Securities and the Guarantees of the Subsidiary Guarantors, acknowledges that, as more fully set forth in the Security Documents, the Collateral as now or hereafter constituted shall be held, subject to the Intercreditor Agreement, for the benefit of all the holders of Parity Lien Obligations, the Collateral Trustee and the Trustee, and the Lien of this Indenture and the Security Documents is subject to and qualified and limited in all respects by the Intercreditor Agreement, the Collateral Trust Agreement, the Security Documents and actions that may be taken thereunder.

SECTION 11.02                  Post-Issue Date Collateral Requirements.

(a)               Within 60 days of the Issue Date, the Company shall, or shall cause the applicable Subsidiary Guarantor to, (i) execute and deliver to the Priority Lien Agent or its counsel for recordation, on behalf of the Collateral Trustee as mortgagee or beneficiary, as applicable, such Mortgages, together with satisfactory evidence of the completion (or satisfactory arrangements for the completion) of all recordings and filings of such Mortgages in the proper recorders’ offices or appropriate public records (and payment of any taxes or fees in connection therewith) as may be necessary to create a valid, perfected second-priority Lien (subject to the Intercreditor Agreement), against the Oil and Gas Properties and related assets of the Company and the Subsidiary Guarantors that are subject to Liens securing the Priority Lien Obligations on the Issue Date, and (ii) on the date that each such Mortgage is so filed or recorded, cause its counsel for the jurisdiction in which the relevant Oil and Gas Properties and related assets are located to execute and deliver to the Collateral Trustee a favorable Opinion of Counsel with respect thereto in form and substance reasonably satisfactory to the Collateral Trustee. The Company shall give notice (A) that it has delivered to the Priority Lien Agent or its counsel the Mortgages establishing the Parity Liens on Oil and Gas Properties required to be subject to a Mortgage in accordance with this Section 11.02(a) and (B) that it has received copies of at least 90% (by number, with each Mortgage to be recorded in a county, parish or other jurisdiction to be counted as a separate Mortgage) of such Mortgages with markings reflecting their recordation, in each case, either (x) by notice promptly thereafter to the Trustee with a direction to transmit the same to the Holders or (y) by disclosure contained in the Company’s next Quarterly Report on Form 10-Q or Annual Report on Form 10-K, as the case may be, to be filed.

(b)               Any Security Documents entered into after the Issue Date shall be substantially in the form of the corresponding security document securing the Priority Liens Obligations, or to the extent there is no such corresponding security document, the corresponding security documents securing the Priority Lien Obligations in place on the Issue Date, in each case, with such changes as are reasonably necessary to reflect the terms of the Intercreditor Agreement and with such deletions or modifications of representations, warranties and covenants as are customary with respect to security documents establishing Liens securing publicly traded debt securities, all as certified to the Collateral Trustee pursuant to an Officers’ Certificate of the Company.

SECTION 11.03                  Further Assurances; Liens on Additional Property.

(a)               Each Obligor shall do or cause to be done all acts and things that may be required, or that the Collateral Trustee from time to time may reasonably request, to assure and confirm that the Collateral Trustee holds, for the benefit of the holders of Parity Lien Obligations, duly created Liens upon the Collateral (including any property or assets constituting Collateral that are acquired or otherwise become, or are required by any Parity Lien Document to become, Collateral after the Issue Date), in each case, as contemplated by, and, to the extent required to be perfected, perfected, and enforceable Liens, with the Lien priority required under, the Parity Lien Documents, and in connection with any merger or consolidation of any Obligor, the property and assets of the Person which is consolidated or merged with or into such Obligor, to the extent that they are property or assets of the types which would constitute Collateral under the Security Documents, shall be treated as after-acquired property and such Obligor shall take such action as may be reasonably necessary to cause such property and assets to be made subject to the Parity Liens, in the manner and to the extent required under the Parity Lien Documents.

(b)               Upon the reasonable request of the Collateral Trustee or any Parity Lien Representative at any time and from time to time, each Obligor shall promptly execute, acknowledge and deliver such Security Documents, instruments, certificates, notices and other documents, and take such other actions as shall be reasonably required, or that the Collateral Trustee may reasonably request, to create, perfect, protect, assure or enforce the Liens and benefits intended to be conferred, in each case as contemplated by the Parity Lien Documents for the benefit of the holders of Parity Lien Obligations; provided, that no such Security Document, instrument or other document shall contain provisions that are materially more burdensome upon the Obligors than the Parity Lien Documents executed and delivered (or required to be executed and delivered promptly after the Issue Date, including pursuant to Section 11.02) by the Obligors in connection with the issuance of the Securities on the Issue Date. Notwithstanding anything to the contrary in this Indenture or the Security Documents, and subject to the Intercreditor Agreement, the Company and the Subsidiary Guarantors shall not be required to take any action to perfect a security interest in any Collateral other than (i) to file financing or continuation statements under the Uniform Commercial Code (or similar laws) in effect in any jurisdiction with respect to the security interests created under the Security Documents, (ii) recordings and filings of Mortgages, as described in Section 11.02(a), (iii) the execution and delivery of control agreements with respect to deposit accounts, securities accounts and uncertificated securities in the manner contemplated by the Security Agreement or (iv) the delivery (initially to the Priority Lien Agent, acting as agent for the Collateral Trustee) of promissory notes and certificated securities accompanied with appropriate endorsements or transfer powers in the manner contemplated by the Security Agreement.

(c)               In addition, from and after the Issue Date, if any Obligor acquires any property or asset that constitutes collateral for the Priority Lien Debt or Junior Lien Debt, and any Priority Lien Document or Junior Lien Document, as applicable, requires any supplemental security document for such collateral or other actions to achieve a perfected Lien on such collateral, the Company shall, or shall cause the applicable Subsidiary Guarantor to, promptly (but in any event no later than the date that is 60 days after which such supplemental security documents are executed and delivered (or other action taken) under such Priority Lien Documents or Junior Lien Documents, as applicable), to the extent permitted by applicable law, execute and deliver to the Collateral Trustee appropriate Security Documents (or amendments thereto) in such form as shall be necessary in the Collateral Trustee’s reasonable discretion to grant the Collateral Trustee a perfected second-priority Lien on such Collateral or take such other actions in favor of the Collateral Trustee as shall be reasonably necessary to grant a valid and enforceable perfected second-priority Lien on such Collateral to the Collateral Trustee, for the benefit of the Holders and holders of any other Parity Lien Obligations, subject to the terms of this Indenture, the Intercreditor Agreement and the other Note Documents. Additionally, subject to this Indenture, the Intercreditor Agreement and the other Note Documents, if any Obligor creates any additional Lien upon any assets or property that is required to become Collateral, or takes any additional actions to perfect any existing Lien on Collateral, in each case for the benefit of the holders of the Priority Lien Debt or the holders of Junior Lien Debt, after the Issue Date, the such Obligor shall, to the extent permitted by applicable law, within 60 days after such Lien is granted or other action taken, grant a valid and enforceable perfected second-priority Lien upon such property or asset, or take such additional perfection actions, as applicable, for the benefit of the Holders and obtain all related deliverables as those delivered to the Priority Lien Representative or Junior Lien Agent, as applicable, in each case as security for the Notes Obligations. Notwithstanding the foregoing, to the extent that any Lien on any Collateral is perfected by the possession or control of such Collateral or of any account in which such Collateral is held, and if such Collateral or any such account is in fact in the possession or under the control of the Priority Lien Agent, or of agents or bailees of the Priority Lien Agent, the perfection actions and related deliverables described in Section 11.03(b)(iii) and (iv) and this Section 11.03(c) shall not be required.

From and after the Issue Date, if any Obligor grants a Lien (an “Additional Collateral Lien”) on any property or assets, other than Excluded Property, to secure Indebtedness under a Credit Facility that does not constitute Priority Lien Debt, then the Company shall, or shall cause the applicable Subsidiary Guarantor to, promptly (but in any event no later than the date that is 60 days thereafter), to the extent permitted by applicable law, execute and deliver to the Collateral Trustee appropriate Security Documents in such form as shall be necessary in the Collateral Trustee’s reasonable discretion to grant the Collateral Trustee a valid and enforceable Lien on such property or assets perfected on a second lien basis to such Additional Collateral Lien to secure the Parity Lien Obligations, subject to the terms of an intercreditor arrangement substantially in the form of the Intercreditor Agreement, as it relates to the Priority Lien Debt and the Parity Lien Debt, including with respect to releases of such Liens. Notwithstanding anything to the contrary contained herein, any such property or assets that become subject to a Lien to secure the Parity Lien Obligations as provided in this Section 11.03(c) will not constitute “Collateral” for purposes of the Intercreditor Agreement. No Credit Facility shall be permitted to be secured as described in this second paragraph of this Section 11.03(c) unless the Priority Lien Agent shall have consented to such property and assets not constituting “Collateral” for purposes of the Intercreditor Agreement.

(d)               The Company will deliver to the Trustee copies of all documents delivered to the Collateral Trustee pursuant to the Security Documents.

(e)               Each applicable Obligor will cause to be delivered to the Collateral Trustee an Opinion of Counsel to the effect that the Collateral Trustee has a valid and perfected Lien with respect to each real property subject to a Mortgage only in the circumstances required by the Collateral Trust Agreement.

(f)                In acting hereunder and under the other Note Documents, the Holders, the Company and the Subsidiary Guarantors agree that the Collateral Trustee shall be entitled to the rights, privileges, protections, immunities, indemnities and benefits provided to the Trustee hereunder as if such were provided to the Collateral Trustee.

SECTION 11.04                  Intercreditor Agreement. This Article 11 and the provisions of each Security Document are subject to the terms, conditions and benefits set forth in the Intercreditor Agreement. Each Obligor consents to, and agrees to be bound by, the terms of the Intercreditor Agreement, as the same may be in effect from time to time, and to perform its obligations thereunder in accordance with the terms thereof. Each Holder of Securities, by its acceptance of the Securities (a) consents to the subordination of Liens provided for in the Intercreditor Agreement, (b) agrees that it will be bound by, and will take no actions contrary to, the provisions of the Intercreditor Agreement and (c) authorizes and instructs the Collateral Trustee on behalf of each Holder to enter into the Intercreditor Agreement as the “Original Second Lien Collateral Trustee” (as defined in the Intercreditor Agreement) on behalf of such Holders as “Second Lien Secured Parties” (as defined in the Intercreditor Agreement). In addition, each Holder authorizes and instructs the Collateral Trustee to enter into any amendments or joinders to the Intercreditor Agreement, without the consent of any Holder or the Trustee, to add additional Indebtedness as Priority Lien Debt, Parity Lien Debt or Junior Lien Debt and add other parties (or any authorized agent or trustee therefor) holding such Indebtedness thereto and to establish that the Lien on any Collateral securing such Indebtedness ranks equally with the Liens on such Collateral securing the other Priority Lien Debt, Parity Lien Debt or Junior Lien Debt, as applicable, then outstanding, in each case, where the incurrence of such secured Indebtedness is permitted by this Indenture. The foregoing provisions are intended as an inducement to the lenders under the Priority Lien Credit Agreement to extend credit to the Company and certain of the Subsidiaries, and such lenders are intended third party beneficiaries of such provisions and the provisions of the Intercreditor Agreement.

SECTION 11.05                  Collateral Trust Agreement. This Article 11 and the provisions of each Security Document are subject to the terms, conditions and benefits set forth in the Collateral Trust Agreement. Each Obligor consents to, and agrees to be bound by, the terms of the Collateral Trust Agreement and to perform its obligations thereunder in accordance with the terms therewith. Each Holder of Securities, by its acceptance of the Securities (a) agrees that it will be bound by, and will take no actions contrary to, the provisions of the Collateral Trust Agreement and (b) authorizes and instructs the Collateral Trustee on behalf of the Holders and each other holder of Parity Lien Obligations to enter into the Collateral Trust Agreement as Collateral Trustee on behalf of the Holders and the other holders of Parity Lien Obligations.

SECTION 11.06                    Release of Liens in Respect of Securities. The Collateral Trustee’s Parity Liens upon the Collateral will no longer secure the Securities outstanding under this Indenture or any other Notes Obligations, and the right of the Holders to the benefits and proceeds of the Collateral Trustee’s Parity Liens on the Collateral will terminate and be discharged:

(a)               upon satisfaction and discharge of this Indenture in accordance with Article 12 hereof;

(b)               upon Legal Defeasance or Covenant Defeasance in accordance with Article 8 hereof;

(c)               upon payment in full in cash and discharge of all Securities outstanding under this Indenture and all other Notes Obligations that are outstanding, due and payable under this Indenture and the other Note Documents at the time the Securities are paid in full in cash and discharged (other than contingent indemnity obligations for which no claim has been made);

(d)               as to any Collateral of a Obligor that is sold, transferred or otherwise disposed of by a Obligor to a Person that is not (either before or after such sale, transfer or disposition) the Company or a Subsidiary of the Company in a transaction or other circumstance that does not violate Section 4.12 (other than the obligation to apply proceeds of such Collateral Sale as provided in such section) and is permitted by all of the other Note Documents (including, for the avoidance of doubt, Section 4.01(a)(i) of the Intercreditor Agreement), at the time of such sale, transfer or other disposition or to the extent of the interest sold, transferred or otherwise disposed of; provided that the Collateral Trustee’s Liens upon the Collateral will not be released if the sale or disposition is subject to Section 5.01;

(e)               in whole or in part, with the consent of the Holders of the requisite percentage of aggregate principal amount of Securities in accordance with Section 9.02 hereof;

(f)                with respect to the assets of any Subsidiary Guarantor, at the time that such Subsidiary Guarantor is released from its Guarantee in accordance with Section 10.05, subject to satisfaction of the requirements set forth in Section 4.01(a)(i) of the Intercreditor Agreement; or

(g)               if and to the extent required by Section 4.1(a) of the Collateral Trust Agreement or Section 4.01(a) of the Intercreditor Agreement.

Upon receipt of an Officers’ Certificate and Opinion of Counsel, the Collateral Trustee shall execute, deliver or acknowledge any necessary or proper instruments of termination, satisfaction or release prepared by the Company of any Collateral permitted to be released pursuant to this Section 11.06.

SECTION 11.07                  Collateral Trustee.

(a)               The Collateral Trustee will hold (directly or through co-trustees or agents) and, subject to the terms of the Intercreditor Agreement, will be entitled to enforce all Liens on the Collateral created by the Security Documents.

(b)               Except as provided in the Collateral Trust Agreement or as directed by an Act of Parity Lien Debtholders in accordance with the Collateral Trust Agreement, the Collateral Trustee will not be obligated:

(1)               to act upon directions purported to be delivered to it by any Person;

(2)               to foreclose upon or otherwise enforce any Lien; or

(3)               to take any other action whatsoever with regard to any or all of the Security Documents, the Liens created thereby or the Collateral.

(c)               By accepting a Security, each Holder is deemed to authorize the Collateral Trustee to release or subordinate any Collateral that is permitted to be sold, reclassified or released or be subject to a Priority Lien pursuant to the terms of this Indenture and the Security Documents. By accepting a Security, each Holder is deemed to authorize the Collateral Trustee to execute and deliver to the Company, at the Company’s sole cost and expense, any and all releases of Liens, termination statements, assignments or other documents reasonably requested by the Company in connection with any sale, reclassification or other disposition of Collateral to the extent such sale, reclassification or other disposition, and such release of Liens, is permitted by the terms of this Indenture and the Security Documents.

(d)               Neither the Trustee nor the Collateral Trustee shall be responsible for (i) perfecting, maintaining, monitoring, preserving or protecting the Liens granted under the Security Documents or any agreement or instrument contemplated hereby or thereby, (ii) the filing, re-filing, recording, re-recording or continuing of any document, financing statement, Mortgage, assignment, notice, instrument of further assurance or other instrument in any public office at any time or times or (iii) providing, maintaining, monitoring or preserving insurance on or the payment of taxes with respect to the Collateral. The actions described in clauses (i) through (iii) shall be the sole responsibility of the Obligors.

ARTICLE Twelve

SATISFACTION AND DISCHARGE

SECTION 12.01                  Satisfaction and Discharge of Indenture. This Indenture and the other Note Documents (insofar as related to the Indenture and the Securities) shall upon Company Request cease to be of further effect (except as to any surviving rights of registration of transfer or exchange of the Securities herein expressly provided for), and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture and the other Note Documents (insofar as related to the Indenture and the Securities), when:

(a)               either

(1)               all Securities theretofore authenticated and delivered (other than (i) Securities which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.10, and (ii) Securities for whose payment money has theretofore been, as provided in Section 2.07, deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 8.07) have been delivered to the Trustee for cancellation; or

(2)               all Securities not theretofore delivered to the Trustee for cancellation

(A)             have become due and payable,

(B)              will become due and payable on the Maturity Date within one year, or

(C)              are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company in the case of (A), (B) or (C) above, has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust for this purpose an amount of money in U.S. Legal Tender sufficient to pay and discharge the entire indebtedness on Securities not theretofore delivered to the Trustee for cancellation, for principal of, and any premium and interest thereon, to the Maturity Date or applicable redemption date, as the case may be in accordance with the terms of this Indenture and the Securities (provided that, upon any redemption that requires the payment of a make-whole or other premium, (x) the amount of cash in U.S. Legal Tender that must be deposited will be determined using an assumed applicable premium calculated as of the date of such deposit and (y) the Company will deposit any deficit in trust on or prior to the redemption date as necessary to pay the applicable premium as determined by such date);

(b)               the Company has paid or caused to be paid all other sums payable hereunder by the Company with respect to the Securities; and

(c)               the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture with respect to the Securities have been complied with.

Notwithstanding the satisfaction and discharge of this Indenture with respect to Securities, (i) the obligations of the Company to the Trustee under Section 7.07 and the right of the Trustee to resign under Section 7.08 shall survive, (ii) the obligations of the Company in Sections 2.06, 2.07, 2.08, 2.09, 2.10 and 2.11 and in Article 8 and this Article 12 shall survive until the Securities have been repaid in full, and (iii) if money shall have been deposited with the Trustee pursuant to clause (2) of subsection (a) of this Section, the obligations of the Company and/or the Trustee under Sections 2.08, 4.04, 7.01(f), 8.07 and 12.02 shall survive such satisfaction and discharge.

SECTION 12.02                  Application of Trust Money. Subject to the provisions of Section 8.07, all money deposited with the Trustee pursuant to Section 12.01 shall be held in trust and applied by it, in accordance with the provisions of the Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal and any premium and interest for whose payment such money has been deposited with the Trustee.

ARTICLE Thirteen

MISCELLANEOUS

SECTION 13.01                  [Reserved].

SECTION 13.02                  Notices. Any notice or communication to the Company, any Subsidiary Guarantor, the Trustee, the Collateral Trustee or any Agent shall be sufficiently given if in writing in English and delivered in person or mailed by certified or registered mail (return receipt requested), e-mail in PDF format, facsimile, telecopier or overnight courier guaranteeing next day delivery, addressed as follows:

If to the Company or any Subsidiary Guarantor:

Chesapeake Energy Corporation
6100 North Western Avenue
Oklahoma City, Oklahoma 73118
Attention: Treasurer
Facsimile: (405) 849-6119

If to the Trustee, the Collateral Trustee or any Agent:

Deutsche Bank Trust Company Americas

Trust and Agency Services

60 Wall Street, 24th Floor

Mail Stop: NYC60-2407

New York, New York 10005

USA

Attn: Corporates Team, Chesapeake Energy Corp. SF0873

Facsimile: (732) 578-4635

The Company, any Subsidiary Guarantor, the Trustee, the Collateral Trustee or any Agent by notice to the other may designate additional or different addresses for subsequent notices or communications.

The Trustee agrees to accept and act upon instructions or directions pursuant to this Indenture sent by unsecured e-mail in PDF format, facsimile transmission or other similar unsecured electronic methods, provided, however, that the Trustee shall have received an incumbency certificate listing persons designated to give such instructions or directions and containing specimen signatures of such designated persons, which such incumbency certificate shall be amended and replaced whenever a person is to be added or deleted from the listing. If the Company elects to give the Trustee e-mail in PDF format or facsimile instructions (or instructions by a similar electronic method) and the Trustee in its reasonable discretion elects to act upon such instructions, the Trustee’s reasonable understanding of such instructions shall be deemed controlling. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reasonable reliance upon and compliance with such instructions notwithstanding such instructions conflict or are inconsistent with a subsequent written instruction. The Company agrees to assume all risks arising out of incidents of actual use by the Company of such electronic methods to submit instructions and directions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions and the risk of interception by third parties.

All notices and communications described above shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when sent, if by e-mail in PDF format; when receipt acknowledged, if faxed or telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight courier guaranteeing next day delivery.

Any notice or communication mailed to a Holder shall be mailed by first-class mail to the address for such Holder appearing on the Register and shall be sufficiently given to such Holder if so mailed within the time prescribed. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it. If the Company or any Subsidiary Guarantor mails notice or communications to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

Notwithstanding any other provision of this Indenture or any Security, where this Indenture or any Security provides for notice of any event (including any notice of redemption) to a Holder of a Global Security (whether by mail or otherwise), such notice also shall be sufficiently given if given to the Depositary for such Security (or its designee), pursuant to the customary procedures of such Depositary, not later than the latest date (if any), and not earlier than the earliest date (if any), prescribed for the giving of such notice.

SECTION 13.03                  Communication by Holders with Other Holders. Holders may communicate with other Holders with respect to their rights under this Indenture or the Securities.

SECTION 13.04                  Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company or any Subsidiary Guarantor to the Trustee to take any action under this Indenture, the Company or such Subsidiary Guarantor, as the case may be, shall furnish to the Trustee:

(a)               an Officers’ Certificate (which shall include the statements set forth in Section 13.05) stating that, in the opinion of the signers, the conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(b)               an Opinion of Counsel stating that, in the opinion of such counsel, such conditions precedent have been complied with.

SECTION 13.05                  Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

(a)               a statement that each person making such certificate or opinion has read such covenant or condition;

(b)               a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c)               a statement that, in the opinion of each such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(d)               a statement as to whether or not, in the opinion of each such person, such covenant or condition has been complied with.

SECTION 13.06                  Rules by Trustee and Agents. The Trustee may make reasonable rules for actions taken by, or meetings or consents of, Holders. The Registrar or Paying Agent may make reasonable rules for its functions.

SECTION 13.07                  Legal Holidays. A “Legal Holiday” is a Saturday, a Sunday, or a day on which banks and trust companies in The City of New York are not required by law or executive order to be open. If a payment date is a Legal Holiday at a Place of Payment, payment may be made at such place on the next succeeding day that is not a Legal Holiday, without additional interest.

SECTION 13.08                  Governing Law. THIS INDENTURE AND THE SECURITIES AND THE GUARANTEES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAWS TO THE EXTENT THAT THE APPLICATION OF THE LAW OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

SECTION 13.09                  No Adverse Interpretation of Other Agreements. This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company, any Subsidiary Guarantor or any other Subsidiary. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 13.10                  No Recourse Against Others. Obligations of the Company and the Subsidiary Guarantors under this Indenture, the Guarantees, the Securities and the other Note Documents are payable only out of the respective cash flow and assets of the Company and the Subsidiary Guarantors. The Trustee, the Collateral Trustee and each Holder of a Security by its acceptance thereof, will be deemed to have agreed in this Indenture that no director, officer, employee, or shareholder, as such, of the Company, the Subsidiary Guarantors, the Trustee or the Collateral Trustee or of any Affiliate of any of the foregoing entities shall have any liability in respect of the obligations of the Company, the Subsidiary Guarantors, the Trustee or the Collateral Trustee under this Indenture, the Guarantees, the Securities or the other Note Documents or for any claim based on, in respect of or by reason of, such obligations or their creation. The agreements set forth in this Section 13.10 are part of the consideration for the issuance of the Securities.

SECTION 13.11                  Successors. All agreements of the Company and the Subsidiary Guarantors in this Indenture, the Securities and the Guarantees shall bind their respective successors. All agreements of the Trustee in this Indenture shall bind its successor.

SECTION 13.12                  Duplicate Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same instrument.

SECTION 13.13                  Severability. In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 13.14                  Force Majeure. The Trustee shall not incur any liability for not performing any act or fulfilling any duty, obligation or responsibility hereunder by reason of any occurrence beyond the control of the Trustee (including but not limited to any act or provision of any present or future law or regulation or governmental authority, any act of God or war, civil unrest, local or national disturbance or disaster, any act of terrorism, or the unavailability of the Federal Reserve Bank wire or facsimile or other wire or communication facility).

SECTION 13.15                  Waiver of Jury Trial. EACH OF THE COMPANY, THE SUBSIDIARY GUARANTORS AND THE TRUSTEE HEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE SECURITIES OR THE TRANSACTION CONTEMPLATED HEREBY.

SECTION 13.16                  Patriot Act. In order to comply with the laws, rules, regulations and executive orders in effect from time to time applicable to banking institutions, including, without limitation, those relating to the funding of terrorist activities and money laundering, including Section 326 of the USA PATRIOT Act of the United States (“Applicable Law”), the Trustee is required to obtain, verify, record and update certain information relating to individuals and entities which maintain a business relationship with the Trustee. Accordingly, each of the parties agree to provide to the Trustee, upon their request from time to time such identifying information and documentation as may be available for such party in order to enable the Trustee to comply with Applicable Law.

SECTION 13.17                  Execution in Counterparts. This Indenture may be executed in two or more counterparts, which, when so executed, shall constitute one and the same agreement. The exchange of copies of this Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

SIGNATURES

IN WITNESS WHEREOF, the patties hereto have caused this Indenture to be duly executed as of the date first written above.

COMPANY:

CHESAPEAKE ENERGY CORPORATION

By:	/s/ Bryan J. Lemmerman
	Name:	Bryan J. Lemmerman
	Title:	Vice President – Business Development and Treasurer

SIGNATURE PAGE TO INDENTURE

SUBSIDIARY GUARANTORS:
CHESAPEAKE AEZ EXPLORATION, L.L.C.
CHESAPEAKE APPALACHIA, L.L.C.
CHESAPEAKE-CLEMENTS ACQUISITION, L.L.C.
CHESAPEAKE ENERGY LOUISIANA, LLC
CHESAPEAKE ENERGY MARKETING, L.L.C.
CHESAPEAKE EXPLORATION, L.L.C.
CHESAPEAKE E&P Holding, L.L.C.
CHESAPEAKE LAND DEVELOPMENT COMPANY, L.L.C.
CHESAPEAKE LOUISIANA, L.P.
BY: CHESAPEAKE OPERATING, L.L.C., its General Partner
CHESAPEAKE MIDSTREAM DEVELOPMENT, L.L.C.
CHESAPEAKE NG VENTURES CORPORATION
CHESAPEAKE OPERATING, L.L.C.
CHESAPEAKE plains, LLC
CHESAPEAKE ROYALTY, L.L.C.
CHESAPEAKE VRT, L.L.C.
CHK energy holdings, inc.
chk utica, l.l.c.
COMPASS MANUFACTURING, L.L.C.
EMLP, L.L.C.
EMPRESS LOUISIANA PROPERTIES, L.P.
By: EMLP, L.L.C., its General Partner
EMPRESS, L.L.C.
GSF, L.L.C.
MC LOUISIANA MINERALS, L.L.C.
MC MINERAL COMPANY, L.L.C.
MIDCON COMPRESSION, L.L.C.
NOMAC SERVICES, L.L.C.
NORTHERN MICHIGAN EXPLORATION COMPANY, L.L.C.
SPARKS DRIVE SWD, INC.
WINTER MOON ENERGY CORPORATION

By:	/s/ Bryan J. Lemmerman
Name:	Bryan J. Lemmerman
Title:	Vice President – Business Development and Treasurer

SIGNATURE PAGE TO INDENTURE

TRUSTEE:

DEUTSCHE BANK TRUST COMPANY AMERICAS,
as Trustee and Collateral Trustee

By:	/s/ Bridgette Casasnovas
	Name:	Bridgette Casasnovas
	Title:	Vice President

By:	/s/ Jacqueline Bartnick
	Name:	Jacqueline Bartnick
	Title:	Director

SIGNATURE PAGE TO INDENTURE

RULE 144A/REGULATION S APPENDIX

PROVISIONS RELATING TO SECURITIES

1.	Definitions

1.1                                      Definitions.

For the purposes of this Appendix the following terms shall have the meanings indicated below:

“Transfer Restricted Securities” means Securities that bear or are required to bear the legend set forth in Section 2.3(d)(i) hereof.

“Unrestricted Securities” means any Securities that are not Transfer Restricted Securities.

1.2           Other Definitions.

Term	Defined in Section:
“Permanent Regulation S Global Security”	2.1(b)
“Regulation S”	2.1(a)
“Regulation S Global Security”	2.1(b)
“Resale Restriction Termination Date”	2.3(d)
“Restricted Global Security”	2.1(a)
“Restricted Period”	2.1(b)
“Rule 144A”	2.1(b)
“Rule 144A Global Security”	2.1(a)
“Temporary Regulation S Global Security”	2.1(a)

2.

2.1           The Securities.

(a)               Form and Dating. Securities offered and sold to QIBs (“Rule 144A Global Securities”) shall be issued initially in the form of one or more permanent Global Securities in definitive, fully registered form, and Securities offered and sold in reliance on Regulation S under the Securities Act (“Regulation S”), shall be issued initially in the form of one or more temporary Global Securities in fully registered form (“Temporary Regulation S Global Securities”), in each case, without interest coupons and with the Global Securities legend, Restricted Securities legend and the OID Legend set forth in Section 2.3 (each security, unless and until becoming an Unrestricted Security in accordance with Section 2.3(d)(ii) below, a “Restricted Global Security”), which shall be deposited on behalf of the holders of the Securities represented thereby with the Trustee, as custodian for the Depositary (or with such other custodian as the Depositary may direct), and registered in the name of the Depositary or a nominee of the Depositary, duly executed by the Company and authenticated by the Trustee as hereinafter provided.

(b)               Book-Entry Provisions. This Section 2.1(b) shall apply only to a Global Security deposited with or on behalf of the Depositary.

The Company shall execute and the Trustee shall, in accordance with this Section 2.1(b), authenticate and deliver initially one or more Global Securities that (a) shall be registered in the name of the Depositary for such Global Security or Global Securities or the nominee of such Depositary and (b) shall be delivered by the Trustee to such Depositary or pursuant to such Depositary’s instructions or held by the Trustee as custodian for the Depositary. If such Global Securities are Restricted Global Securities, then separate Global Securities shall be issued to represent Rule 144A Global Securities and Regulation S Global Securities so long as required by law or the Depositary.

Except as set forth in this Section 2.1(b), beneficial interests in the Temporary Regulation S Global Security will not be exchangeable for interests in the Rule 144A Global Security, a permanent global security (the “Permanent Regulation S Global Security” and, together with the Temporary Regulation S Global Security, the “Regulation S Global Security”) or any other Security prior to the expiration of the period through and including the 40th day after the later of the commencement of the offering of any Securities and the closing of such offering (such period, the “Restricted Period”) and then, after the expiration of the Restricted Period, may be exchanged for interests in a Rule 144A Global Security or the Permanent Regulation S Global Security only upon certification in form reasonably satisfactory to the Company and the Trustee that beneficial ownership interests in such Temporary Regulation S Global Security are owned either by non-U.S. persons or U.S. persons who purchased such interests in a transaction that did not require registration under the Securities Act.

Prior to the expiration of the Restricted Period, beneficial interests in the Temporary Regulation S Global Security may be exchanged for beneficial interests in the Rule 144A Global Security only if (i) such exchange occurs in connection with a transfer of the Securities pursuant to Rule 144A under the Securities Act (“Rule 144A”), (ii) the transferor first delivers to the Trustee a written certificate (in the form provided in Exhibit 1 hereto) to the effect that the beneficial interest in the Temporary Regulation S Global Security is being transferred to a Person who the transferor reasonably believes to be a QIB and is purchasing for its own account or the account of a QIB, in each case in a transaction meeting the requirements of Rule 144A, and (iii) the transfer is in accordance with all applicable securities laws of the states of the United States and other jurisdictions. After the expiration of the Restricted Period, such certification requirements shall not apply to such transfers of beneficial interests in a Restricted Global Security representing Regulation S Global Securities.

Beneficial interests in a Rule 144A Global Security may be transferred to a Person who takes delivery in the form of an interest in the Regulation S Global Security, whether before or after the expiration of the Restricted Period, only if the transferor first delivers to the Trustee a written certificate (in the form provided in Exhibit 1 hereto) to the effect that such transfer is being made in accordance with Rule 903 or 904 of Regulation S or Rule 144 (if available).

The aggregate principal amount of the Global Securities may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee as provided herein and in the Indenture.

(c)               Certificated Securities. Except as provided in Section 2.13(c) of the Indenture, owners of beneficial interests in Restricted Global Securities shall not be entitled to receive Certificated Securities. Certificated Securities shall be exchangeable for beneficial interests in Global Securities only as provided in Section 2.13(c) of the Indenture and Section 2.3.

2.2           [Reserved].

2.3           Transfer and Exchange.

(a)               Transfer and Exchange of Global Securities.  The transfer and exchange of Global Securities or beneficial interests therein shall be effected through the Depositary, in accordance with this Indenture (including applicable restrictions on transfer set forth herein, if any) and the procedures of the Depositary therefor. A transferor of a beneficial interest in a Global Security shall deliver to the Registrar a written order given in accordance with the Depositary’s procedures containing information regarding the participant account of the Depositary to be credited with a beneficial interest in the Global Security. The Registrar shall, in accordance with such instructions, instruct the Depositary to credit to the account of the Person specified in such instructions a beneficial interest in the Global Security and to debit the account of the Person making the transfer the beneficial interest in the Global Security being transferred.

(i)                 Notwithstanding any other provisions of this Appendix, a Global Security may not be transferred as a whole except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

(ii)              In the event that a Restricted Global Security is exchanged for Certificated Securities pursuant to Section 2.4(a) hereof, such Securities may be exchanged only in accordance with such procedures as are substantially consistent with the provisions of this Section 2.3 (including the certification requirements set forth on the reverse of the Securities intended to ensure that such transfers comply with Rule 144A or Regulation S or another applicable exemption under the Securities Act, as the case may be) and such other procedures as may from time to time be adopted by the Company.

(b)               Transfer and Exchange of Certificated Securities. When Certificated Securities are presented to the Registrar with a request (x) to register the transfer of such Certificated Securities or (y) to exchange such Certificated Securities for an equal principal amount of Certificated Securities of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Certificated Securities surrendered for transfer or exchange:

(i)                 shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Registrar, duly executed by the Holder thereof or its attorney duly authorized in writing; and

(ii)              if such Certificated Securities are required to bear a Restricted Securities legend, they are being transferred or exchanged pursuant to an effective registration statement under the Securities Act, pursuant to Section 2.3(c) or pursuant to clause (A), (B) or (C) below, and are accompanied by the following additional information and documents, as applicable:

(A)             if such Certificated Securities are being delivered to the Registrar by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect; or

(B)              if such Certificated Securities are being transferred to the Company, a Subsidiary Guarantor or any Subsidiary thereof a certification to that effect; or

(C)              if such Certificated Securities are being transferred (x) pursuant to an exemption from registration in accordance with Rule 144A, Regulation S or Rule 144 under the Securities Act; or (y) in reliance upon another exemption from the requirements of the Securities Act: (I) a certification to that effect (in the form set forth on the reverse of the Security) and (II) if the Company so requests, an opinion of counsel or other evidence reasonably satisfactory to it as to the compliance with the restrictions set forth in the legend set forth in Section 2.3(d).

(c)               Restrictions on Transfer of a Certificated Security for a Beneficial Interest in a Global Security. A Certificated Security may not be exchanged for a beneficial interest in a Rule 144A Global Security or a Permanent Regulation S Global Security except upon satisfaction of the requirements set forth below. Upon receipt by the Trustee of a Certificated Security, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Trustee, together with:

(i)                 certification, in the form set forth on the reverse of the Security, that such Certificated Security is either (A) being transferred to a QIB in accordance with Rule 144A, or (B) being transferred after expiration of the Restricted Period by a Person who initially purchased such Security in reliance on Regulation S to a buyer who elects to hold its interest in such Security in the form of a beneficial interest in the Permanent Regulation S Global Security; and

(ii)              written instructions directing the Trustee to make, or to direct the Securities custodian to make, an adjustment on its books and records with respect to such Rule 144A Global Security (in the case of a transfer pursuant to clause (c)(i)(A)) or Permanent Regulation S Global Security (in the case of a transfer pursuant to clause (c)(i)(B)) to reflect an increase in the aggregate principal amount of the Securities represented by the Rule 144A Global Security or Permanent Regulation S Global Security, as applicable, such instructions to contain information regarding the Depositary account to be credited with such increase, then the Trustee shall cancel such Certificated Security and cause, or direct the Securities custodian to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Securities custodian, the aggregate principal amount of Securities represented by the Rule 144A Global Security or Permanent Regulation S Global Security, as applicable, to be increased by the aggregate principal amount of the Certificated Security to be exchanged and shall credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Rule 144A Global Security or Permanent Regulation S Global Security, as applicable, equal to the principal amount of the Certificated Security so canceled. If no Rule 144A Global Securities or Permanent Regulation S Global Securities, as applicable, are then outstanding, the Company shall issue and the Trustee shall authenticate, upon written order of the Company in the form of an Officers’ Certificate of the Company, a new Rule 144A Global Security or Permanent Regulation S Global Security, as applicable, in the appropriate principal amount.

(d)               Legend.

(i)                 Except as permitted by the following paragraphs (ii) and (iii), each Security certificate evidencing the Restricted Global Securities (and all Securities issued in exchange therefor or in substitution thereof) shall bear a legend in substantially the following form:

THIS SECURITY HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE U.S. SECURITIES ACT. THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF (1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE U.S. SECURITIES ACT (“RULE 144A”)) OR (B) IT IS NOT A “U.S. PERSON” AND IS ACQUIRING THIS SECURITY IN AN “OFFSHORE TRANSACTION” AS DEFINED IN REGULATION S UNDER THE U.S. SECURITIES ACT, (2) AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR FOR WHICH IT HAS EXCHANGED SECURITIES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS [IN THE CASE OF SECURITIES INITIALLY ISSUED TO QIBS: ONE YEAR (OR SUCH SHORTER PERIOD AS IS PRESCRIBED BY RULE 144 UNDER THE SECURITIES ACT AS THEN IN EFFECT OR ANY SUCCESSOR RULE WITHOUT ANY VOLUME OR MANNER OF SALE RESTRICTIONS OR COMPLIANCE BY THE COMPANY WITH ANY CURRENT PUBLIC INFORMATION REQUIREMENTS THEREUNDER) AFTER THE LATER OF THE ISSUE DATE AND THE LAST DATE ON WHICH THE COMPANY OR ANY OF ITS AFFILIATES WERE THE OWNER OF SUCH SECURITY (OR ANY PREDECESSOR THERETO)] [IN THE CASE OF REGULATION S GLOBAL SECURITY: 40 DAYS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE DATE ON WHICH THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY) WAS FIRST OFFERED TO PERSONS OTHER THAN “DISTRIBUTORS” (AS DEFINED IN RULE 902 OF REGULATION S) IN RELIANCE ON REGULATION S] ONLY (A) TO THE COMPANY, THE SUBSIDIARY GUARANTORS OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE U.S. SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO PERSONS WHO ARE NOT U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES IN COMPLIANCE WITH REGULATION S UNDER THE U.S. SECURITIES ACT, OR (E) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE U.S. SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO ANY REQUIREMENT OR LAW THAT THE DISPOSITION OF ITS PROPERTY OR THE PROPERTY OF SUCH INVESTOR ACCOUNT OR ACCOUNTS BE AT ALL TIMES WITHIN ITS OR THEIR CONTROL AND IN COMPLIANCE WITH ANY APPLICABLE STATE SECURITIES LAWS AND ANY APPLICABLE LOCAL LAWS AND REGULATIONS AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND; PROVIDED, THAT THE COMPANY, THE TRUSTEE AND THE TRANSFER AGENT SHALL HAVE THE RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER (I) PURSUANT TO CLAUSE (D) PRIOR TO THE RESALE RESTRICTION TERMINATION DATE OR PURSUANT TO CLAUSE (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM AND (II) IN EACH OF THE FOREGOING CASES, TO REQUIRE THAT A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE REVERSE OF THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE.

THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF WILL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT EITHER (1) NO PORTION OF THE ASSETS USED BY SUCH HOLDER TO ACQUIRE OR HOLD THIS SECURITY CONSTITUTES THE ASSETS OF AN EMPLOYEE BENEFIT PLAN THAT IS SUBJECT TO TITLE I OF THE U.S. EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OR A PLAN, INDIVIDUAL RETIREMENT ACCOUNT OR OTHER ARRANGEMENT THAT IS SUBJECT TO SECTION 4975 OF THE U.S. INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”) OR PROVISIONS UNDER ANY OTHER FEDERAL, STATE, LOCAL, NON-U.S. OR OTHER LAWS OR REGULATIONS THAT ARE SIMILAR TO SUCH PROVISIONS OF ERISA OR THE CODE (“SIMILAR LAWS”), OR OF AN ENTITY WHOSE UNDERLYING ASSETS ARE CONSIDERED TO INCLUDE “PLAN ASSETS” OF ANY SUCH PLAN, ACCOUNT OR ARRANGEMENT, (2) THE ACQUISITION AND HOLDING OF THIS SECURITY WILL NOT CONSTITUTE A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR A SIMILAR VIOLATION UNDER ANY APPLICABLE SIMILAR LAWS OR (3) NO ADVICE PROVIDED BY US OR ANY OF OUR AFFILIATES HAS FORMED A PRIMARY BASIS FOR MAKING ANY INVESTMENT OR OTHER DECISION FOR OR ON BEHALF OF SUCH PLAN IN CONNECTION WITH THE SECURITIES OR THE EXERCISE OF ANY RIGHTS WITH RESPECT TO THE SECURITIES.

Each Certificated Security shall also bear the following additional legend:

IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

Each Temporary Regulation S Global Security shall also bear the following legend:

THE RIGHTS ATTACHING TO THIS TEMPORARY REGULATION S GLOBAL SECURITY, AND THE CONDITIONS AND PROCEDURES GOVERNING (I) THE EXCHANGE OF BENEFICIAL INTERESTS IN THIS TEMPORARY REGULATION S GLOBAL SECURITY FOR INTERESTS IN THE PERMANENT REGULATION S GLOBAL SECURITY OR RULE 144A GLOBAL SECURITY AND (II) THE TRANSFER OF INTERESTS IN THIS TEMPORARY REGULATION S GLOBAL SECURITY, ARE AS SPECIFIED IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

(ii)              The Company, acting in its discretion, may remove the Restricted Securities legend set forth in paragraph (i) above from any Transfer Restricted Security at any time on or after the Resale Restriction Termination Date applicable to such Transfer Restricted Security. Without limiting the generality of the preceding sentence, the Company may effect such removal by issuing and delivering, in exchange for such Transfer Restricted Security, an Unrestricted Security without such legend, registered to the same Holder and in an equal principal amount, and upon receipt by the Trustee of a Company Order stating that the Resale Restriction Termination Date applicable to such Transfer Restricted Security has occurred and requesting the authentication and delivery of an Unrestricted Security in exchange therefor given at least three Business Days in advance of the proposed date of exchange specified therein (which shall be no earlier than such Resale Restriction Termination Date), the Trustee shall authenticate and deliver such Unrestricted Security to the Depositary or pursuant to such Depositary’s instructions or hold such Security as custodian for the Depositary and shall request the Depositary to, or, if the Trustee is custodian of such Transfer Restricted Security, shall itself, surrender such Transfer Restricted Security in exchange for such Unrestricted Security without such legend and thereupon cancel such Transfer Restricted Security so surrendered, all as directed in such order. For purposes of determining whether the Resale Restriction Termination Date has occurred with respect to any Securities evidenced by a Transfer Restricted Security or delivering any order pursuant to this Section 2.3(d)(ii) with respect to such Securities, (i) only those Securities which a Principal Officer of the Company actually knows (after reasonable inquiry) to be or to have been owned by an Affiliate of the Company shall be deemed to be or to have been, respectively, owned by an Affiliate of the Company; and (ii) “Principal Officer” means the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Company.

For purposes of this Section 2.3(d)(ii), all provisions relating to the removal of the legend set forth in paragraph (i) above shall relate, if the Resale Restriction Termination Date has occurred only with respect to a portion of the Securities evidenced by a Transfer Restricted Security, to such portion of the Securities so evidenced as to which the Resale Restriction Termination Date has occurred.

Each holder of any Securities evidenced by any Restricted Global Security, by its acceptance thereof, (A) authorizes and consents to, (B) appoints the Company as its agent for the sole purpose of delivering such electronic messages, executing and delivering such instruments and taking such other actions, on such holder’s behalf, as the Depositary or the Trustee may require to effect, and (C) upon the request of the Company, agrees to deliver such electronic messages, execute and deliver such instruments and take such other actions as the Depositary or the Trustee may require, or as shall otherwise be necessary to effect, the removal of the legend set forth in Section 2.3(d)(i) (including by means of the exchange of all or the portion of such Restricted Global Security evidencing such Security for a certificate evidencing such Security that does not bear such legend) at any time after the Resale Restriction Termination Date.

(iii)            Upon any sale or transfer of a Transfer Restricted Security that is a Certificated Security pursuant to Rule 144 under the Securities Act, the Registrar shall permit the transferee thereof to exchange such Transfer Restricted Security for a Certificated Security that does not bear the legend set forth above and rescind any restriction on the transfer of such Transfer Restricted Security, if the transferor thereof certifies in writing to the Registrar that, and if the Company or the Trustee so request, delivers an opinion of counsel to the effect that, such sale or transfer was made in reliance on Rule 144 (such certification to be in the form set forth on the reverse of the Security).

(iv)             Each Security certificate evidencing the Restricted Global Securities (and all Securities issued in exchange therefor or in substitution thereof), unless not required in the Company’s reasonable determination, shall bear a legend in substantially the following form (the “OID Legend”).

THE FOLLOWING INFORMATION IS SUPPLIED SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES. THIS NOTE WAS ISSUED WITH ORIGINAL ISSUE DISCOUNT (“OID”) WITHIN THE MEANING OF SECTION 1273 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), AND THIS LEGEND IS REQUIRED BY SECTION 1275(c) OF THE CODE. HOLDERS MAY OBTAIN INFORMATION REGARDING THE AMOUNT OF OID, THE ISSUE PRICE, THE ISSUE DATE AND THE YIELD TO MATURITY RELATING TO THE NOTES BY CONTACTING THE ISSUER AT 6100 NORTH WESTERN AVENUE, OKLAHOMA CITY, OKLAHOMA 73118, ATTENTION: INVESTOR RELATIONS.

(e)               Restrictions on Transfer of Temporary Regulation S Global Securities. During the Restricted Period, beneficial ownership interests in Temporary Regulation S Global Securities may only be sold, pledged or transferred in accordance with the applicable procedures of the Depositary and only (i) to the Company, (ii) in an offshore transaction in accordance with Regulation S (other than a transaction resulting in an exchange for an interest in a Permanent Regulation S Global Security) or (iii) pursuant to an effective registration statement under the Securities Act, in each case, in accordance with any applicable securities laws of any state of the United States.

(f)                Cancellation or Adjustment of Global Security. At such time as all beneficial interests in a Global Security have either been exchanged for Certificated Securities, redeemed, purchased or canceled, such Global Security shall be returned to the Company for cancellation or retained and canceled by the Trustee. At any time prior to such cancellation, if any beneficial interest in a Global Security is exchanged for Certificated Securities, redeemed, purchased or canceled, the principal amount of Securities represented by such Global Security shall be reduced and an adjustment shall be made on the books and records of the Trustee (if it is then the custodian for such Global Security) with respect to such Global Security, by the Trustee or the custodian, to reflect such reduction.

(g)               No Obligation of the Trustee. The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Depositary participants, members or beneficial owners in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

2.4       Certificated Securities.

(a)               A Global Security deposited with the Depositary or with the Trustee as custodian for the Depositary pursuant to Section 2.1 shall be transferred to the beneficial owners thereof in the form of Certificated Securities in an aggregate principal amount equal to the principal amount of such Global Security, in exchange for such Global Security, only in the circumstances described in Section 2.13(c) of this Indenture and only if such transfer complies with Section 2.3 hereof.

(b)               Any Global Security that is transferable to the beneficial owners thereof pursuant to this Section 2.4 shall be surrendered by the Depositary or the custodian to the Trustee located at its Corporate Trust Office to be so transferred, in whole or from time to time in part, without charge, and the Trustee shall authenticate and deliver, upon such transfer of each portion of such Global Security, an equal aggregate principal amount of Certificated Securities of authorized denominations. Any portion of a Global Security transferred pursuant to this Section 2.4 shall be executed, authenticated and delivered only in denominations equal to $2,000 or an integral multiple of $1,000 in excess thereof, and registered in such names as the Depositary shall direct. Any Certificated Security delivered in exchange for an interest in a Global Security shall, except as otherwise provided by Section 2.3, bear the Restricted Securities legend, Certificated Securities legend and, if applicable, the OID Legend set forth in Exhibit 1 hereto.

(c)               In no event shall beneficial interests in the Temporary Regulation S Global Security be transferred or exchanged for Certificated Securities prior to (x) the expiration of the Restricted Period and (y) the receipt by the Registrar of any certificates required pursuant to Rule 903(b)(3)(ii)(B) of Regulation S under the Securities Act.

EXHIBIT 1 TO RULE 144A/REGULATION S APPENDIX

FORM OF SECURITY

[FACE OF SECURITY]

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC) ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.]1

[Restricted Securities Legend]

THIS SECURITY HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE U.S. SECURITIES ACT. THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF (1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE U.S. SECURITIES ACT (“RULE 144A”)) OR (B) IT IS NOT A “U.S. PERSON” AND IS ACQUIRING THIS SECURITY IN AN “OFFSHORE TRANSACTION” AS DEFINED IN REGULATION S UNDER THE U.S. SECURITIES ACT, (2) AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR FOR WHICH IT HAS EXCHANGED SECURITIES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS [IN THE CASE OF SECURITIES INITIALLY ISSUED TO QIBS: ONE YEAR (OR SUCH SHORTER PERIOD AS IS PRESCRIBED BY RULE 144 UNDER THE SECURITIES ACT AS THEN IN EFFECT OR ANY SUCCESSOR RULE WITHOUT ANY VOLUME OR MANNER OF SALE RESTRICTIONS OR COMPLIANCE BY THE COMPANY WITH ANY CURRENT PUBLIC INFORMATION REQUIREMENTS THEREUNDER) AFTER THE LATER OF THE ISSUE DATE AND THE LAST DATE ON WHICH THE COMPANY OR ANY OF ITS AFFILIATES WERE THE OWNER OF SUCH SECURITY (OR ANY PREDECESSOR THERETO)] [IN THE CASE OF REGULATION S SECURITIES: 40 DAYS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE DATE ON WHICH THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY) WAS FIRST OFFERED TO PERSONS OTHER THAN “DISTRIBUTORS” (AS DEFINED IN RULE 902 OF REGULATION S) IN RELIANCE ON REGULATION S] ONLY (A) TO THE COMPANY, THE SUBSIDIARY GUARANTORS OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE U.S. SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO PERSONS WHO ARE NOT U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES IN COMPLIANCE WITH REGULATION S UNDER THE U.S. SECURITIES ACT, OR (E) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE U.S. SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO ANY REQUIREMENT OR LAW THAT THE DISPOSITION OF ITS PROPERTY OR THE PROPERTY OF SUCH INVESTOR ACCOUNT OR ACCOUNTS BE AT ALL TIMES WITHIN ITS OR THEIR CONTROL AND IN COMPLIANCE WITH ANY APPLICABLE STATE SECURITIES LAWS AND ANY APPLICABLE LOCAL LAWS AND REGULATIONS AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND; PROVIDED, THAT THE COMPANY, THE TRUSTEE AND THE TRANSFER AGENT SHALL HAVE THE RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER (I) PURSUANT TO CLAUSE (D) PRIOR TO THE RESALE RESTRICTION TERMINATION DATE OR PURSUANT TO CLAUSE (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM AND (II) IN EACH OF THE FOREGOING CASES, TO REQUIRE THAT A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE REVERSE OF THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE.

1 To be included in a Global Security

THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF WILL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT EITHER (1) NO PORTION OF THE ASSETS USED BY SUCH HOLDER TO ACQUIRE OR HOLD THIS SECURITY CONSTITUTES THE ASSETS OF AN EMPLOYEE BENEFIT PLAN THAT IS SUBJECT TO TITLE I OF THE U.S. EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OR A PLAN, INDIVIDUAL RETIREMENT ACCOUNT OR OTHER ARRANGEMENT THAT IS SUBJECT TO SECTION 4975 OF THE U.S. INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”) OR PROVISIONS UNDER ANY OTHER FEDERAL, STATE, LOCAL, NON-U.S. OR OTHER LAWS OR REGULATIONS THAT ARE SIMILAR TO SUCH PROVISIONS OF ERISA OR THE CODE (“SIMILAR LAWS”), OR OF AN ENTITY WHOSE UNDERLYING ASSETS ARE CONSIDERED TO INCLUDE “PLAN ASSETS” OF ANY SUCH PLAN, ACCOUNT OR ARRANGEMENT, (2) THE ACQUISITION AND HOLDING OF THIS SECURITY WILL NOT CONSTITUTE A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR A SIMILAR VIOLATION UNDER ANY APPLICABLE SIMILAR LAWS OR (3) NO ADVICE PROVIDED BY US OR ANY OF OUR AFFILIATES HAS FORMED A PRIMARY BASIS FOR MAKING ANY INVESTMENT OR OTHER DECISION FOR OR ON BEHALF OF SUCH PLAN IN CONNECTION WITH THE SECURITIES OR THE EXERCISE OF ANY RIGHTS WITH RESPECT TO THE SECURITIES.

[Temporary Regulation S Legend]

THE RIGHTS ATTACHING TO THIS TEMPORARY REGULATION S GLOBAL SECURITY, AND THE CONDITIONS AND PROCEDURES GOVERNING (I) THE EXCHANGE OF BENEFICIAL INTERESTS IN THIS TEMPORARY REGULATION S GLOBAL SECURITY FOR INTERESTS IN THE PERMANENT REGULATION S GLOBAL SECURITY OR RULE 144A GLOBAL SECURITY AND (II) THE TRANSFER OF INTERESTS IN THIS TEMPORARY REGULATION S GLOBAL SECURITY, ARE AS SPECIFIED IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

[OID Legend]

THE FOLLOWING INFORMATION IS SUPPLIED SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES. THIS NOTE WAS ISSUED WITH ORIGINAL ISSUE DISCOUNT (“OID”) WITHIN THE MEANING OF SECTION 1273 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), AND THIS LEGEND IS REQUIRED BY SECTION 1275(c) OF THE CODE. HOLDERS MAY OBTAIN INFORMATION REGARDING THE AMOUNT OF OID, THE ISSUE PRICE, THE ISSUE DATE AND THE YIELD TO MATURITY RELATING TO THE NOTES BY CONTACTING THE ISSUER AT 6100 NORTH WESTERN AVENUE, OKLAHOMA CITY, OKLAHOMA 73118, ATTENTION: INVESTOR RELATIONS.

Certificate No.	[CUSIP NO. [QIB: [●] / REG S: [●]]]
$	[ISIN NO. [QIB: [●] / REG S: [●]]]

11.5% Senior Secured Second Lien Notes due 2025

Chesapeake Energy Corporation, an Oklahoma corporation, promises to pay to ______________, or registered assigns, the principal sum of __________________________________ Dollars [(as may be increased or decreased as set forth on the Schedule of Increases or Decreases in Global Security attached hereto)]2 on January 1, 2025.

Interest Payment Dates: January 1 and July 1

Record Dates: December 15 and June 15

Additional provisions of this Security are set forth on the other side of this Security.

CHESAPEAKE ENERGY CORPORATION

By:
Name:
Title:

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF

AUTHENTICATION

This is one of the Securities referred to in the within-mentioned Indenture.

DEUTSCHE BANK TRUST COMPANY AMERICAS
As Trustee

Date:	_____________	By:
Authorized Signatory

2 To be included in a Global Security.

[REVERSE SIDE OF SECURITY]

11.5% Senior Secured Second Lien Notes due 2025

1.       Interest

Chesapeake Energy Corporation, an Oklahoma corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the “Company”), promises to pay interest on the principal amount of this Security at the fixed rate per annum shown above. The Company shall pay interest semiannually on January 1 and July 1 of each year. The first interest payment date shall be July 1, 2020. Interest on the Security shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from December 19, 2019. Interest shall be computed on the basis of a 360-day year consisting of twelve 30-day months.

2.       Method of Payment

The Company shall pay interest on the Securities (except defaulted interest) to the Persons who are registered holders of Securities at the close of business on the June 15 or December 15 next preceding the interest payment date even if Securities are canceled after the record date and on or before the interest payment date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company shall pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. Payments in respect of the Securities represented by a Global Security (including principal, premium and interest) shall be made by wire transfer of immediately available funds to the accounts specified by the Depositary. The Company shall make all payments in respect of a certificated Security (including principal, premium and interest), at the Company’s option, at the corporate trust office of the Trustee or by mailing a check to the registered address of each Holder thereof; provided, however, that payments on a certificated Security shall be made by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

If any scheduled payment date falls on a day that is not a Business Day, the applicable payment to be made on such payment date will be made on the next Business Day with the same force and effect as if made on the relevant payment date. No interest will accrue on such payment for the period from and after the applicable payment date.

3.       Indenture

The Company issued the Securities under an Indenture dated as of December 19, 2019, among the Company, the Subsidiary Guarantors, the Trustee and the Collateral Trustee (“Indenture”). The terms of the Securities include those stated in the Indenture. Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all such terms, and Holders are referred to the Indenture for a statement of those terms. The Securities are entitled to the benefits of the Security Documents, subject to the terms of the Intercreditor Agreement, all as more fully set forth in the Indenture.

The Company shall be entitled to issue Additional Securities pursuant to Section 2.03 of the Indenture. The Securities issued on the Issue Date and any Additional Securities shall be treated as a single series for all purposes under the Indenture.

4.       Make-Whole Redemption

Except as set forth below in this paragraph 4 or paragraph 5, or in the Indenture, the Company shall not be entitled to optionally redeem the Securities prior to January 1, 2022.

At any time prior to January 1, 2022, the Company shall be entitled at its option to redeem the Securities, in whole or in part, at a redemption price equal to 100% of the principal amount of the Securities to be redeemed plus the Make-Whole Premium as of, and accrued and unpaid interest, if any, to the redemption date (subject to the right of Holders on the relevant record date to receive interest due on the relevant interest payment date). Any redemption pursuant to this paragraph 4 shall be made, to the extent applicable, pursuant to the provisions of Sections 3.01 through 3.07 of the Indenture.

The Trustee shall have no responsibility or obligation whatsoever to calculate the Adjusted Treasury Rate or the Make-Whole Premium in connection with any redemption hereunder. Such responsibility shall be solely that of the Company.

For the purposes of this paragraph 4, the following terms shall have the meaning indicated:

“Adjusted Treasury Rate” means, with respect to any redemption date, the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published Federal Reserve Statistical Release H.15 (519) or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System (or, if such release (or any successor release) is not published, any publicly available source of similar market data) and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after January 1, 2022, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined and the Adjusted Treasury Rate shall be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month), calculated on the third Business Day immediately preceding the redemption date, plus 50 basis points.

“Comparable Treasury Issue” means the United States Treasury security selected by the Company as having a maturity comparable to the remaining term of the Securities from the redemption date to January 1, 2022 that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of a maturity most nearly equal to January 1, 2022.

“Make-Whole Premium” means with respect to a Security at any applicable redemption date, the excess of (i) the present value at such redemption date of (A) the redemption price of such Security on January 1, 2022 (such redemption price being described in paragraph 5 below) exclusive of any accrued interest plus (B) all required remaining scheduled interest payments due on such Security through January 1, 2022 (but excluding accrued and unpaid interest to the redemption date), computed using a discount rate equal to the Adjusted Treasury Rate, over (ii) the principal amount of such Security on such redemption date.

5.       Optional Redemption

(a)       At any time on or after January 1, 2022, the Company may redeem the Securities, in whole or in part, at its option, at the following redemption prices (expressed as percentages of the principal amount thereof), plus accrued and unpaid interest, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the 12-month period (or, in the case of the period commencing January 1, 2022, such 12-month period and thereafter) commencing on January 1 of the years set forth below:

Year	Percentage
2022	105.750%
2023	102.875%
2024 and thereafter	100.000%

(b)       At any time prior to January 1, 2022, the Company may on any one or more occasions redeem up to 35% of the aggregate principal amount of Securities issued under the Indenture at a redemption price equal to 111.500% of the principal amount of the Securities redeemed, plus accrued and unpaid interest, if any, to the date of redemption (subject to the right of Holders on the relevant record date to receive interest due on the relevant interest payment date), with an amount of cash not greater than the net cash proceeds of one or more Equity Offerings by the Company; provided that, with respect to each such redemption, (i) at least 65% of the aggregate principal amount of Securities issued under the Indenture (excluding any Securities held by the Company and its Subsidiaries) remains outstanding immediately after the occurrence of such redemption and (ii) such redemption occurs within 180 days of the date of the closing of such Equity Offering.

(c)       Any redemption pursuant to this paragraph 5 shall be made, to the extent applicable, pursuant to the provisions of Sections 3.01 through 3.07 of the Indenture.

6.       Applicable High Yield Discount Obligations

If this Security would otherwise constitute “applicable high yield discount obligations” (“AHYDOs”) within the meaning of Section 163(i)(1) of the Code, at the end of all accrual periods ending after December 19, 2024 (each, an “AHYDO Payment Date”), but not including the final accrual period, the Company will make pro-rata cash payments to all Holders of this Security then outstanding in an amount equal to the Mandatory Principal Payment Amount (each such payment, a “Mandatory Principal Payment”). The “Mandatory Principal Payment Amount” means the portion of this Security’s principal required to be paid as of each AHYDO Payment Date to prevent this Security from being treated as an AHYDO within the meaning of Section 163(i)(1) of the Code. No partial payments, redemptions or repurchases of this Security prior to an AHYDO Payment Date pursuant to any other provision of the Indenture or this Security will alter the Company’s obligation to make the Mandatory Principal Payment with respect to the amount of this Security that remain outstanding on an AHYDO Payment Date. Solely for U.S. federal income tax purposes, any Mandatory Principal Payment shall be treated as a payment of accrued OID that constitutes interest for purposes of Section 163(i)(2) of the Code.

Any Mandatory Principal Payment paid with respect to Global Securities will be processed as a “partial redemption” through the Depositary, in accordance with its rules and procedures as a “Pro Rata Pass-Through Distribution of Principal.”

7.       Notice of Redemption

At least 30 days but not more than 75 days before a redemption date, the Company shall mail a notice of redemption by first class mail (or otherwise give such notice in accordance with the Indenture) to each Holder of Securities to be redeemed at such Holder’s registered address, except that notice may be given more than 75 days before the applicable redemption date in connection with a defeasance of the Securities or a satisfaction and discharge with respect to the Securities in accordance with the Indenture. If less than all of the Securities are redeemed at any time, the Trustee shall select the Securities to be redeemed on a pro rata basis or by lot, in each case, in accordance with the procedures of the Depositary, or, if the Securities are listed on any securities exchange, by any other method that complies with the requirements of such exchange; provided, however, that no Securities with a principal amount of $2,000 or less shall be redeemed in part. Unless the Company defaults in payment of the applicable redemption price, interest on the Securities to be redeemed shall cease to accrue on the applicable redemption date, whether or not such Securities are presented for payment.

8.       Repurchase at Option of Holder

(a)       In the event of certain Sale/Leaseback Transactions, the Company may be required to make a Net Proceeds Offer to purchase on a pro rata basis all or any portion of each Holder’s Securities and any other Senior Indebtedness in respect of which such an offer to purchase is also required to be made, at 100% of the principal amount thereof, plus accrued and unpaid interest to the Net Proceeds Payment Date.

(b)       In the event of certain Collateral Sales, the Company may be required to make a Collateral Sale Offer to purchase on a pro rata basis all or a portion of each Holder’s Securities and any other Parity Lien Debt containing provisions similar to those set forth in the Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets, at 100% of the principal amount thereof, plus accrued and unpaid interest to, but excluding, the date of purchase.

(c)       In the event of a Change of Control, each Holder shall have the right to require the Company to repurchase all or a portion of such Holder’s Securities at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest to the date of purchase, as provided in, and subject to the terms of the Indenture.

9.       Restrictive Covenants

The Indenture imposes certain limitations on, among other things, the ability of the Company to merge or consolidate with, or transfer all or substantially all of its assets to, any other Person, make certain restricted payments, sell and lease back certain of its properties or assets, the ability of the Company or any Restricted Subsidiary to incur encumbrances securing funded debt against certain property and the ability of the Company or any Restricted Subsidiary to sell certain Collateral, all subject to certain exceptions and limitations described in the Indenture.

10.       Ranking and Guarantees

The Securities are general senior obligations of the Company, secured on a second lien basis by the Collateral pledged by the Company. The Company’s obligation to pay principal, premium, if any, and interest with respect to the Securities is unconditionally guaranteed on a senior basis, jointly and severally, by the Subsidiary Guarantors pursuant to Article Ten of the Indenture, secured on a second-priority basis by the Collateral pledged by the Subsidiary Guarantors. Certain limitations to the obligations of the Subsidiary Guarantors are set forth in further detail in the Indenture.

11.       Denominations; Transfer; Exchange

The Securities are in registered form without coupons in denominations of $2,000 principal amount and integral multiples of $1,000 in excess thereof. A Holder may transfer or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange of any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or any Securities for a period of 15 Business Days before the mailing of a notice of an offer to repurchase or redeem Securities or 15 Business Days before an interest payment date.

12.       Security Documents; Intercreditor Agreement

Each Holder, by accepting a Security, shall be deemed to have agreed to and accepted the terms and conditions of the Security Documents and the Intercreditor Agreement and the performance by the Trustee and the Collateral Trustee of their respective obligations and the exercise of their respective rights thereunder and in connection therewith.

13.       Persons Deemed Owners

The registered Holder of this Security may be treated as the owner of it for all purposes.

14.       Unclaimed Money

If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.

15.       Discharge and Defeasance

Subject to certain conditions, the Company at any time shall be entitled to terminate some or all of its obligations under the Securities and the Indenture and to the release of liens on the Collateral if the Company deposits with the Trustee money or U.S. Government Securities for the payment of principal of, and interest on, the outstanding Securities to redemption or maturity, as the case may be; provided that, upon any redemption that requires the payment of a make-whole or other premium, (x) the amount of cash, U.S. Government Securities, or a combination thereof, that must be deposited will be determined using an assumed applicable premium calculated as of the date of such deposit and (y) the Company will deposit any deficit in trust on or prior to the redemption date as necessary to pay the applicable premium as determined by such date.

16.       Amendment, Supplement, Waiver

The amendment, supplement and waiver provisions are set forth in the Indenture. Subject to certain exceptions, the Indenture, the Securities or the other Note Documents may be amended or supplemented with the consent (including, for the avoidance of doubt, consents obtained in connection with a tender offer or exchange offer for Securities or a solicitation of consents in respect of Securities) of the Holders of at least a majority of the outstanding principal amount of the Securities, and any past default or noncompliance with any provision may be waived with the consent of the Holders of a majority in principal amount of the Securities. Without the consent of any Holder, the Company may amend or supplement the Indenture, the Securities or the other Note Documents to, among other things, cure any ambiguity, defect or inconsistency or to make any change that does not adversely affect the rights of any Holder in any material respect.

17.       Successor Obligor

When a successor obligor assumes all the obligations of its predecessor under the Securities, the Indenture and the other Note Documents, the predecessor obligor shall be released from those obligations.

18.       Defaults and Remedies

The defaults, events of default and remedies provisions are set forth in the Indenture. An Event of Default generally is: (i) default by the Company or any Subsidiary Guarantor in payment of principal of, or premium, if any, on the Securities; (ii) default by the Company or any Subsidiary Guarantor for 30 days in payment of interest on the Securities; (iii) defaults resulting in acceleration prior to maturity of certain other Indebtedness or resulting from payment defaults under certain other Indebtedness; (iv) failure by the Company or any Subsidiary Guarantor for 60 days after notice to comply with any of its other agreements in the Indenture; (v) a failure of any Guarantee of a Subsidiary Guarantor to be in full force and effect or denial by any Subsidiary Guarantor of its obligations with respect thereto; (vi) certain events of bankruptcy, insolvency or reorganization; and (vii) except as permitted by the Note Documents, certain Note Documents or Parity Liens cease for any reason to be enforceable or, in certain cases, perfected, or denial by a Obligor of its obligations with respect thereto. Subject to certain limitations in the Indenture, if an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Securities may declare all the Securities to be due and payable immediately, except that in the case of an Event of Default arising from certain events of bankruptcy, insolvency or reorganization, all outstanding Securities shall become due and payable immediately without further action or notice. Holders may not enforce the Note Documents except as provided in the Indenture. The Trustee may require security or indemnity satisfactory to it before it enforces the Note Documents. Subject to certain limitations, Holders of a majority in principal amount of the Securities may direct the Trustee in its exercise of any trust or power. The Company must furnish an annual compliance certificate to the Trustee.

19.       Trustee Dealings with Company and Subsidiary Guarantors

Each of the Trustee and the Collateral Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with the Company, the Subsidiary Guarantors or their respective Subsidiaries or Affiliates with the same rights it would have if it were not Trustee or Collateral Trustee, as applicable.

20.       No Recourse Against Others

A director, officer, employee or stockholder, as such, of the Company, any Subsidiary Guarantor, the Trustee or the Collateral Trustee shall not have any liability for any obligations of the Company, any Subsidiary Guarantor, the Trustee or the Collateral Trustee or of any Affiliate of any of the foregoing entities under the Note Documents or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issue of this Security.

21.       Authentication

This Security shall not be valid until the Trustee or an authenticating agent signs the certificate of authentication on the other side of this Security.

22.       Abbreviations

Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with right of survivorship and not as tenants in common), CUST (=Custodian), and U/G/M/A (=Uniform Gifts to Minors Act).

23.       CUSIP Numbers

Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company shall cause CUSIP numbers and corresponding ISIN numbers to be printed on the Securities as a convenience to Holders of the Securities. No representation is made as to the accuracy of such numbers as printed on the Securities and reliance may be placed only on the other identification numbers printed hereon.

24.       Governing Law

THIS SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

The Company shall furnish to any Holder upon written request and without charge to the Holder a copy of the Indenture. Requests may be made to:

Chesapeake Energy Corporation

6100 North Western Avenue

Oklahoma City, OK 73118

Attention: Treasurer

ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Security to

(Print or type assignee’s name, address and zip code)

(Insert assignee’s soc. sec. or tax I.D. No.)

and irrevocably appoint agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Date:	Your signature:

Sign exactly as your name appears on the other side of this Security.

Signature Guarantee:

(Signature must be guaranteed)

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

[Include the following only if the Restricted Securities Legend is included hereon]

In connection with any transfer of any of the Securities evidenced by this certificate occurring prior to one year (or such shorter period as is prescribed by Rule 144 under the Securities Act as then in effect or any successor rule without any volume or manner of sale restrictions or compliance by the Company with any current public information requirements thereunder) after the later of the date of original issuance of such Securities and the last date, if any, on which such Securities were owned by the Company or any Affiliate of the Company (or, in the case of Regulation S Securities, prior to the expiration of the Restricted Period), the undersigned confirms that such Securities are being transferred in accordance with their terms:

CHECK ONE BOX BELOW

(1)	☐	to the Company, the Subsidiary Guarantors or any Subsidiary thereof; or

(2)	☐	pursuant to a registration statement that has been declared effective under the Securities Act of 1933; or

(3)	☐	for so long as the Securities are eligible for resale pursuant to Rule 144A, to a person who the undersigned reasonably believes is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act of 1933) that is purchasing for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A under the Securities Act of 1933; or

(4)	☐	pursuant to offers and sales to non-U.S. persons that occur outside the United States within the meaning of Regulation S under the Securities Act in compliance with Rule 904 under the Securities Act of 1933; or

(5)	☐	pursuant to another exemption from registration under the Securities Act of 1933, (other than Regulation S under the Securities Act of 1933).

Unless one of the boxes is checked, the Trustee will refuse to register any of the Securities evidenced by this certificate in the name of any person other than the registered holder thereof; provided, however, that if box (4) or (5) is checked, the Company and the Trustee shall be entitled to require, prior to registering any such transfer of the Securities, such legal opinions, certifications and other information as each of the Company and the Trustee has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933.

Signature

TO BE COMPLETED BY PURCHASER IF (3) ABOVE IS CHECKED.

The undersigned represents and warrants that it is purchasing this Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company and any Subsidiary Guarantors as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:
Notice: To be executed by an executive officer

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY 3

The following increases or decreases in this Global Security have been made:

Date of Exchange	Amount of decrease in Principal amount of this Global Security	Amount of increase in Principal amount of this Global Security	Principal amount of this Global Security following such decrease or increase	Signature of authorized signatory of Trustee

3 To be included in a Global Security.

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Security purchased by the Company pursuant to Section 4.11, Section 4.12 or Section 4.13 of the Indenture, check the box:

☐	Section 4.11	☐	Section 4.12	☐	Section 4.13

If you want to elect to have only part of this Security purchased by the Company pursuant to Section 4.11, Section 4.12 or Section 4.13 of the Indenture, state the amount in principal amount:

$

Dated:	Your Signature:
(Sign exactly as your name appears on the other side of this Security.)

Signature Guarantee:

___________________________________

Signature must be guaranteed

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

[FORM OF CERTIFICATE TO BE DELIVERED

IN CONNECTION WITH TRANSFERS PURSUANT TO REGULATION S]

Chesapeake Energy Corporation

6100 North Western Avenue

Oklahoma City, Oklahoma 73118

Facsimile: (405) 849-6119

Attention: Treasurer

Deutsche Bank Trust Company Americas

Trust and Agency Services

60 Wall Street, 24th Floor

Mail Stop: NYC60-2407

New York, New York 10005

Facsimile: (732) 578-4635

Attention: Corporates Team – Chesapeake Energy Corp. SF0873

Re: Chesapeake Energy Corporation (the “Issuer”) 11.5% Senior Secured Second Lien Notes due 2025 (the “Notes”)

Ladies and Gentlemen:

In connection with our proposed sale of $______________ aggregate principal amount of the Notes (CUSIP No._______________), we confirm that such sale has been effected pursuant to and in accordance with Regulation S (“Regulation S”) under the U.S. Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, we represent that:

(1)       the offer of the Notes was not made to a person in the United States;

(2)       either (a) at the time the buy order was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States or (b) the transaction was executed in, on or through the facilities of a designated off-shore securities market and neither we nor any person acting on our behalf knows that the transaction has been pre-arranged with a buyer in the United States;

(3)       no directed selling efforts have been made in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable; and

(4)       the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act.

In addition, if the sale is made during a restricted period and the provisions of Rule 903(b) or Rule 904(b) of Regulation S are applicable thereto, we confirm that such sale has been made in accordance with the applicable provisions of Rule 903(b) or Rule 904(b), as the case may be.

The Issuer and you are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

Very truly yours,

[Name of Transferor]

By:
Authorized Signature